Exhibit 4.105
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of
July 28, 2022 (this “Amendment”), is entered into by and among Credit Acceptance Funding LLC 2021-1, a Delaware limited liability company (the “Borrower”), Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer” or the “Custodian”), and Fifth Third Bank, National Association, as the lender (the “Lender”), as the deal agent (the “Deal Agent”) and as the collateral agent (the “Collateral Agent”).

Reference is hereby made to the Loan and Security Agreement, dated as of January 29, 2021 (as amended by the First Amendment thereto, dated as of March 22, 2021, the “Agreement”), among the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and Systems & Services Technologies, Inc., a Delaware corporation, as the backup servicer (the “Backup Servicer”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.
W I T N E S S E T H :

WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent, the Collateral Agent and the Backup Servicer have previously entered into and are currently party to the Agreement; and
WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent and the Collateral Agent wish to amend the Agreement pursuant to Section 14.1 thereof in certain respects as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1. Amendments. Subject to the conditions to effectiveness set forth in Section 2 below, the Agreement is hereby amended by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth on the pages of the Agreement attached as Exhibit A hereto.

SECTION 2. Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the conditions precedent that the Deal Agent shall have received executed counterparts of this Amendment from each party hereto.

SECTION 3. Representations of the Borrower and Credit Acceptance. Each of the Borrower and Credit Acceptance hereby represents and warrants to the other parties hereto that as of the date hereof each of the representations and warranties contained in Article IV of the Agreement and in any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then that they are true and correct as of such earlier date) and that no Termination Event has occurred and is continuing as of the date hereof and after giving effect to this Amendment.

Exhibit 4.105
SECTION 4. Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement shall remain in full force and effect. Reference to this specific Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which so executed shall be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 7. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[SIGNATURE PAGES TO FOLLOW]

Exhibit 4.105

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CREDIT ACCEPTANCE FUNDING LLC 2021-1

By: /s/ Douglas W. Busk     Name: Douglas W. Busk
Title:    Chief Treasury Officer

CREDIT ACCEPTANCE CORPORATION

By: /s/ Douglas W. Busk     Name: Douglas W. Busk
Title:    Chief Treasury Officer

FIFTH THIRD BANK, NATIONAL
ASSOCIATION, as Lender, Deal Agent and Collateral Agent

By: /s/ Dylan James     Name: Dylan James
Title:    Officer

Exhibit 4.105

Exhibit A [see attached]

Exhibit 4.105
Conformed Loan and Security Agreement through First Amendment, dated as of March 22, 2021 Second Amendment, dated as of July 28, 2022

U.S. $100,000,000

LOAN AND SECURITY AGREEMENT

Dated as of January 29, 2021 Among
CREDIT ACCEPTANCE FUNDING LLC 2021-1
as the Borrower

CREDIT ACCEPTANCE CORPORATION
as the Originator, Servicer and Custodian

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Lender, and the other Lenders from time to time party hereto

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as the Deal Agent

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as the Collateral Agent and
SYSTEMS & SERVICES TECHNOLOGIES, INC.
as the Backup Servicer

Exhibit 4.105

Page

ARTICLE I DEFINITIONS    1
Section 1.1    Certain Defined Terms    1
Section 1.2    Other Terms    ~~29~~32
Section 1.3    Computation of Time Periods    ~~29~~32
Section 1.4    Interpretation    ~~29~~32
ARTICLE II THE LOAN FACILITY    ~~29~~33
Section 2.1    Funding of the Initial Loan Amount    ~~29~~33
Section 2.2    Grant of Security Interest; Acceptance by Collateral Agent    ~~30~~33
Section 2.3    [Reserved]    ~~32~~35
Section 2.4    Determination of Benchmark; Determination of Yield; Maximum
Interest and Yield    ~~32~~35
Section 2.5    [Reserved]    ~~32~~35
Section 2.6    [Reserved]    ~~32~~35
Section 2.7    Settlement Procedures    ~~32~~36
Section 2.8    [Reserved]    ~~34~~37
Section 2.9    Collections and Allocations    ~~34~~37
Section 2.10    Payments, Computations, Etc.    ~~35~~38
Section 2.11    [Reserved]    ~~35~~38
Section 2.12    Interest; Yield; Fees    ~~35~~39
Section 2.13    Increased Costs; Capital Adequacy~~; Illegality    36~~39
Section 2.14    Taxes    ~~37~~40
Section 2.15    Assignment of the Contribution Agreement and Hedging Agreement    ~~39~~43
Section 2.16    Optional Purchase    ~~40~~43
Section 2.17    ~~LIBOR~~ Benchmark Replacement Setting    43
Section 2.18    Inability to Determine Rates    ~~40~~44
ARTICLE III CONDITIONS TO THE CLOSING    ~~42~~45
Section 3.1    Conditions to Effectiveness of this Loan and Security Agreement    ~~42~~45
Section 3.2    Conditions Precedent to the Pledge of Additional Loans    ~~43~~45
ARTICLE IV REPRESENTATIONS AND WARRANTIES    ~~44~~47

Exhibit 4.105
Section 4.1    Representations and Warranties of the Borrower    ~~44~~47

Exhibit 4.105

(continued)

Page

Section 4.2    Representations and Warranties of the Borrower Relating to the
Loans and the Related Contracts    ~~50~~52
Section 4.3    Representations and Warranties of the Servicer    ~~51~~54
Section 4.4    Representations and Warranties of the Backup Servicer    ~~52~~55
Section 4.5    Breach of Representations and Warranties    ~~53~~56
ARTICLE V GENERAL COVENANTS    ~~55~~58
Section 5.1    Affirmative Covenants of the Borrower    ~~55~~58
Section 5.2    Negative Covenants of the Borrower    ~~60~~63
Section 5.3    Covenant of the Borrower Relating to the Hedging Agreement    ~~65~~68
Section 5.4    Affirmative Covenants of the Servicer    ~~65~~68
Section 5.5    Negative Covenants of the Servicer    ~~67~~70
Section 5.6    Negative Covenants of the Backup Servicer    ~~69~~72
ARTICLE VI ADMINISTRATION AND SERVICING OF CONTRACTS    ~~69~~72
Section 6.1    Servicing    ~~69~~72
Section 6.2    Duties of the Servicer and Custodian    ~~70~~73
Section 6.3    Rights After Designation of Successor Servicer    ~~73~~76
Section 6.4    Responsibilities of the Borrower    ~~73~~76
Section 6.5    Reports    ~~74~~77
Section 6.6    Additional Representations and Warranties of Credit Acceptance as Servicer    ~~75~~78
Section 6.7    Establishment of the Accounts    ~~75~~78
Section 6.8    Payment of Certain Expenses by Servicer    ~~76~~79
Section 6.9    Annual Independent Public Accountant's Servicing Reports    ~~77~~80
Section 6.10    The Servicer Not to Resign    ~~77~~80
Section 6.11    Servicer Termination Events    ~~77~~80
Section 6.12    Appointment of Successor Servicer    ~~79~~82
Section 6.13    [Reserved]    ~~80~~83
Section 6.14    Segregated Payment Account    ~~80~~83
Section 6.15    Dealer Collections Repurchase; Replacement of Dealer Loan with
Related Purchased Loans    ~~81~~83
ARTICLE VII BACKUP SERVICER    ~~81~~84

Exhibit 4.105
Section 7.1    Designation of the Backup Servicer    ~~81~~84

Exhibit 4.105

(continued)

Page

Section 7.2    Duties of the Backup Servicer    ~~81~~84
Section 7.3    Backup Servicing Compensation    ~~81~~84
ARTICLE VIII [Reserved]    ~~82~~85
ARTICLE IX SECURITY INTEREST    ~~82~~85
Section 9.1    Security Agreement    ~~82~~85
Section 9.2    Release of Lien    ~~82~~85
Section 9.3    Further Assurances    ~~82~~85
Section 9.4    Remedies    ~~82~~85
Section 9.5    Waiver of Certain Laws    ~~83~~85
Section 9.6    Power of Attorney    ~~83~~86
ARTICLE X TERMINATION EVENTS    ~~83~~86
Section 10.1    Termination Events    ~~83~~86
Section 10.2    Remedies    ~~85~~88
ARTICLE XI INDEMNIFICATION    ~~85~~88
Section 11.1    Indemnities by the Borrower    ~~85~~88
Section 11.2    Indemnities by the Servicer    ~~87~~90
Section 11.3    After-Tax Basis    ~~88~~91
ARTICLE XII THE DEAL AGENT AND THE COLLATERAL AGENT    ~~88~~91
Section 12.1    Authorization and Action    ~~88~~91
Section 12.2    Delegation of Duties    ~~89~~92
Section 12.3    Exculpatory Provisions    ~~89~~92
Section 12.4    Reliance    ~~92~~95
Section 12.5    Non-Reliance on Deal Agent, Collateral Agent and Other Lenders    ~~93~~96
Section 12.6    Reimbursement and Indemnification    ~~93~~96
Section 12.7    Deal Agent and Collateral Agent in their Individual Capacities    ~~93~~96
Section 12.8    Successor Deal Agent or Collateral Agent    ~~94~~96
ARTICLE XIII ASSIGNMENTS; PARTICIPATIONS    ~~94~~97
Section 13.1    Assignments and Participations    ~~94~~97
ARTICLE XIV MISCELLANEOUS    ~~97~~100
Section 14.1    Amendments and Waivers    ~~97~~100

Exhibit 4.105
Section 14.2    Notices, Etc.    ~~98~~101

Exhibit 4.105

(continued)

Page

Section 14.3    Ratable Payments    ~~98~~101
Section 14.4    No Waiver; Remedies    ~~99~~101
Section 14.5    Binding Effect; Benefit of Agreement    ~~99~~102
Section 14.6    Term of this Agreement    ~~99~~102
Section 14.7    Governing Law; Consent to Jurisdiction; Waiver of Objection to
Venue    ~~99~~102
Section 14.8    Waiver of Jury Trial    ~~99~~102
Section 14.9    Costs, Expenses and Taxes    ~~100~~102
Section 14.10 No Proceedings    ~~100~~103
Section 14.11 Recourse Against Certain Parties    ~~100~~103
Section 14.12 Protection of Right, Title and Interest in Assets    ~~101~~104
Section 14.13 Confidentiality; Tax Treatment Disclosure    ~~102~~105
Section 14.14 Execution in Counterparts; Severability; Integration    ~~104~~106
Section 14.15 [Reserved]    ~~104~~107
Section 14.16 Patriot Act Compliance    ~~104~~107
EXHIBITS
EXHIBIT A    [Reserved]
EXHIBIT B    Form of Assignment and Acceptance EXHIBIT C    Form of Monthly Report
EXHIBIT D    [Reserved] EXHIBIT E    [Reserved]
EXHIBIT F    Form of Officer's Certificate as to Solvency EXHIBIT G    [Reserved]
EXHIBIT H    Form of Contribution Agreement EXHIBIT I    Form of Note
EXHIBIT J    Form of Dealer Agreement EXHIBIT K    [Reserved]
EXHIBIT L    Forms of Contracts EXHIBIT M    [Reserved] EXHIBIT N    [Reserved]
EXHIBIT O    Form of Backup Servicing Agreement EXHIBIT P    Form of Purchase Agreement

Exhibit 4.105

(continued)

Page

SCHEDULES

SCHEDULE I    [Reserved]
SCHEDULE II    Credit Guidelines
SCHEDULE III    Tradenames, Fictitious Names and “Doing Business As” Names SCHEDULE IV    Location of Records and Contract Files
SCHEDULE V    List of Loans, Contracts, Dealer Agreements and Pools SCHEDULE VI    [Reserved]
SCHEDULE VII    Forecasted Collections
SCHEDULE VIII    Commitment Amount of Each Lender SCHEDULE IX    [Reserved]
SCHEDULE X    Condition Precedent Documents

v

Exhibit 4.105
THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made as of January 29, 2021 among:

(1)CREDIT ACCEPTANCE FUNDING LLC 2021-1, a Delaware limited liability company, (the “Borrower”);

(2)CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer” or the “Custodian”);

(3)FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender (“Fifth Third” or a “Lender” and together with the other lenders from time to time party hereto, the “Lenders”);

(4)FIFTH THIRD BANK, NATIONAL ASSOCIATION, as deal agent (the “Deal Agent”);

(5)FIFTH THIRD BANK, NATIONAL ASSOCIATION, a national banking association, as collateral agent (the “Collateral Agent”); and

(6)SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation (“SST”), as backup servicer (the “Backup Servicer”).

WHEREAS, the Borrower was formed for the purpose of taking assignments of, and holding, various assets, including loans to dealers and motor vehicle finance contracts, amounts received on or in respect of such finance contracts and proceeds of the foregoing;

WHEREAS, the Borrower has requested that the Lenders make loans to the Borrower on the Closing Date, the proceeds of which will be used to finance the purchase price of certain dealer loans and motor vehicle finance contracts as described herein; and

WHEREAS, the Lenders have agreed to make such loans to the Borrower upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

Section 1.1    Certain Defined Terms.

(a)Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

(b)As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

Exhibit 4.105
Account Control Agreement: Each agreement, in form and substance satisfactory to the Collateral Agent, among the Borrower, the Collateral Agent and Fifth Third Bank, National Association, that provides the Collateral Agent with control within the meaning of the UCC over the Collection Account and the Reserve Account.

Accrual Period: For any Payment Date, the period from and including the fifteenth (15th) calendar day of the prior calendar month—or, in the case of the first Payment Date, from and including the Closing Date—to but excluding the fifteenth (15th) calendar day of the current calendar month; provided, however, that any Accrual Period that commences before the Final Scheduled Payment Date that would otherwise end after the Final Scheduled Payment Date shall end on the Final Scheduled Payment Date.

Addition Date: (a) With respect to any Dealer Loan, the date on which such Dealer Loan is contributed or otherwise transferred by Credit Acceptance to the Borrower pursuant to the Contribution Agreement; and (b) with respect to any Purchased Loan, the date on which such Purchased Loan is contributed or otherwise transferred by Credit Acceptance to the Borrower pursuant to the Contribution Agreement.

Additional Amount: Defined in Section 2.14(a).

Additional Cut-Off Date: Each date on and after which Collections on an Additional Loan are to be transferred to the Collateral.

Additional Loans: All Loans that become part of the Collateral after the Closing Date.

Adjusted Collateral Amount: On any Payment Date during the Revolving Period, an amount equal to the sum of: (i) the Collateral Amount; and (ii) the amount on deposit in the Principal Collection Account.

~~Adjusted LIBOR Rate: For any Accrual Period, an interest rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period~~.

Affected Party: Each of the Lenders, any assignee or participant of any Lender, the Deal Agent, any successor to Fifth Third Bank, National Association as Deal Agent or any sub-agent of the Deal Agent.

Affiliate: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or under common control with such Person, or is a director or officer of such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 5% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Aggregate Outstanding Eligible Loan Balance: On any date of determination, the sum of the Outstanding Balances of all Eligible Loans on such day.

Exhibit 4.105

Aggregate Unpaids: At any time, an amount, equal to the sum of all accrued and unpaid Capital, Interest, Yield, Hedge Costs, fees, indemnities and all other amounts owed by the Borrower hereunder or under any other Transaction Document or by the Borrower or any other Person under any fee letter delivered in connection with the transactions contemplated by this Agreement (whether due or accrued) and any unpaid fees, expenses and indemnities due to the Collateral Agent and to the Backup Servicer hereunder, both before and after the Assumption Date.
Amendment No. 1 Effective Date: March 22, 2021.

Amortization Event: The occurrence of any of the following events: (i) on any Payment Date after giving effect to all purchases of Additional Loans (or the funding of any additional Dealer Loan Contracts allocated to an open pool of Dealer Loan Contracts securing a Dealer Loan) on such date, the amount on deposit in the Principal Collection Account is greater than 5.0% of the Adjusted Collateral Amount for two (2) or more Business Days; (ii) on any Payment Date after giving effect to all purchases of Additional Loans, the Adjusted Collateral Amount is less than the Minimum Collateral Amount and such deficiency continues for two (2) or more Business Days;
(iii)a Reserve Advance is made, except if on the date of such Reserve Advance, the Capital is zero;
(iv)cumulative Collections through the end of the related Collection Period, expressed as a percentage of the cumulative Forecasted Collections though the end of the related Collection Period, are less than 90.0% for any three (3) consecutive Collection Periods; (v) on any Payment Date, the Weighted Average Spread Rate is less than the Minimum Weighted Average Spread Rate; (vi) the Borrower fails to make a payment or deposit when required under this Agreement or within any applicable grace or cure period; or (vii) the Commitment Termination Date.

Amortization Period: With respect to each Lender, the period beginning on the earlier of:
(i) the occurrence of an Amortization Event and (ii) the occurrence or declaration of the Termination Date, and ending on the Collection Date.

Anti-Corruption Laws: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended;
(b)the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business.

Anti-Money Laundering Laws: The applicable laws or regulations in any jurisdiction in which the Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

Applicable Law: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve ystem), and applicable judgments, decrees, injunctions, writs, orders, or action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

Assignment and Acceptance: An assignment and acceptance entered into by a Lender and an assignee, and accepted by the Deal Agent, in substantially the form of Exhibit B hereto.

Exhibit 4.105

Assumption Date: Defined in the Backup Servicing Agreement.

Authoritative Electronic Copy: With respect to any Contract stored in an electronic medium, the single electronic “authoritative copy” (within the meaning of Section 9-105 of the UCC) of such Contract (i) that constitutes the single authoritative copy of the record or records comprising the related chattel paper which is unique, identifiable and, except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) that identifies Credit Acceptance as the sole assignee thereof, (iii) that is communicated to and maintained by Credit Acceptance, (iv) copies or revisions to which that add or change an identified assignee thereof can only be made with the participation of Credit Acceptance, (v) for which any copy thereof is readily identifiable as a copy that is not the authoritative copy and (vi) for which any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

Available Funds: With respect to any Payment Date: (i) all amounts deposited in the Collection Account and Principal Collection Account during the Collection Period (other than Dealer Collections and Repossession Expenses) that ended on the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and investment earnings thereon; (ii) all Reserve Advances (which shall be applied in accordance with Section 2.7(b) hereof); (iii) all amounts paid by the Borrower pursuant to Section 4.5 hereof with respect to the prior Collection Period in respect of Ineligible Loans; (iv) all amounts paid under any Dealer Agreement; and (v) any other funds on deposit in the Collection Account on such date (other than Dealer Collections and Repossession Expenses).

Available Tenor: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Accrual Period” pursuant to Section 2.17(c).

Backup Servicer: SST or any Person designated as a successor backup servicer following SST's removal or resignation as Backup Servicer pursuant to the terms of the Backup Servicing Agreement.

Backup Servicing Agreement: The Backup Servicing Agreement, dated as of January 29, 2021, among the Backup Servicer, the Servicer, the Deal Agent, the Collateral Agent and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Backup Servicing Fee: The fee payable by the Borrower to the Backup Servicer pursuant to the Backup Servicing Agreement and Section 7.3 hereof.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

Exhibit 4.105

Base Rate: On any date, a fluctuating interest rate per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 2.0%, and (c) the Benchmark, provided that if the Base Rate as determined above shall ever be less than the Floor, then the Base Rate shall be deemed to be the Floor.
Base Rate Capital: Capital that accrue interest at a rate based on the Base Rate. Benchmark: ~~The Adjusted LIBOR Rate except~~Initially, Term SOFR; provided that if a
Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that ~~(i) the Benchmark is required to be the Base Rate pursuant to Section 2.17(a) or (ii) a~~such Benchmark Replacement has ~~been selected in accordance with~~replaced such prior benchmark rate pursuant to Section 2.17 hereof.

Benchmark Capital: Capital which bears interest at the Benchmark, other than pursuant to clause (~~b~~c) of the definition of Base Rate.

Benchmark Determination Date: With respect to any Accrual Period, the date that is two Business Days before the first day of such Accrual Period.

Benchmark Replacement: means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Deal Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

Benchmark Replacement Adjustment: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Deal Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

Benchmark Replacement Date: The earliest to occur of the following events with respect to

Exhibit 4.105
the then-current Benchmark:

(A)in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(B)in the case of clause (C) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (C) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (A) or (B) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(A)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(B)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(C)a public statement or publication of information by the regulatory

Exhibit 4.105
supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

Benchmark Unavailability Period: The period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.17 hereof and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.17 hereof.

Beneficial Ownership Certification: A certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Benefit Plan: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

Borrower: Credit Acceptance Funding LLC 2021-1, a Delaware limited liability company.

Borrowing Group: (a) The Borrower, (b) the parent of the Borrower, (c) any affiliate or subsidiary of the Borrower, (d) the owner of any collateral securing any part of the credit or this Agreement and (e) any officer, director or agent acting on behalf of any of the parties referred to in items (a) through (c) with respect to the credit, this Agreement or any other Transaction Document.

Breakage Costs: Any amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by the Lender (as determined by the Lender in the Lender’s sole discretion) as a result of a prepayment by the Borrower of Capital or Interest or the failure of any Payment Date with respect to any loan or advance hereunder to occur on the maturity date of the applicable source of funds, the proceeds of which were used to fund or maintain such loan or advance (or portion thereof).

Business Day: Any day other than a Saturday or a Sunday on which ~~(a)~~ banks are not required or authorized to be closed in New York City, New York, Delaware, Cincinnati, Ohio, Detroit, Michigan, or if the Backup Servicer becomes the Servicer, Missouri~~, and (b) if the term “Business Day” is used in connection with the determination of the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market~~.

Capital: The amounts advanced to the Borrower by the Lenders pursuant to Section 2.1(a), reduced from time to time by Collections distributed on account of such Capital pursuant to
Section 2.7; provided, however, if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any

Exhibit 4.105
reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

Capped Servicing Fee: With respect to any Collection Period when the Backup Servicer has become the Servicer, the greater of (x) an amount equal to the product of (i) 10.00% and (ii) Collections received during such Collection Period (exclusive of amounts received under any Hedging Agreement) and (y) $5,000.

Carrying Costs: With respect to any Payment Date, the sum of amounts payable under Section 2.7(a)(iii)(A)–(C).

Certificate of Title: With regard to each Financed Vehicle (i) the original certificate of title relating thereto, or copies of correspondence and application made in accordance with applicable law to the appropriate state title registration agency, and all enclosures thereto, for issuance of its original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of Lien (whether in paper or electronic) in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence and application made in accordance with applicable law to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form.

Change-in-Control: Any of the following:

(a)the creation or imposition of any Lien on any limited liability company interests of the Borrower; or

(b)the failure by the Originator to own all of the issued and outstanding limited liability company interests of the Borrower.

Closed Pool: With respect to any Dealer Loan, a Pool as to which, pursuant to the terms of the related Dealer Agreement, no additional Dealer Loan Contracts may be allocated.

Closing Date: January 29, 2021.

Code: The Internal Revenue Code of 1986, as amended from time to time. Collateral: Defined in Section 2.2(a).
Collateral Agent: Fifth Third, and its successors and assigns in such capacity.

Collateral Amount: On any Payment Date, an amount equal to the Aggregate Outstanding Eligible Loan Balance less the aggregate of the Overconcentration Loan Amounts and the aggregate of the Loan Excess Advance Amounts, if any, after giving effect to all purchases of Loans on such date. Solely for purposes of calculating the “Collateral Amount,” the determination of whether a Loan is an “Eligible Loan” shall be made as if such Loan were sold on the date of such calculation; provided, however, that a Dealer Loan relating to a Dealer that, to the knowledge of the Servicer, has become insolvent after the sale of such Dealer Loan to the Borrower shall

Exhibit 4.105
continue to constitute an “Eligible Dealer Loan” (assuming that such Dealer Loan would otherwise be an “Eligible Dealer Loan” on such date of determination if the applicable Dealer had not become insolvent) for purposes of calculating the “Collateral Amount” so long as (i) the characterization of such Dealer Loan as an “Eligible Dealer Loan” would not cause the percentage of the aggregate Outstanding Balance of all Dealer Loans relating to Dealers who are insolvent to exceed 2.5% of the Aggregate Outstanding Eligible Loan Balance and (ii) no bankruptcy court has entered an order (whether or not final), which order has not been vacated or overturned, stating that a person other than the Borrower (or the Servicer on the Borrower's behalf) is entitled to receive any collections on that Dealer Loan or the Contracts relating thereto.

Collection Account: The account number xxxxxx1541 in the name of the Borrower at Fifth Third Bank, National Association, subject to an Account Control Agreement and established pursuant to Section 6.7(a).

Collection Date: The date on which the Aggregate Unpaids have been reduced to zero and indefeasibly paid in full.

Collection Guidelines: With respect to Credit Acceptance, the policies and procedures of the Servicer relating to the collection of amounts due on contracts for the sale of automobiles and/or light-duty trucks, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents or as required by Applicable Law, and with respect to the Backup Servicer, as Successor Servicer, the customary servicing policies and procedures set forth in the Backup Servicing Agreement.

Collection Period: Each calendar month, except in the case of the first Collection Period, the period beginning on the Cut-Off Date to and including the last day of the calendar month in which the Closing Date occurs.

Collections: All payments (including recoveries on Defaulted Contracts, credit-related insurance proceeds and proceeds of Related Security and so long as Credit Acceptance is the Servicer, excluding certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements) received by the Servicer, Credit Acceptance or the Borrower on or after the Cut-Off Date in respect of the Loans in the form of cash, checks, wire transfers or other form of payment in accordance with the Loans and the Dealer Agreements and all net amounts received under any Hedging Agreement.

Commitment: For each Lender, the commitment of such Lender to make a loan to the Borrower in an amount set forth opposite such Lender's name on Schedule VIII to this Agreement.

Commitment Termination Date: With respect to each Lender, the close of business on the February 2023 Payment Date.

Conforming Changes: With respect to either the use or administration of Term or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the

Exhibit 4.105
applicability and length of lookback periods, the applicability of Breakage Costs, and other technical, administrative or operational matters) that the Deal Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Deal Agent in a manner substantially consistent with market practice (or, if the Deal Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Deal Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Deal Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

Contract: Any Dealer Loan Contract or Purchased Loan Contract.

Contract Files: With respect to each Contract, the fully executed original counterpart of the Contract or, in the case of any Contract constituting electronic chattel paper, the Authoritative Electronic Copy of the Contract (in each case, for UCC purposes), the Certificate of Title with respect to the related financed vehicle or other evidence of lien, all original or electronic instruments modifying the terms and conditions of such Contract and the original or electronic endorsements or assignments of such Contract.

Contribution Agreement: The Sale and Contribution Agreement, dated as of January 29, 2021, substantially in the form of Exhibit H hereto, between Credit Acceptance and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Contractual Obligation: With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

Credit Acceptance: Credit Acceptance Corporation, a Michigan corporation, and its successors and permitted assigns.

Credit Acceptance Payment Account: The clearinghouse account number xxxxxx5068 maintained by Credit Acceptance at Comerica Bank, where payments received in respect of all loans and contracts are deposited or paid.

Credit Agreement: That certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014, with Comerica Bank, as administrative agent and collateral agent, Credit Acceptance, as borrower, and the banks signatory thereto, as amended from time to time.

Credit Guidelines: The policies of Credit Acceptance, relating to the extension of credit to automobile and light-duty truck dealers and consumers in respect of retail installment contracts for the sale of automobiles and/or light-duty trucks, including, without limitation, the policies for determining the creditworthiness of such dealers and consumers and, relating to this extension of credit to such dealers and consumers, the maintenance of installment sale contracts, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents or as required by Applicable Law, attached hereto as Schedule II.

Exhibit 4.105
Custodian: Credit Acceptance, or any person appointed as Custodian pursuant to Section 6.2(d).

Cut-Off Date: With respect to the Loans transferred to the Borrower on the Closing Date,
December 31, 2020, and with respect to the Loans transferred to the Borrower on each Addition Date, the related Additional Cut-Off Date

Date of Processing: With respect to any transaction relating to a Loan or a Contract, the date on which such transaction is first recorded on the Servicer's master servicing file (without regard to the effective date of such recordation).

Deal Agent: Defined in the preamble of the Agreement.

Dealer: Any new or used automobile and/or light-duty truck dealer who has entered into a Dealer Agreement or a Purchase Agreement with Credit Acceptance.

Dealer Agreement: Each agreement between Credit Acceptance and any Dealer, in substantially the form attached hereto as Exhibit J.

Dealer Collections: Defined in Section 2.9(d).

Dealer Collections Purchase: Defined in Section 6.15(a).

Dealer Collections Purchase Agreement: Defined in Section 6.15(a).

Dealer Collections Purchase Price: Defined in Section 6.15(b).

Dealer Concentration Limit: With respect to the Eligible Dealer Loans and with respect to any Dealer (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer), an amount equal to: (A) with respect to the Closing Date, 1.5% of the Aggregate Outstanding Eligible Loan Balance of Dealer Loans as of the initial Cut-Off Date; and (B) with respect to each Addition Date during the Revolving Period on which Dealer Loans are purchased by the Borrower, 1.5% of the Aggregate Outstanding Eligible Loan Balance of Dealer Loans as of such Addition Date, after giving effect to all Collections from the related Collection Period and the purchase of Dealer Loans on such Addition Date; provided however, that after giving effect to the foregoing, the sum of the aggregate of the Outstanding Balances of the Eligible Dealer Loans of the top twenty Dealers (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) shall not exceed 20.0% of the Aggregate Outstanding Eligible Loan Balance of all Dealer Loans on the initial Cut-Off Date or each Addition Date during the Revolving Period on which Dealer Loans are purchased by the Borrower, as the case may be.

Dealer Loan: A group of advances made by the Originator to a Dealer in respect of an identified group of Dealer Loan Contracts, all of which secure repayment thereof, plus revenue accrued with respect to such Dealer Loan in accordance with Credit Acceptance's adjusted accounting policies (as in effect as of January 1, 2020), plus the amount of monies paid to the Dealer under the related Dealer Agreement (including any portfolio profit express payment), less Collections on the related Contracts securing such Dealer Loan applied to the reduction of the balance of such Dealer Loan; provided, however, that the term “Dealer Loan” shall, for the

Exhibit 4.105
purposes of this Agreement, include only those Dealer Loans identified from time to time on Schedule V hereto, as amended or supplemented from time to time in accordance with the terms of this Agreement.

Dealer Loan Contract: Each retail installment sales contract, in substantially one of the forms attached hereto as Exhibit L, relating to the sale of an automobile or light-duty truck originated by a Dealer and in which Credit Acceptance shall have been granted a security interest and shall have acquired certain other rights under a related Dealer Agreement to secure the related dealer's obligation to repay one or more related Dealer Loans.

Defaulted Contract: A Contract shall be deemed a Defaulted Contract no later than the earlier of (x) the day it becomes 90 days delinquent, based on the date the last payment thereon was received by the Servicer and (y) the day on which an auction check is posted to the relevant account.
Determination Date: The fourth (4th) Business Day prior to the related Payment Date. Eligible Contract: Each Eligible Dealer Loan Contract and each Eligible Purchased Loan
Contract.

Eligible Dealer Agreement: Each Dealer Agreement:

(a)which was originated by the Originator in material compliance with all applicable requirements of law and which complies in all material respects with all applicable requirements of law;

(b)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower, Credit Acceptance or the Servicer in connection with the origination of such Dealer Agreement or the execution, delivery and performance by the Borrower, Credit Acceptance or the Servicer of such Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

(c)as to which at the time of the transfer of rights thereunder to the Collateral Agent and the Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;

(d)the Borrower's rights under which have been the subject of a valid grant by the Borrower of a first priority perfected security interest in such rights and in the proceeds thereof in favor of the Collateral Agent;

(e)which will at all times be the legal, valid and binding obligation of the Dealer party thereto (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such

Exhibit 4.105
enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f)which constitutes either a “general intangible” or “tangible chattel paper” under and as defined in Article 9 of the UCC;

(g)which, at the time of the pledge of the rights to payment thereunder to the Collateral Agent for the benefit of the Secured Parties, no right to payment thereunder has been waived or modified;

(h)which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

(i)as to which Credit Acceptance, the Servicer and the Borrower have satisfied in all material respects all obligations to be fulfilled at the time the rights to payment thereunder are pledged to the Collateral Agent for the benefit of the Secured Parties;

(j)as to which the related Dealer has not asserted that such agreement is void or unenforceable in any legal proceedings not being contested in good faith;

(k)as to which the related Dealer is not known to be bankrupt or insolvent, subject to the proviso related to the definition of “Collateral Amount” with respect to bankruptcy and insolvency of Dealers;

(l)as to which the related Dealer is not an Affiliate of or an executive of Credit Acceptance or an Affiliate of Credit Acceptance;

(m)as to which the related Dealer is located in the United States; and

(n)as to which none of Credit Acceptance, the Servicer or the Borrower has done anything, at the time of its pledge to the Collateral Agent for the benefit of the Secured Parties, to materially impair the rights of the Collateral Agent or the other Secured Parties therein.

Eligible Dealer Loan Contract: Each Dealer Loan Contract which at the time of its pledge by the applicable Dealer to the Originator, satisfied the requirements for “Qualifying Receivable” set forth in the related Dealer Agreement; provided, however, that an Eligible Dealer Loan Contract that has become subject to the payment of a Release Price pursuant to Section 4.5(a) hereof (regardless of whether such payment is actually paid) shall not constitute an “Eligible Contract.”

Eligible Dealer Loans: Each Dealer Loan, at the time of its transfer to the Borrower under the Contribution Agreement:

(a)which has arisen under a Dealer Agreement that, on the day the Dealer Loan was created, qualified as an Eligible Dealer Agreement;

Exhibit 4.105
(b)which was created in material compliance with all applicable requirements of law and pursuant to an Eligible Dealer Agreement which complies in all material respects with all applicable requirements of law;

(c)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower, in connection with the creation of such Dealer Loan or the execution, delivery and performance by the Borrower, of the related Eligible Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

(d)as to which at the time of the pledge of such Dealer Loan to the Collateral Agent for the benefit of the Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;

(e)as to which a valid first priority perfected security interest in such Dealer Loan, related security and in the Proceeds thereof has been granted by the Originator in favor of the Borrower and by the Borrower in favor of the Collateral Agent;

(f)which will at all times be the legal, valid and binding payment obligation of the Obligor thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g)which constitutes a “general intangible” under and as defined in Article 9 of the UCC as in effect in the relevant State;

(h)[reserved];

(i)which is denominated and payable in United States dollars;

(j)which, at the time of its pledge to the Collateral Agent for the benefit of the Secured Parties, has not been waived or modified;

(k)which is not subject to any right of rescission (subject to the rights of the related Dealer to repay the outstanding balance of the Dealer Loan and terminate the related Dealer Agreement), setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

(l)as to which Credit Acceptance, the Servicer and the Borrower have satisfied all material obligations to be fulfilled at the time it is pledged to the Collateral Agent for the benefit of the Secured Parties;

Exhibit 4.105
(m)as to which the related Dealer has not asserted that the related Dealer Agreement is void or unenforceable in any legal proceeding not being contested in good faith;

(n)as to which the related Dealer is not known to be bankrupt or insolvent, subject to the proviso related to the definition of “Collateral Amount” with respect to bankruptcy and insolvency of Dealers;

(o)as to which none of Credit Acceptance, the Servicer or the Borrower has done anything, at the time of its pledge to the Collateral Agent for the benefit of the Secured Parties, to impair the rights of the Collateral Agent or the other Secured Parties;

(p)the proceeds of which were used to finance the purchases of new or used automobiles and/or light-duty trucks and related products;

(q)if any Dealer Loan Contract securing such Dealer Loan is an electronic contract, such electronic contract constitutes “electronic chattel paper” and there is only a single “authoritative copy” (as such terms are used in Section 9-105 of the UCC) of such electronic contract and such “authoritative copy” constitutes an Authoritative Electronic Copy; and

(r)if any Dealer Loan Contract securing such Dealer Loan constitutes electronic chattel paper, Credit Acceptance shall have “control” of such electronic chattel paper within the meaning of Section 9-105 of the UCC.

Eligible Hedge Transaction: Each Hedge Transaction governed by an Eligible Hedging Agreement.

Eligible Hedging Agreement: Any of the following: (i) that certain ISDA Master Agreement and the Schedule thereto, each dated as of December 23, 2020, and entered into between the Borrower and Fifth Third, as amended, supplemented or otherwise modified and in effect on the date hereof and as may be further amended, supplemented or otherwise modified with the written consent of the Deal Agent, or (ii) any other Hedging Agreement approved by the Deal Agent in writing with respect to a Hedge Transaction.

Eligible Loans: The Eligible Dealer Loans and Eligible Purchased Loans.

Eligible Purchased Loan Contract: Each Purchased Loan Contract which at the time of its purchase from the applicable Dealer by the Originator, evidenced an Eligible Purchased Loan; provided, however, that an Eligible Purchased Loan Contract that has become subject to the payment of a Release Price pursuant to Section 4.5(a) hereof (regardless of whether such payment is actually paid) shall not constitute an “Eligible Contract.”

Eligible Purchased Loans: Each Purchased Loan, at the time of its transfer to the Borrower under the Contribution Agreement:

(a)which has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and is evidenced by

Exhibit 4.105
a fully and properly executed Purchased Loan Contract of which there is only one original executed copy (or, if such Purchased Loan Contract is an electronic contract, there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such electronic contract and such “authoritative copy” constitutes an Authoritative Electronic Copy);

(b)which creates a valid, subsisting, and enforceable first priority security interest for the benefit of the Originator in the Financed Vehicle, which security interest has been, in turn, assigned by the Originator to the Borrower, and by the Borrower to the Collateral Agent;

(c)which contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

(d)which provides for, in the event that such Purchased Loan is prepaid in full, a prepayment that fully pays the Outstanding Balance of such Purchased Loan (net of all rebates for the unused portion of any ancillary products and net of all unearned finance charges);

(e)which was created in material compliance with all applicable requirements of law;

(f)which will at all times be the legal, valid and binding payment obligation of the Obligor thereof, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g)which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

(h)with respect to which the Obligor thereon is not the United States, any State or any agency, department, or instrumentality of the United States or any State;

(i)with respect to which the Obligor thereon is a natural person;

(j)with respect to which, to the best of the Originator's knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to the applicable Financed Vehicle that are prior to, or equal with, the security interest in the Financed Vehicle granted by the related Purchased Loan Contract;

(k)with respect to which, to the best of the Originator's knowledge, there was no material misrepresentation by the Obligor thereon on such Obligor's credit application;

Exhibit 4.105
(l)which has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Purchased Loan under this Agreement or pursuant to the transfer of the related Purchased Loan Contract shall be unlawful, void or voidable;

(m)which (i) constitutes either “tangible chattel paper,” “electronic chattel paper” or a “payment intangible” each as defined in the UCC in the relevant State, (ii) if “tangible chattel paper,” shall be maintained in its original “tangible” form, unless the Deal Agent has consented in writing to such chattel paper being maintained in another form or medium, and (iii) if “electronic chattel paper,” there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) and such “authoritative copy” constitutes an Authoritative Electronic Copy;

(n)[reserved];

(o)which is payable in United States dollars and the Obligor thereon is an individual who is a United States resident;

(p)which satisfies in all material respects the requirements under the Credit Guidelines;

(q)with respect to which the collection practices used with respect thereto have complied in all material respects with the Collection Guidelines;

(r)with respect to which there are no proceedings pending, or to the best of the Originator's knowledge, threatened, wherein the Obligor thereon or any governmental agency has alleged that such Purchased Loan is illegal or unenforceable;

(s)with respect to which the Originator has duly fulfilled all material obligations to be fulfilled on the lender's part under or in connection with the origination, acquisition and assignment of such Purchased Loan, including, without limitation, giving any notices or consents necessary to effect the acquisition of such Purchased Loan by the Borrower, and has done nothing to materially impair the rights of the Borrower, or the Secured Parties in payments with respect thereto;

(t)which was purchased by the Originator from a Dealer pursuant to a Purchase Agreement or, in the case of any Purchased Loan Contract that previously secured a Dealer Loan, another agreement with the applicable Dealer;

(u)with respect to which the Dealer from whom the Originator purchased such Purchased Loan has not engaged in any conduct constituting fraud or material misrepresentation with respect to such Purchased Loan to the best of the Originator's knowledge;

(v)with respect to which, at the time such Purchased Loan was originated the proceeds thereof were fully disbursed and there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Purchased Loan have been paid;

Exhibit 4.105
(w)with respect to which, if applicable State law requires or permits the Servicer to hold the certificate of title in respect of a Financed Vehicle financed by a Purchased Loan Contract, the Servicer holds the certificate of title (or if an electronic certificate of title is issued in lieu of a paper certificate of title by the relevant governmental department or agency, Credit Acceptance is listed as lienholder on such electronic certificate of title) or the application for a certificate of title for the related Financed Vehicle as of the date on which the related Purchased Loan Contract is sold to the Borrower and will obtain within 180 days of such date a certificate of title (or ensure that an electronic certificate of title is issued in lieu of a paper certificate of title by the relevant governmental department or agency on which Credit Acceptance is listed as lienholder) with respect to such Financed Vehicle as to which the Servicer holds only such application;

(x)with respect to which the related Purchased Loan Contract has not been extended or rewritten and is not subject to any forbearance, or any other modified payment plan, in each case, other than in accordance with the Credit Guidelines or the Collection Guidelines or otherwise in accordance with Applicable Law; and

(y)if the related Purchased Loan Contract constitutes electronic chattel paper, with respect to which Credit Acceptance shall have “control” of such electronic chattel paper within the meaning of Section 9-105 of the UCC.

ERISA: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

ERISA Affiliate: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

~~Eurocurrency Liabilities: Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~

~~Eurodollar Reserve Percentage: Of any Reference Bank for any period, for Capital means the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Reference Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.~~

Excess Reserve Amount: With respect to any Payment Date, the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount.

Excluded Dealer Agreement Rights: With respect to any Dealer Agreement, the rights of Credit Acceptance thereunderrelated to loans made to the related Dealer which are not Dealer

Exhibit 4.105
Loans pledged by the Borrower to the Collateral Agent hereunder, including rights of set-off and rights of indemnification, related to such Dealer Loans.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by Fifth Third and confirmed in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by Fifth Third (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of Fifth Third, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Cincinnati, Ohio time.

Fifth Third: Defined in the preamble to this Agreement. Final Scheduled Payment Date: January 15, 2031.
Final Score: The final output from the Originator's proprietary credit scoring process.

Financed Vehicle: With respect to a Contract, any new or used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessories thereto, securing the related Obligor's indebtedness thereunder.

Floor: The rate per annum of interest equal to 0.00%.

Forecasted Collections: The expected amount of Collections to be received with respect to the Aggregate Outstanding Eligible Loan Balance each month as determined by Credit Acceptance in accordance with its forecasting model submitted to Fifth Third prior to the Closing Date and attached hereto as Schedule VII.

GAAP: Generally accepted accounting principles as in effect from time to time in the United States.

Governmental Authority: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

Hedge Costs: For any Hedging Agreement, any amount payable by the Borrower with respect thereto, including any swap payments, any breakage payments, any termination payments, any notional reduction payments and any other amounts due to the Hedge Counterparty.

Exhibit 4.105
Hedge Counterparty: (I) Any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either the Lender or an Affiliate of the Lender, or has been approved in writing by the Deal Agent (which approval shall be in the sole discretion of the Deal Agent), and (ii) unless otherwise agreed to by the Deal Agent, has a long-term unsecured debt rating of not less than “A” by S&P and not less than “A2” by Moody's (“Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody's (“Short-term Rating Requirement”), and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower's rights under the Hedging Agreement to the Deal Agent pursuant to Section 2.2(a) and (ii) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements of clause (a) and (b) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer, or (II) any entity that (a) on the date of entering into any Hedge Transaction (i) is a bank signatory to the Credit Agreement and (ii) unless otherwise agreed to by the Deal Agent, has a short- and long-term unsecured debt rating of not less than investment grade by S&P and by Moody's, and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower's rights under the Hedging Agreement to the Deal Agent pursuant to Section 2.2(a) (except in the case of an interest rate cap where such consent is not required) and (ii) agrees that in the event that it no longer has a short- and long-term unsecured debt rating of not less than investment grade by S&P and by Moody's, it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements of clauses (I)(a) and (I)(b) or clauses (II)(a) and (II)(b) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer (except in the case of an interest rate cap where such transfer is not required).

Hedge Transaction: Each interest rate swap, interest rate cap or other interest rate protection transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.3 hereof and is governed by a Hedging Agreement.

Hedging Agreement: Each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.3 hereof, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

Increased Costs: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.13.

Independent Director: Defined in Section 5.2(o)(xxvii).

Ineligible Contract: Each Contract other than an Eligible Contract.

Ineligible Loan: Each Loan other than an Eligible Loan.

Indemnified Amounts: Defined in Section 11.1(a).

Indemnified Parties: Defined in Section 11.1(a).

Exhibit 4.105
Initial Loan Amount: With respect to Fifth Third, $100,000,000.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Insolvency Laws: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

Insolvency Proceeding: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

Instrument: Any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

Intercreditor Agreement: The Amended and Restated Intercreditor Agreement, dated as of January 29, 2021, among the Borrower, Credit Acceptance, the Collateral Agent, the other signatories thereto and each other person who becomes a party thereto after the date thereof, as further amended, amended and restated, or otherwise modified from time to time in accordance with its terms.

Interest: With respect to each Lender and its portion of Capital, with respect to any Accrual Period, the sum of the products (for each day during such Accrual Period) of:

IR x C x 1
360

where: and

C    =    the outstanding principal amount of the Capital of such Lender;
IR    =    the Interest Rate for such Lender applicable on such day;
Interest Cap: With respect to the Lender and the Capital, with respect to any Accrual Period, the amount of Interest payable for such Accrual Period determined based on an Interest

Exhibit 4.105
Rate for each day during such Accrual Period equal to the ~~Adjusted LIBOR Rate~~Benchmark plus 0.10%.

Interest Cap Carryover: With respect to the Lender and any Accrual Period, an amount equal to the sum of (a) the positive excess if any of (i) Interest payable on such Payment Date to the Lender without giving effect to the Interest Cap, over (ii) the amount of Interest actually paid on such Payment Date to the Lender pursuant to Section 2.7(a)(iii), plus (b) any previously unpaid Interest Cap Carryover with respect to the Lender.

Interest Rate: For any Accrual Period and for the aggregate principal amount of the Capital allocated to such Accrual Period, a per annum rate corresponding to the Benchmark then in effect.

~~Investment: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of assets pursuant to the Contribution Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.~~

Investment Company Act: The United States Investment Company Act of 1940, as amended.

Late Fees: If the Backup Servicer has become the Successor Servicer, any late fees collected with respect to any Contract in accordance with the Collection Guidelines.

Lenders: Fifth Third and any other Person who becomes a Lender as provided in Section 13.1(a).

LIBOR Determination Date: With respect to any Accrual Period, the date that is two ~~Business Days before the first day of such Accrual Period.~~

 ~~LIBOR Rate: For any portion of Capital on any day during any Accrual Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate for deposits in United States Dollars for a period equal to such Accrual Period, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. (London, England time) on the related LIBOR Determination Date. If Thomson Reuters no longer reports such rate or if such index no longer exists or if Reuters Screen LIBOR01 Page no longer exists, the Deal Agent may select a replacement index or replacement page, as the case may be, consistent with market practices at the time. In the event that any rate set forth above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The LIBOR Rate shall be adjusted for each Accrual Period after the initial Accrual Period, as of the first day of each such Accrual Period, and as of the effective day of any change in the maximum reserve requirement.~~

Lien: With respect to any Loan, Dealer Agreement or Contract, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (other than any Permitted Lien, mechanics' liens, liens of collection attorneys or agents collecting the property subject to such Permitted Lien or mechanics' lien and any liens which attach thereto by operation of law).

Loan: Any Dealer Loan or Purchased Loan.

Exhibit 4.105
Loan Excess Advance Amount: With respect to any Eligible Loan on any Payment Date during the Revolving Period, the amount by which the Outstanding Balance of such Eligible Loan, on the date it was originated, exceeds 70% of the sum of payments due under the related Eligible Contracts on their date of origination.

Material Adverse Effect: With respect to any event or circumstance, means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Originator, the Servicer or the Borrower, (b) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Loans, (c) the rights and remedies of the Deal Agent, the Collateral Agent or the Secured Parties, (d) the ability of the Borrower, the Originator or the Servicer to perform its obligations under this Agreement or any other Transaction Document, or
(e)the status, existence, perfection, priority or enforceability of the Collateral Agent's or any Secured Party's interest in the Collateral.

Material Debt: Defined in Section 6.11(h).

Minimum Collateral Amount: On any Payment Date during the Revolving Period, an amount equal to the Capital divided by the Net Advance Rate.

Minimum Weighted Average Spread Rate: ~~25.0~~22.0%. Monthly Report: Defined in Section 6.5(a).
Moody's: Moody's Investors Service, Inc., and any successor thereto.

Multiemployer Plan: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

Net Advance Rate: 80%.

Nonconforming Contract: Defined in Section 6.2(c)(ii).

Notes: Any Notes of the Borrower, issued to the Lenders pursuant to Section 2.1 hereof substantially in the form of Exhibit I hereto.

Obligor: With respect to any Loan, Dealer Agreement or Contract, the Person or Persons obligated to make payments with respect to such Loan, Dealer Agreement or Contract, respectively, including any guarantor thereof.

OFAC: The U.S. Department of the Treasury's Office of Foreign Assets Control.

Officer's Certificate: A certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Collateral Agent or the Backup Servicer.

Open Pool: With respect to any Dealer Loan, a Pool as to which, pursuant to the terms of the related Dealer Agreement, additional Dealer Loan Contracts may be allocated.

Exhibit 4.105
Opinion of Counsel: An opinion of counsel, which opinion and counsel are reasonably acceptable to the recipient thereof.

Original Advance Rate: With respect to any Dealer, the ratio, expressed as a percentage, where the numerator is equal to the sum of the Outstanding Balance of all Eligible Loans of such Dealer on the dates such Eligible Loans were originated and the denominator is equal to the sum of payments due under all Eligible Contracts related to such Dealer on their dates of origination.

Originator: Defined in the preamble of this Agreement. Outstanding Balance:
(i)With respect to any Contract on any date of determination, all amounts owing under such Contract (whether considered principal or as finance charges) on such date of determination. The Outstanding Balance with respect to a Contract shall be deemed to have been created at the end of the day on the Date of Processing of such Contract; which shall be greater than or equal to zero (except in the case of a Contract as to which the final payment on such Contract is in excess of the amount owed on such Contract on the date of such final payment);

(ii)with respect to any Dealer Loan on any date of determination, the aggregate amount advanced under such Dealer Loan plus revenue accrued with respect to such Dealer Loan in accordance with Credit Acceptance's adjusted accounting policies (as in effect as of January 1, 2020) and the payment of monies to a Dealer under the related Dealer Agreement, less Collections on the related Dealer Loan Contracts applied through such date of determination in accordance with the related Dealer Agreement to the reduction of the balance of such Dealer Loan;

(iii)with respect to any Purchased Loan (other than any Purchased Loan arising from a Dealer Collections Purchase Agreement) on any date of determination, the aggregate amount advanced under such Purchased Loan plus revenue accrued with respect to such Purchased Loan in accordance with Credit Acceptance's adjusted accounting policies (as in effect as of January 1, 2020) less Collections on the related Purchased Loan Contract applied through the date of determination to the reduction of the balance of such Purchased Loan; and

(iv)with respect to any Purchased Loan arising from a Dealer Collections Purchase Agreement on any date of determination, (A) such Purchased Loan's pro rata share of the sum of
(x)the Outstanding Balance of the related Dealer Loan as of the date of the related Dealer Collections Purchase and (y) the Dealer Collections Purchase Price with respect to such Dealer Loan (such pro rata share determined based on such Purchased Loan's pro rata share of the forecasted collections on the pool of Purchased Loans which previously constituted Dealer Loan Contracts securing such Dealer Loan), plus following the acquisition of such Purchased Loan (B) revenue accrued with respect to such Purchased Loan in accordance with Credit Acceptance's adjusted accounting policies (as in effect as of January 1, 2020) less (C) Collections on the related Purchased Loan Contract applied through the date of determination to the reduction of the balance of such Purchased Loan.

Overconcentration Loan Amount: With respect to any Dealer (or the 20 largest Dealers (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) in the aggregate), the amount by which the Outstanding Balance of such Dealer's Eligible Dealer Loans

Exhibit 4.105
(or the 20 largest Dealers' (measured by the Aggregate Outstanding Eligible Loan Balance of each such Dealer) Eligible Dealer Loans in the aggregate), as of the Closing Date or any Addition Date during the Revolving Period on which the Borrower purchases one or more Dealer Loans, as the case may be, exceeds the applicable Dealer Concentration Limit.

Participant Register: Defined in Section 13.1(e) of this Agreement.

Patriot Act: Defined in Section 4.1(z) of this Agreement.

Payment Date: The fifteenth (15th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, beginning on February 15, 2021.

Permitted Investments: Any one or more of the following types of investments:

(a)marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States of America and that have a maturity of not more than 270 days from the date of acquisition;

(b)marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

(c)bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated at least A-1 by S&P and P-1 by Moody's;

(d)repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

(e)commercial paper rated at least A-1 by S&P and P-1 by Moody's;

(f)demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's; and

(g)money market mutual funds (including funds for which the Collateral Agent may act as a sponsor or advisor or for which the Collateral Agent may receive fee income) having a rating, at the time of such investment, from S&P or Moody's in the highest investment category granted thereby.

Exhibit 4.105
Each of the Permitted Investments may be purchased by the Borrower (or, following its assumption of exclusive control of the Collection Account and/or the Reserve Account, the Collateral Agent or through an Affiliate of the Collateral Agent).

Permitted Liens: Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable and Liens granted pursuant to the Transaction Documents and with respect to the Dealer Loan Contracts, the second priority lien of the related Dealer therein as set forth in the related Dealer Agreement.

Person: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

Pool: An identifiable group of Dealer Loan Contracts related to a particular Dealer Agreement identified on Schedule V hereto, which, for the avoidance of doubt, may take the form of an Open Pool or Closed Pool at the time it is pledged hereunder.

Principal Collection Account: The account number xxxxxx1871 in the name of the Borrower at Fifth Third Bank, National Association and established pursuant to Section 6.7(a).

Principal Distributable Amount: With respect to any Payment Date during the Amortization Period, the lesser of: (i) Capital as of the immediately preceding Payment Date (after giving effect to all payments in reduction of principal on such Payment Date); and (ii) Available Funds remaining after distribution of amounts described in Section 2.7(a)(ii) through (iv).

Prime Rate: The rate announced by Fifth Third from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Fifth Third in connection with extensions of credit to debtors.

Proceeds: With respect to any portion of the Collateral, all “proceeds” as such term is defined in Article 9 of the UCC, including, whatever is receivable or received when such portion of Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

Purchase Agreement: Each agreement between Credit Acceptance and any Dealer in substantially the form attached hereto as Exhibit P, together with any Dealer Collections Purchase Agreement.

Purchase Amount: With respect to the Loans and any optional purchase pursuant to Section 2.16, an amount equal to the product of (x) the aggregate Outstanding Balance of such Loans as of the last day of the related Collection Period and (y) the Net Advance Rate in effect on the date of such payment.

Purchased Loan: A motor vehicle retail installment loan relating to the sale of an automobile or light-duty truck originated by a Dealer, purchased by the Originator from such

Exhibit 4.105
Dealer and evidenced by a Purchased Loan Contract; provided, however, that the term “Purchased Loan” shall, for purposes of this Agreement, include only those Purchased Loans identified from time to time on Schedule V hereto.

Purchased Loan Contract: Each motor vehicle retail installment sales contract, in substantially one of the forms attached hereto as Exhibit L, relating to a Purchased Loan.

Records: The Dealer Agreements, Contracts, Contract Files and all other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related contracts, records and other media for storage of information) in each case whether tangible or electronic that are maintained with respect to the Loans and the Contracts and the related Obligors.

~~Reference Bank: Any bank that furnishes information for purposes of determining the Adjusted LIBOR Rate.~~

Register: Defined in Section 13.1(c).

Related Security: With respect to any Loan, all of Credit Acceptance's and the Borrower's interest in:

(i)the Dealer Agreements (other than Excluded Dealer Agreement Rights, but including Credit Acceptance's rights to service the Loans and the related Contracts and receive the related collection fee and receive reimbursement of certain repossession and recovery expenses, in accordance with the terms of the Dealer Agreements) and Contracts securing payment of such Loan;

(ii)all security interests or liens purporting to secure payment of such Loan, whether pursuant to such Loan, the related Dealer Agreement or otherwise, together with all financing statements signed by the related Obligor describing any collateral securing such Loan and all other property obtained upon foreclosure of any security interest securing payment of such Loan or any related Contract;

(iii)all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of each Contract whether pursuant to such Contract or otherwise, including any of the foregoing relating to any Contract securing payment of such Loan;

(iv)all of the Borrower's interest in all Records, documents and writing evidencing or related to such Loan;

(v)all rights of recovery of the Borrower against the Originator;

(vi)all Collections (other than Dealer Collections), the Collection Account, the Reserve Account, and all amounts on deposit therein and investments thereof;

(vii)all of the Borrower's right, title and interest in and to (but not its obligations under) any Hedging Agreement and any payment from time to time due thereunder;

Exhibit 4.105
(viii)all of the Borrower's right, title and interest in and to the Contribution Agreement and the assignment to the Collateral Agent of all UCC financing statements filed by the Borrower against the Originator under or in connection with the Contribution Agreement; and

(ix)the Proceeds of each of the foregoing.

For the avoidance of doubt, the term “Related Security” with respect to any Dealer Loan includes all rights arising under such Dealer Loan which rights are attributable to advances made under such Dealer Loan as the result of such Dealer Loan being secured by an Open Pool on the date such Dealer Loan was sold and Dealer Loan Contracts being added to such Open Pool.

Release Date: As defined in Section 4.5(b).

Release Price: As defined in Section 4.5(a).

Relevant Governmental Body: The Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

Repossession Expenses: For any Collection Period, any expenses payable pursuant to the terms of this Agreement, incurred by the Backup Servicer, if it has become the Successor Servicer, in connection with the liquidation or repossession of any Financed Vehicle, in an aggregate amount not to exceed the cash proceeds received by the Backup Servicer, if it has become the Successor Servicer, from the disposition of the Financed Vehicles.

Required Lenders: At a particular time, Lenders with Commitments in excess of 66-2/3% of the Capital.

Required Reserve Account Amount: With respect to any Payment Date, an amount equal to the lesser of (a) 2.0% of the Initial Loan Amount and (b) the outstanding Capital on such Payment Date, after giving effect to the payment of principal on such Payment Date.

Reserve Account: The account number xxxxxx1558 in the name of the Borrower at Fifth Third Bank, National Association, subject to an Account Control Agreement and established pursuant to Section 6.7(a).

Reserve Advance: Defined in Section 2.7(b)(i).

Responsible Officer: As to any Person any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

Retransfer Amount: Defined in Section 4.5(b).

Revolving Period: The period commencing on the Closing Date and ending upon the commencement of the Amortization Period.

Exhibit 4.105
S&P: S&P Global Ratings, and any successor thereto.

Sanction or Sanctions: Any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury's Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom or (e) any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group.

Sanctioned Country: Any country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time.

Sanctioned Person: (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ ofac/sdn, or as otherwise published from time to time, or (ii) (a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

Sanctioned Target: Any target of Sanctions, including: (a) Persons on any list of targets identified or designated pursuant to any Sanctions, (b) Persons, countries or territories that are the target of any territorial or country-based Sanctions program, (c) Persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s) or (d) otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

Secured Parties: (i) The Collateral Agent, the Deal Agent and each Lender and (ii) each Hedge Counterparty that is either the Lender or an Affiliate of the Lender if that Affiliate that is a Hedge Counterparty executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

SEC: The United States Securities and Exchange Commission. Securities Act: The United States Securities Act of 1933, as amended.
Securities Exchange Act: The United States Securities Exchange Act of 1934, as amended.

Servicer: Credit Acceptance, the Backup Servicer, if it has become the Successor Servicer, or any other Successor Servicer, appointed in accordance with the terms hereof as the Servicer of the Loans and Contracts.

Servicer Termination Event: Defined in Section 6.11.

Servicer Termination Notice: Defined in Section 6.11.

Servicer Expenses: Any expenses incurred by the Backup Servicer, if it has become the
Successor Servicer hereunder, other than Repossession Expenses or Transition Expenses.

Exhibit 4.105
Servicing Fee: For each Payment Date, a fee payable to the Servicer for services rendered during the related Collection Period, equal to: (i) so long as Credit Acceptance is the Servicer, the product of (A) 6.00% and (B) the total Collections for the related Collection Period (exclusive of amounts received under any Hedging Agreement) and (ii) if the Backup Servicer is the Servicer, the sum of (1) the greatest of: (a) the product of 10.0% and the total Collections for the related Collection Period (exclusive of amounts received under any Hedging Agreement), (b) the actual costs incurred by the Backup Servicer as Successor Servicer, and (c) the product of (x) $30.00 and
(y)the aggregate number of Contracts serviced by it during the related Collection Period, plus (2) without duplication, Late Fees and Servicer Expenses; provided, however, with respect to each Payment Date on which the Backup Servicer is the Servicer, the Servicing Fee shall be at least equal to $5,000.

SOFR: A rate equal to the secured overnight financing rate administered by the SOFR Administrator.

SOFR Administrator: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

Solvent: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

Subsidiary: A corporation of which the Originator and/or its Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

Successor Servicer: Defined in Section 6.12(a).

Taxes: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

Term SOFR: For any calculation with respect to:

(a)    any Benchmark Capital at any time when Term SOFR is the applicable
Benchmark, the Term SOFR Reference Rate for a tenor comparable to the applicable Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Accrual

Exhibit 4.105
Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; or

    (b) any Base Rate Capital on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

provided, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

Term SOFR Administrator: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Deal Agent in its reasonable discretion).

Term SOFR Reference Rate: The forward-looking term rate based on SOFR.

Termination Date: With respect to each Lender, the date of the occurrence or declaration of the Termination Date pursuant to Section 10.2.

Termination Event: Defined in Section 10.1.

Transaction Documents: This Agreement, the Contribution Agreement, the Backup Servicing Agreement, the Intercreditor Agreement, each Hedging Agreement, the Account Control Agreements and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

Exhibit 4.105

Transition Expenses: If the Backup Servicer has become the Successor Servicer, the sum of: (i) reasonable costs and expenses incurred by the Backup Servicer in connection with its assumption of the servicing obligations hereunder, related to travel, Obligor welcome letters, freight and file shipping plus (ii) a boarding fee equal to the product of $7.50 and the number of Contracts to be serviced.

UCC: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unadjusted Benchmark Replacement: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

United States or U.S.: The United States of America.

Unmatured Termination Event: Any event that, with the giving of notice or the lapse of time, or both, would become a Termination Event.

Unsatisfactory Audit: The occurrence of any audit exceptions resulting from any audit, inspection or review pursuant to Section 6.1(c), Section 6.2(e) or Section 6.9, which, in the reasonable judgment of the Deal Agent, would have a material adverse effect on the ability of the Servicer to identify and allocate Collections.

Upfront Fee: An amount payable to each Lender equal to the product of (i) 0.50% and (ii) the amount of such Lender's Capital on the Closing Date.

U.S. Government Securities Business Day: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

Weighted Average Final Score: With respect to each Payment Date during the Revolving Period, the ratio, expressed as a percentage, where (i) the numerator is equal to the aggregate for all Dealers of the product of (a) the Final Score of each Dealer and (b) the aggregate Outstanding Balance of all Eligible Loans for such Dealer and (ii) the denominator is equal to the Aggregate Outstanding Eligible Loan Balance.

Weighted Average Original Advance Rate: With respect to each Payment Date during the Revolving Period, the ratio, expressed as a percentage, where (i) the numerator is equal to the aggregate for all Dealers of the product of (a) the Original Advance Rate of each Dealer and (b) the aggregate Outstanding Balance of all Eligible Loans for such Dealer and (ii) the denominator is equal to the Aggregate Outstanding Eligible Loan Balance.

Weighted Average Spread Rate: With respect to each Payment Date during the Revolving Period, one minus the Weighted Average Original Advance Rate divided by the Weighted Average Final Score (expressed as a percentage).

Yield: With respect to each Lender and its portion of the Capital, with respect to any Accrual Period, the sum of the products (for each day during such Accrual Period) of:

Exhibit 4.105

YR x C x 1
360

where:
C    =    the outstanding principal amount of the Capital of such Lender; and
        YR    =    the Yield Rate applicable on such day;

Yield Rate: An interest rate per annum equal to (i) at all times prior to the Amendment No. 1 Effective Date, 2.00% and (ii) on and after the Amendment No. 1 Effective Date, ~~1.985~~2.085%; provided, however, that if the Servicer does not exercise its option to reacquire the Dealer Loans, the Purchase Loans and the related Collateral on the Commitment Termination Date pursuant to Section 2.16, the Yield Rate shall be equal to 2.50% for each day from and including the Commitment Termination Date.

Section 1.2 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4 Interpretation. In each Transaction Document, unless a contrary intention appears:

(i)the singular number includes the plural number and vice versa;

(ii)reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)reference to any gender includes each other gender;

(iv)reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(v)reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification,

Exhibit 4.105
codification, replacement or reenactment of such section or other provision.

ARTICLE II
THE LOAN FACILITY

Section 2.1    Funding of the Initial Loan Amount.

(h)On the Closing Date, each Lender shall, upon satisfaction of the applicable conditions set forth in this Agreement and the other Transaction Documents (including the conditions precedent set forth in Article III), make available to the Borrower in same day funds, at such bank or other location reasonably designated by Borrower, an amount equal to the Initial Loan Amount.

(i)The Loans.

(i)Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender. The Deal Agent shall maintain the Register in accordance with Section 13.1(c). The entries made in the records maintained pursuant to this clause (i) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Deal Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Transaction Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Deal Agent in such matters, the records of the Deal Agent shall control in the absence of manifest error.

(ii)Upon the request of any Lender made through the Deal Agent, the Borrower shall prepare, execute and deliver to such Lender a promissory note of the Borrower payable to such Lender (each, a “Note”). Any such Note shall be substantially in the form of Exhibit I hereto, with blanks appropriately completed in conformity with the terms hereof and shall evidence the Borrower's obligation to pay the principal of and interest on all amounts advanced by such Lender in addition to the records described in the preceding clause (i). Any such Note shall be enforceable with respect to the Borrower's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Capital outstanding thereunder at the time such enforcement shall be sought.

Section 2.2    Grant of Security Interest; Acceptance by Collateral Agent.

(a)(i) As security for the prompt and complete payment of Capital (including any Interest and Yield accrued thereon) and the performance of all of the Borrower's other obligations under this Agreement and the other Transaction Documents, the Borrower hereby grants to the Collateral Agent, for the benefit of the Secured Parties, without recourse except as provided herein, a security interest in and continuing Lien on all assets and personal property of the Borrower, including but not limited to, all of the Borrower's accounts, chattel paper, goods, deposit accounts (including, for the avoidance of doubt, the Collection Account, the Reserve Account and the Principal Collection Account), documents, general intangibles, instruments, investment property, letter of credit rights, money and supporting obligations and all proceeds of the foregoing (as each such term is defined in the UCC, collectively, the “Collateral”) now owned

Exhibit 4.105
or hereafter acquired. The foregoing pledge does not constitute an assumption by the Collateral Agent of any obligations of the Borrower to Obligors or any other Person in connection with the Collateral or under any agreement or instrument relating to the Collateral, including, without limitation, any obligation to make future advances to or on behalf of such Obligors.

(ii)In connection with such grant, the Borrower agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Collateral Agent, each Lender and the Deal Agent promptly following receipt thereof. In addition, the Borrower and the Servicer agree to clearly and unambiguously mark their respective general ledgers and all accounting records and documents and all computer tapes and records to show that the Collateral, including that portion of the Collateral consisting of the Dealer Agreements listed on Schedule V hereto (and each addendum thereto), the Loans and the related Contracts and the rights to payment under the related Dealer Agreements, has been pledged to the Collateral Agent for the benefit of the Secured Parties hereunder.

(iii)In connection with such pledge, the Borrower agrees to deliver to the Collateral Agent on the Closing Date and any Addition Date on which new Pools or Purchased Loans are pledged to the Collateral Agent, as the case may be, one or more computer files containing true and complete lists of all applicable Dealer Agreements, Pools and Loans securing the payment of Capital (including any Interest and Yield accrued thereon) and any other amounts due under the Transaction Documents and all of the Borrower's other obligations in respect of Capital and the Transaction Documents as of such date, and all Contracts securing all such Loans, identified by, as applicable, account number, dealer number and pool number as of the end of the Collection Period immediately preceding the Addition Date. Such file shall be marked as Schedule V hereto or as an addendum thereto, shall be delivered to the Collateral Agent as confidential and proprietary, and such Schedule V and each addendum thereto are hereby incorporated into and made a part of this Agreement. Such Schedule V shall be supplemented and updated on each Addition Date in the Revolving Period to include all Loans and Contracts pledged on the date of each such date so that, on each such date, the Collateral Agent will have a Schedule V that describes all Loans pledged by the Borrower to the Collateral Agent hereunder on or prior to said Addition Date, any related Dealer Agreements, Purchase Agreements and all Contracts securing or evidencing such Loans (other than those that have been released from the Collateral and those Dealer Loans that have been deemed to be extinguished pursuant to Section 6.15(b) hereto). Such updated Schedule V shall be deemed to replace any existing Schedule V as of the date such updated Schedule V is provided in accordance with this Section 2.2(a)(iii). Furthermore, Schedule V hereto shall be deemed to be supplemented on each date of Dealer Collections Purchase by the list set forth under Section 6.15(c).

(iv)In connection with such pledge, each of the Borrower, Credit Acceptance and the Servicer also agrees, within 180 days of the Closing Date or the

Exhibit 4.105
Addition Date, as the case may be, to clearly mark at least 98% of the Contracts or Contract folders securing a Loan with the following legend: “THIS AGREEMENT HAS BEEN PLEDGED TO FIFTH THIRD BANK, NATIONAL ASSOCIATION AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN SECURED PARTIES.”

(b)The Collateral Agent hereby acknowledges its acceptance, on behalf of the Secured Parties, of the pledge by the Borrower of the Loans and all other Collateral. The Collateral Agent further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Borrower delivered to the Collateral Agent the computer file represented by the Borrower to be the computer file described in Section 2.2(a)(iii).

(c)The Collateral Agent hereby agrees not to disclose to any Person (including any Secured Party) any of the account numbers or other information contained in the computer files delivered to the Collateral Agent by the Borrower pursuant to Section 2.2(a)(iii), except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Secured Parties or to a Successor Servicer; provided, however, that notwithstanding anything to the contrary in this Agreement, the Collateral Agent may reply to a request from any Person for a list of Loans, Dealer Agreements, Contracts or other information referred to in any financing statement. The Collateral Agent agrees to take such measures as shall be necessary or reasonably requested by the Borrower to protect and maintain the security and confidentiality of such information. The Collateral Agent shall provide the Borrower with written notice five Business Days prior to any disclosure pursuant to this Section 2.2(c), to the extent reasonably practical.

Section 2.3 [Reserved].

Section 2.4    Determination of Benchmark; Determination of Yield; Maximum Interest and Yield.

(a)On each ~~Benchmark~~Periodic Term SOFR Determination Date, the Deal Agent shall determine and deliver to the Servicer the applicable ~~Interest Rate~~ Benchmark with respect to the related Accrual Period.

(b)Each Lender shall initially determine (i) the applicable Yield (including unpaid Yield, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to the Capital on each Payment Date for the related Accrual Period and (ii) the Increased Costs and Additional Amounts due in respect of such Payment Date (including any such amounts unpaid from any prior Payment Date), and shall advise the Servicer and the Backup Servicer thereof on or before the fifth Business Day prior to such Payment Date.

(c)No provision of this Agreement shall require the payment or permit the collection of Interest and Yield that exceeds the maximum rate permitted by Applicable Law and
(ii)neither Interest nor Yield shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Section 2.5    [Reserved].

Section 2.6    [Reserved].

Exhibit 4.105
Section 2.7 Settlement Procedures. (a) As set forth in the Monthly Report, on each Payment Date, the Borrower (or, following its assumption of exclusive control of the Collection Account, the Collateral Agent) shall withdraw Available Funds and any Excess Reserve Amount and investment earnings on amounts on deposit in the Collection Account from the Collection Account and allocate and distribute such amounts to the applicable Person in the following order of priority:

(i)FIRST, to the Hedge Counterparty, an amount equal to any Hedge Costs (exclusive of termination payments) and any such Hedge Costs (exclusive of termination payments) unpaid from any prior Payment Date.

(ii)SECOND, pari passu, (A) to the Servicer, an amount equal to any accrued and unpaid Servicing Fees due in respect of such Payment Date and any Servicing Fees unpaid from any prior Payment Date; provided, however, if the Servicer has been replaced pursuant to Section 6.12 such amount shall not exceed the Capped Servicing Fee;
(B) to the Backup Servicer, if it has become the Successor Servicer, any Transition Expenses; (C) to the Backup Servicer, so long as it has not become the Successor Servicer hereunder, an amount equal to any accrued and unpaid Backup Servicing Fee due in respect of such Payment Date, any unpaid Backup Servicing Fee from any prior Payment Date, any reasonable out-of-pocket expenses incurred by the Backup Servicer up to
$17,000 monthly; and (D) any accrued and unpaid Indemnified Amounts owed to the Backup Servicer (including in its capacity as Successor Servicer) up to $17,000 monthly;

(iii)THIRD, to the Lenders, pro rata, an amount equal to the sum of any accrued and unpaid (A) Interest (up to an amount not exceeding the Interest Cap), (B) Yield, and (C) any Increased Costs and any Additional Amounts due in respect of such Payment Date and any such amounts unpaid from any prior Payment Date;

(iv)FOURTH, to the Lenders, pro rata based upon the portion of such amounts owed to each such party, any Indemnified Amounts;

(v)FIFTH, (A) during the Revolving Period, to the Principal Collection Account for application by the Borrower to purchase additional Loans (or to fund additional Dealer Loan Contracts allocated to the Open Pool of Dealer Loan Contracts securing a Dealer Loan) from the Originator, the amount needed to cause the Collateral Amount to at least equal the Minimum Collateral Amount, and if the Minimum Collateral Amount cannot be reached due to an insufficient amount of Loans for purchase by the Borrower, the amount needed to cause the Adjusted Collateral Amount to equal the Minimum Collateral Amount; and (B) during the Amortization Period, to the Lenders, pro rata, the Principal Distributable Amount, until Capital has been reduced to zero;

(vi)SIXTH, to the Deal Agent for the account of the Lender, an amount equal to, without double counting, any Interest Cap Carryover.

(vii)SEVENTH, during the Revolving Period, to the Reserve Account,
(A) an amount equal to any outstanding Reserve Advances and (B) the amount necessary to cause the amount on deposit in the Reserve Account to equal the Required Reserve

Exhibit 4.105
Account Amount (after giving effect to any deposits made in subclause (A));

(viii)EIGHTH, pari passu, (A) to the Backup Servicer, any amounts owed to the Backup Servicer, to the extent not paid pursuant to clause (ii)(A), (C) and (D) due to the cap specified in each such clause and (B) to the Collateral Agent, any accrued fees, reasonable out-of-pocket expenses or Indemnified Amounts;

(ix)NINTH, to the Lenders for the account of any other applicable Person, all remaining amounts up to all Aggregate Unpaids (during the Revolving Period, other than Capital) until paid in full;

(x)TENTH, to the Borrower any remaining amounts.

(b)(i) If on any Payment Date the amount paid pursuant to Section 2.7(a)(iii) and (v) is insufficient to cover all amounts due thereunder on such Payment Date the Borrower (or, following its assumption of exclusive control of the Reserve Account, the Collateral Agent) shall withdraw from the Reserve Account an amount equal to the lesser of such shortfall and the amount of funds on deposit in the Reserve Account (such withdrawal, a “Reserve Advance”) and deposit such amount to the Collection Account. The Borrower (or, following its assumption of exclusive control of the Collection Account, the Collateral Agent) shall pay such amount to the Lenders.

(ii) If on any Payment Date during the Amortization Period, the amount paid pursuant to Section 2.7(a)(v) is insufficient to reduce Capital to zero, the Deal Agent, acting at the direction of the Required Lenders, may direct the Borrower (or, following its assumption of exclusive control of the Reserve Account, the Collateral Agent) in writing to withdraw any or all of the amount on deposit in the Reserve Account, and pay such amount to the Lenders.

(c)With respect to any payments made by the Collateral Agent to the Lenders, the Collateral Agent shall be entitled to rely conclusively on the Monthly Report for purposes of determining the identity of such Lenders.

Section 2.8    [Reserved].

Section 2.9    Collections and Allocations.

(a)Collections. The Servicer shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the Credit Acceptance Payment Account to the Collection Account by the close of business on the second Business Day after such Collections are received therein. The Servicer shall promptly (but in no event later than the second Business Day after the receipt thereof) deposit all Collections received directly by it in the Collection Account. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer in immediately available funds or by automated clearing house (ACH).

(b)Initial Deposits. On the Closing Date and any other Addition Date, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received on and after the applicable Cut-Off Date and through and including the day that is two days immediately preceding the Closing Date or such other Addition Date, in respect of the Loans.

Exhibit 4.105
(c)Investment of Funds. (i) Until the occurrence of a Termination Event or Unmatured Termination Event, to the extent there are uninvested amounts on deposit in the Collection Account, the Principal Collection Account and the Reserve Account, all amounts shall be invested as set forth in Section 6.7(c).

(ii) On the date on which Capital is reduced to zero and all Aggregate Unpaids have been indefeasibly paid in full, all Collateral is released from the Lien of this Agreement, and this Agreement is terminated, any amounts on deposit in the Reserve Account shall be released to the Borrower.

(d)Allocation of Collections. The Servicer will allocate Collections monthly in accordance with the actual amount of Collections received. The Servicer shall determine each month the amount of Collections received during such month which constitutes amounts which, pursuant to the terms of any Dealer Agreement, are required to be remitted to the applicable Dealer (such collections, “Dealer Collections”). Notwithstanding any other provision hereof, the Collateral Agent, pursuant to the written direction of the Servicer set forth on each Monthly Report, shall distribute on each Payment Date: (i) to the Borrower, an amount equal to the aggregate amount of Dealer Collections received during or with respect to the prior Collection Period and (ii) to the Backup Servicer, if it has become the Successor Servicer, an amount equal to any Repossession Expenses related to the prior Collection Period prior to the distribution of Available Funds pursuant to Section 2.7.

Section 2.10    Payments, Computations, Etc.

(a)The Borrower shall pay Interest and Yield on the outstanding Capital for the period from the Closing Date until the Collection Date. Interest and Yield shall accrue during each Accrual Period and be payable on each Payment Date in accordance with Section 2.7.

(b)Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York time) on the day when due in lawful money of the United States in immediately available funds to the Persons entitled thereto, in accordance with wiring instructions provided to each of the Borrower, Servicer and Collateral Agent, in writing, by each Lender. Such wiring instructions may be updated from time to time upon written notice by the applicable Lender. Any amounts received by such Persons after 11:00 a.m. (New York time) shall be deemed to be received on the next subsequent Business Day. All computations of Interest, Yield, and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last) elapsed.

(c)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, Yield, or any fee payable hereunder, as the case may be.

Section 2.11    [Reserved].

Section 2.12    Interest; Yield; Fees.

Exhibit 4.105
(a)The Borrower shall pay to each Lender from the Collection Account on each Payment Date, monthly in arrears, the Interest and Yield for each Lender.

(b)The Servicer shall be entitled to receive the Servicing Fee, monthly in arrears in accordance with Section 2.7(a).

(c)The Backup Servicer shall be entitled to receive the Backup Servicing Fee, expenses and indemnities in accordance with Section 2.7(a).

(d)The Borrower shall pay to each Lender, on the Closing Date, the Upfront Fee and reasonable out-of-pocket expenses (including, without limitation, reasonable fees and out-of-pocket expenses incurred by the Lenders, in connection with the preparation and execution of this Agreement and the other Transaction Documents and the carrying out of the transactions contemplated hereby and thereby) in immediately available funds after delivery of a detailed invoice.

(e)The Collateral Agent shall be entitled to receive expenses and indemnities in accordance with Section 2.7(a).

(f)The Borrower shall pay to Chapman and Cutler LLP, as counsel to Fifth Third, its reasonable fees and out-of-pocket expenses after delivery of a detailed invoice.

Section 2.13    Increased Costs; Capital Adequacy~~; Illegality~~.

(a)If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to the Capital, or any right to make the funding hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party, or (C) impose any other condition affecting the Capital or a Lender's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b)If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital

Exhibit 4.105
adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 2.13(b).

(c)If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of the Capital, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d)In determining any amount provided for in this Section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Servicer a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.

Section 2.14    Taxes.

(a)All payments made by an Obligor in respect of each Loan and each Contract and all payments made by or on account of any obligation of the Borrower or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If Applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires any Taxes to be deducted or withheld from any amounts payable to any Secured Party, then the amount payable to such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deducting or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Lender with respect to payments required to be made by the Borrower or the Servicer under this Agreement by a taxing jurisdiction in which such Lender is organized, conducts business or is paying taxes as of the Closing Date (as the case may be).

(b)The Borrower will indemnify each Affected Party for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. All

Exhibit 4.105
payments in respect of this indemnification shall be made within ten days from the date a written invoice, which shall be conclusive absent manifest error, therefor is delivered to the Borrower.

(c)Each Lender shall indemnify the Deal Agent, within 10 days after demand therefor, for (i) any Taxes in respect of Additional Amounts attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Deal Agent for such Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Taxes referred to in the last sentence of Section 2.14(a) attributable to such Lender, in each case, that are payable or paid by the Deal Agent in connection with this Agreement, and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes the Deal Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Deal Agent to the Lender from any other source against any amount due to the Deal Agent under this Section 2.14(c).

(d)As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Deal Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Deal Agent.

(e)The Borrower will notify each Lender on an annual basis of any payments by the Borrower in respect of any Taxes, not including those Taxes paid by Credit Acceptance on a consolidated basis.

(f)If a Lender is created or organized under the laws of the United States or a political subdivision thereof, such Lender shall deliver to the Borrower, with a copy to the Deal Agent on or prior to the date on which such Lender becomes a Lender hereunder, two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(g)If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall deliver to the Borrower, with a copy to the Deal Agent, (i) on or prior to the date hereof, or, if such Lender becomes a Lender after the Closing Date, the date on which such Lender becomes a Lender hereunder, two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W-8BEN-E, Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender, as the case may be, without (or at a reduced rate of) deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.14(g), copies (in such numbers as may from time to time be prescribed by Applicable Laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws or regulations to permit the Borrower to make payments hereunder for the account of such Lender, without (or at a reduced rate of) deduction or withholding of United States federal income or similar Taxes.

Exhibit 4.105

(h)If a payment made to a Lender under this Agreement would be subject to
U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Deal Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower and the Deal Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Deal Agent as may be necessary for the Borrower and the Deal Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(v)If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of the funding hereunder, the Lenders are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section then within 10 days after demand by the Lenders, the Borrower shall pay to the Lenders such additional amount or amounts as may be necessary to reimburse the Lenders for any amounts paid by them.

(j)Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this section shall survive the termination of this Agreement.

(k)The Deal Agent and each Lender shall be required to deliver to the Collateral Agent and the Borrower prior to the first Payment Date and at any time or times required by applicable law, (i) a correct, complete and properly executed U.S. Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-8EXP (with appropriate attachments), as applicable and (ii) any documentation that is required under FATCA or is otherwise necessary (in the sole determination of the Borrower, the Collateral Agent, or other agent of the Borrower, as applicable) to enable the Borrower, the Collateral Agent and any other agent of the Borrower to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to such Code sections. In addition, the Deal Agent, each Lender and any other party receiving a payment hereunder will be deemed to understand that the Collateral Agent has the right to withhold on amounts payable (without any corresponding gross-up unless otherwise required under this Section 2.14), if required. The Borrower hereby covenants with the Collateral Agent that the Borrower will provide the Collateral Agent with sufficient information so as to enable the Collateral Agent to determine whether or not the Collateral Agent is obliged to make any withholding tax in respect of any payments (and if applicable, to provide the necessary detailed information to effectuate the withholding tax, such as setting forth applicable amounts to be withheld).

Section 2.15 Assignment of the Contribution Agreement and Hedging Agreement. The Borrower hereby assigns to the Collateral Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower's right, title and interest in and to, but none of its obligations under, the Contribution Agreement and the Hedging Agreement. The Borrower confirms that the

Exhibit 4.105
Collateral Agent on behalf of the Secured Parties shall have the sole right to, at the written direction of the Deal Agent, enforce the Borrower's rights and remedies under the Contribution Agreement and the Hedging Agreement for the benefit of the Secured Parties.

Section 2.16 Optional Purchase. On and after the Commitment Termination Date, the Servicer shall have the option, upon no less than 10 days' prior written notice (or such lesser number of days reasonably acceptable to the Deal Agent) to the Borrower, the Collateral Agent, the Lenders and the Deal Agent, to reacquire the Dealer Loans, the Purchase Loans and the related Collateral in whole but not in part. To exercise such option, the Servicer shall deposit in an account designated by the Deal Agent an amount equal to: (x) the aggregate Purchase Amount for the Loans, plus (y) the fair market value of any other Collateral, plus (z) sufficient funds to pay interest on the outstanding Capital through the date of redemption after giving effect to the application of Available Funds on such date. Notwithstanding the foregoing, the Servicer shall not exercise such option unless the purchase price paid by the Servicer and other funds held by the Borrower are sufficient to pay all Aggregate Unpaids under the Transaction Documents. Upon such deposit the Servicer shall succeed to all interests in and to the Collateral.

Section 2.17    ~~LIBOR Inability~~Benchmark Replacement Setting.

~~(a)Temporary Inability: In the event, prior to commencement of any Accrual Period relating to Capital in respect of which Interest accrues at the Adjusted LIBOR Rate, the Deal Agent shall determine that:~~

~~(i)deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the London Interbank Offered Rate market for such Accrual Period;~~

~~(ii)by reason of circumstances affecting the London Interbank Offered Rate market, adequate and reasonable methods do not exist for ascertaining the LIBOR Rate;~~

~~(iii)the LIBOR Rate as determined by the Deal Agent will not adequately and fairly reflect the cost to the Lender of funding Capital in respect of which Interest accrues at the Adjusted LIBOR Rate for such Accrual Period; or~~

~~(iv)the making or funding of Capital in respect of which Interest accrues at the Adjusted LIBOR Rate becomes impracticable;~~

~~then, the Deal Agent shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on Borrower), and (x) any request for Capital in respect of which Interest accrues at the Adjusted LIBOR Rate or for a conversion to or continuation of Capital in respect of which Interest accrues at the Adjusted LIBOR Rate shall be automatically withdrawn and shall be deemed a request for Capital in respect of which Interest accrues at the Base Rate, (y) Capital in respect of which Interest accrues at the Adjusted LIBOR Rate will automatically, on the last day of the then current Accrual Period relating thereto, become Capital in respect of which Interest accrues at the Base Rate, and (z) the obligations of Lender to provide Capital in respect of which Interest accrues at the Adjusted LIBOR Rate shall be suspended until the Deal Agent determines that the circumstances giving rise to such suspension no longer exist, in which event the Deal Agent shall so notify Borrower; provided, that, in each case, to the extent applicable, the~~

Exhibit 4.105
~~Deal Agent is taking substantially consistent action with respect to similarly situated counterparties with similar assets in similar facilities.~~

~~(b)Permanent Inability:~~

~~(v)In the event the Deal Agent shall determine (which determination shall be deemed presumptively correct absent manifest error) that:~~

~~(A)the circumstances set forth in Section 2.17(a) have arisen and such circumstances are unlikely to be temporary;~~

~~(B)a public statement or publication of information has been made (1) by or on behalf of the administrator of the London Interbank Offered Rate (“LIBOR”); or by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, stating that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide LIBOR, (2) by the administrator of LIBOR that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy, or (3) by the regulatory supervisor for the administrator of LIBOR or any Governmental Authority having jurisdiction over the Deal Agent or the Lender announcing that LIBOR is no longer representative or may no longer be used;~~

~~(C)LIBOR is not published by the administrator of LIBOR for five consecutive Business Days and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of LIBOR or by the regulatory supervisor for the administrator of LIBOR; or~~

~~(D)a new index rate has become a widely-recognized replacement benchmark rate for LIBOR in newly originated or amended loans denominated in U.S. Dollars in the U.S. market;~~

~~then the Deal Agent may in its sole discretion, amend this Agreement as described below to replace LIBOR with an alternative replacement index and to modify the applicable margins (the new index and margin together, the “Benchmark Replacement”), in each case, (x) giving due consideration to any evolving or then existing convention for similar US dollar denominated credit facilities and any selection, endorsement or recommendation made by a relevant governmental body with respect to such facilities and (y) resulting in the Deal Agent having taken action hereunder that is, to the extent applicable and administratively feasible, substantially consistent with action taken with respect to similarly situated counterparties with similar assets in similar facilities. The Deal Agent may also from time to time, in the Deal Agent's sole discretion, make other related amendments (“Conforming Changes”), including but not limited to increasing or decreasing the “floor” applicable to the replacement index and/or Benchmark Replacement, to~~

Exhibit 4.105
~~permit the administration thereof by the Deal Agent in an administratively and operationally practicable manner and in a manner substantially consistent with market practice with respect to similarly situated counterparties with similar assets in similar facilities.~~

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lender without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Deal Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lender comprising the Required Lender. No Hedging Agreement shall constitute a “Transaction Document” for purposes of this Section 2.17.

(b)~~(ii) The Deal Agent shall provide notice to Borrower of an amendment of this Agreement to reflect the~~ Benchmark Replacement ~~and~~ Conforming Changes. ~~Notwithstanding~~In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Deal Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in ~~this Agreement or the~~any other Transaction ~~Documents (including, without limitation, this Section 2.17), such amendment shall~~Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement ~~upon delivery of notice to Borrower~~or any other Transaction Document.

~~(iii)For the avoidance of doubt, following the date when a determination is made pursuant to clause (b)(i), above, and until a Benchmark Replacement has been selected and implemented in accordance with the terms and conditions of clause (b)(i) and (ii), at the Deal Agent's election, all Loans shall accrue Interest at the Base Rate.~~

~~(iv)Subject to any Conforming Changes, if at any time the replacement index is less than zero, then at such times, such index shall be deemed to be zero for purposes of this Agreement; provided, however, even if the replacement index is greater than zero, if due to a negative margin the Benchmark Replacement would be zero, the Benchmark Replacement shall be deemed to be zero.~~

~~(c)In the event that circumstances similar to those set out in clause (b)(i)(A)–(D) occur in relation to an index selected to replace LIBOR (or another index previously selected pursuant to this provision) or if the Deal Agent determines a replacement index is~~

Exhibit 4.105
~~administratively or operationally impracticable, the terms governing replacement of LIBOR set forth in clauses (ii) and (iii) shall govern replacement of the replacement index.~~Notices; Standards for Decisions and Determinations. The Deal Agent will promptly notify the Borrower and the Lender of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Deal Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.17 and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Deal Agent or, if applicable, the Lender pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.17.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement) (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Deal Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Deal Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Deal Agent may modify the definition of “Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any outstanding affected Benchmark Capital will be deemed to have been converted to Base Rate Capitals at the end of the applicable Accrual Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 2.18 Inability to Determine Rates. Subject to Section 2.17, if, on or prior to the first day of any Accrual Period for any Benchmark Capital, the Deal Agent determines (which determination shall be conclusive and binding absent manifest error) that the Benchmark then in effect cannot be determined pursuant to the terms of this Agreement, the Deal Agent will promptly notify the Borrower and each Lender.

Exhibit 4.105
Upon receipt of such notice, any outstanding affected Benchmark Capital will be deemed to have been converted into Base Rate Capital at the end of the applicable Accrual Period. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to this Agreement. Subject to Section 2.17, if the Deal Agent determines (which determination shall be conclusive and binding absent manifest error) that the Benchmark cannot be determined pursuant to the terms of this Agreement on any given day, the interest rate on the Base Rate Capital shall be determined by the Deal Agent without reference to clause (c) of the definition of the “Base Rate” until Deal Agent revokes such determination.

ARTICLE III CONDITIONS TO THE CLOSING

Section 3.1    Conditions to Effectiveness of this Loan and Security Agreement. This Loan and Security Agreement shall not become effective until:

(a)Each document specified in the Schedule of Condition Precedent Documents attached hereto as Schedule X has been duly executed by, and delivered to, the parties hereto and thereto and the Deal Agent has received all such executed documents.

(b)The Borrower shall have paid all fees or other amounts required to be paid by it on the Closing Date.

(c)The Deal Agent and Lenders have received such other approvals, opinions or documents as the Deal Agent or its counsel may reasonably require.

(d)The Borrower shall have deposited to the Reserve Account an amount equal to 2.0% of the aggregate Initial Loan Amount.

(e)The Borrower shall have deposited into the Collection Account an amount equal to all Collections received on or in respect of the Contracts since the Cut-Off Date.

(f)An Eligible Hedging Agreement shall be in effect.

Section 3.2    Conditions Precedent to the Pledge of Additional Loans. Each pledge of Additional Loans shall be subject to the further conditions precedent:

(a)With respect to any such pledge, the Borrower shall have delivered to the Deal Agent and the Lenders, on or prior to the date of such pledge in form and substance satisfactory to the Deal Agent, Exhibit A to the Contribution Agreement, including the Schedule of Loans and Contracts attached thereto, dated within two (2) Business Days prior to the date of such pledge and containing such additional information as may be reasonably requested by the Deal Agent or any Lender.

(b)On the date of such pledge the following statements shall be true and the Borrower shall be deemed to have certified that, after giving effect to the pledge of Additional Loans:

(i)The representations and warranties contained in Sections 4.1, 4.2

Exhibit 4.105
and 4.3 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

(ii)On and as of such day, the Borrower, the Originator and the Servicer each has performed all of the agreements contained in this Agreement and the other Transaction Documents to which it is a party to be performed by such person at or prior to such day; and

(iii)No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of the loans by the Lenders in accordance with the provisions hereof.

(c)The Borrower shall have delivered to the Collateral Agent the information described in Section 2.2(a)(iii).

(d)All financing statements necessary to perfect the Collateral Agent's first priority security interest in the Collateral shall have been filed in the appropriate filing offices.

(e)Forecasted Collections for the Aggregate Outstanding Eligible Loan Balance shall be greater than or equal to Capital.

(f)All conditions required to be satisfied in the Contribution Agreement shall have been satisfied.

(g)No Amortization Event, Termination Event or Unmatured Termination Event shall have occurred.

(h)No Servicer Termination Event or any event, that with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event shall have occurred.

(i)No materially adverse selection procedures were used by the Borrower with respect to the Loans, Contracts or Dealer Agreements; provided, for the avoidance of doubt, that during the Revolving Period, the Borrower in its sole discretion may elect to pledge Dealer Loans secured by either Open Pools or Closed Pools.

(j)The amount on deposit in the Reserve Account shall not be less than the Required Reserve Account Amount.

(k)An Eligible Hedging Agreement shall be in effect.

(l)[Reserved].

(m)The Deal Agent and Lenders shall have received such other approvals, opinions or documents as the Deal Agent or its counsel may reasonably require.

Exhibit 4.105

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Collateral Agent, the Deal Agent, the other Secured Parties and the Backup Servicer on the Closing Date and as of each Addition Date, as follows:

(a)Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and pledge the Collateral and perform its obligations under this Agreement.

(b)Due Qualification. The Borrower is duly qualified to do business and is in good standing as a limited liability company and has obtained all material necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

(c)Power and Authority; Due Authorization. The Borrower: (i) has all necessary power, authority and legal right to: (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) transfer and assign each Loan, Related Security and all other Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transfer and assignment of the Loans, Related Security and all other Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it.

(d)Binding Obligation. This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, each enforceable against the Borrower in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and to general principles of equity.

(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower's limited liability company agreement or any Contractual Obligation of the Borrower,
(i)result in the creation or imposition of any Lien upon any of the Borrower's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f)No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any

Exhibit 4.105
Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of this Agreement and any other Transaction Document to which the Borrower is a party have been obtained except where the failure to so obtain is not reasonably expected to result in a Material Adverse Effect.

(h)Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by Borrower.

(i)Solvency. The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent and the Borrower shall deliver to the Deal Agent on the Closing Date a certification in the form of Exhibit F. The Originator has confirmed in writing to the Borrower that, so long as the Borrower is Solvent, the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws.

(j)Selection Procedures. No procedures believed by the Borrower to be materially adverse to the interests of the Collateral Agent or the Lenders were utilized by the Borrower in identifying and/or selecting Loans or Dealer Agreements; provided, for the avoidance of doubt, that during the Revolving Period, the Borrower in its sole discretion may elect to pledge Dealer Loans secured by either Open Pools or Closed Pools. In addition, each Loan shall have been underwritten in accordance with and satisfy, in each case in all material respects, the standards of any Credit Guidelines that have been established by the Borrower or the Originator and are then in effect.

(k)Taxes. The Borrower has filed or caused to be filed all tax returns that are required to be filed by it. The Borrower has paid all Taxes, assessments, fees and other governmental charges levied or imposed upon it or any of its property, income or assets due and payable (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no tax lien has been filed and, to the Borrower's knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(l)Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Securities Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the pledge of the Collateral will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend“purchase credit” within the meaning of Regulation U.

Exhibit 4.105

(m)Quality of Title. Each Loan, together with the Related Security related thereto, shall, at all times, be owned by the Borrower free and clear of any Lien except as provided in Section 4.2(a)(iii), and upon each funding, the Collateral Agent as agent for the Secured Parties shall acquire a valid and perfected first priority security interest in such Loan, the Related Security related thereto and all Collections then existing or thereafter arising, free and clear of any Lien, except as provided in Section 4.2(a)(iii). No effective financing statement or other instrument similar in effect covering any Loan or Dealer Agreement shall at any time be on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with the Contribution Agreement or (ii) in favor of the Collateral Agent in accordance with this Agreement.

(n)Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, or upon the Collateral Agent obtaining control, in the case of that portion of the Collateral which constitutes electronic chattel paper, or possession, in the case of that portion of the Collateral which constitutes tangible chattel paper, the Collateral Agent, as agent for the Secured Parties, shall have a first priority perfected security interest in the Collateral. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral have been made. The Collateral Agent has “control” (as defined in Section 9-104 of the UCC) over the Collection Account, the Reserve Account and the Principal Collection Account.

(o)Accuracy of Information. All information heretofore furnished by the Borrower (including without limitation, the Monthly Report and Credit Acceptance's financial statements) to the Deal Agent, the Collateral Agent, the Backup Servicer or any Lender for purposes of or in connection with this Agreement or any other Transaction Document, or any transaction contemplated hereby or thereby, will be true, correct, complete and accurate in every material respect, on the date such information is stated or certified.

(p)Location of Offices. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all the Records (other than the Certificates of Title) are located at the address of the Borrower referred to in Section 14.2 hereof and the office where the Borrower keeps all the Certificates of Title is located at 25300-25330 Telegraph Road, Southfield, Michigan 48033 (or, in each case, at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied); provided, that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).

(q)OFAC. None of the Borrower, any Subsidiary or any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries or
(ii)derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any funding will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

Exhibit 4.105
(r)Tradenames; Place of Business; Correct Legal Name. (i) Except as described in Schedule III, the Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business; (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth on the signature pages hereto; and (iii) “Credit Acceptance Funding LLC 2021-1” is the correct legal name of the Borrower indicated on the public records of the Borrower's jurisdiction of organization.

(s)Contribution Agreement. The Contribution Agreement is the only agreement pursuant to which the Borrower purchases Loans from the Originator.

(t)Value Given. The Borrower shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Loans and Related Security under the Contribution Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(u)Accounting. The Borrower accounts for the transfers to it from the Originator of Loans and Related Security under the Contribution Agreement as sales or contributions to capital of such Loans and Related Security in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(v)Special Purpose Entity. The Borrower is in compliance with Section 5.2(o)
hereof.

(w)Confirmation from the Originator. The Borrower has received in writing from the Originator confirmation that, so long as the Borrower is not “insolvent” within the meaning of the Bankruptcy Code, the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws. Each of the Borrower and the Originator is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Loan or any other assets of the Borrower available to satisfy claims of the creditors of the Originator would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(x)Investment Company Act. The Borrower is not, and will not, as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, be required to be registered as an “investment company” as defined in the Investment Company Act. In determining that the Borrower is not an “investment company,” the Borrower is entitled to rely on the exclusion from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Borrower. The Borrower is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”

(y)ERISA.    The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA, maintained by the Borrower, or in which employees of the Borrower are entitled to participate, as from time to time

Exhibit 4.105
in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual violation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(z)Patriot Act. To the extent applicable, each of the Borrower, the Originator and their Affiliates is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of any funding made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(aa) Representations and Warranties in Contribution Agreement. The representations and warranties made by the Originator to the Borrower in the Contribution Agreement are hereby remade by the Borrower on each date to which they speak in the Contribution Agreement as if such representations and warranties were set forth herein. For purposes of this Section 4.1(aa), such representations and warranties are incorporated herein by reference as if made by the Borrower to the Deal Agent, the Collateral Agent and each of the other Secured Parties under the terms hereof mutatis mutandis.

(bb) Amount of Loans and Contracts; Computer File. When new Pools or Purchased Loans are pledged to the Collateral Agent, Credit Acceptance shall provide the Collateral Agent with information regarding (A) the aggregate Outstanding Balance of the Contracts to be pledged to the Collateral Agent on the related Addition Date; and (B) the Aggregate Outstanding Eligible Loan Balance, each as of the applicable Cut-Off Date and as reported in Credit Acceptance's loan servicing system. The computer file delivered pursuant to Section 2.2(a)(iii) hereof is complete and accurately reflects the information regarding the Loans, applicable Dealer Agreements and Contracts in all material respects.

(cc) Use of Proceeds. Amounts received by the Borrower pursuant to this Agreement will be used by the Borrower to purchase the Loans and related Collateral from the Originator pursuant to the Contribution Agreement; provided, however, that nothing in this Agreement shall be deemed to limit the Borrower's right to use amounts received by it pursuant to Section 2.7(a)(ix) in any manner, including to make distributions to Credit Acceptance.

Exhibit 4.105

(dd)    Subsidiaries. The Borrower does not have any Subsidiaries.

(ee) Equity in Borrower. The Borrower has neither sold nor pledged any of its limited liability company interests to any entity other than Credit Acceptance.

(ff) Sanctions. The Borrower represents and warrants continuously throughout the term of this Agreement that: (a) no member of the Borrowing Group is a Sanctioned Target; (b) no member of the Borrowing Group is owned or controlled by, or is acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Target; (c) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Sanctions; and (d) to the best of the Borrower's knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Sanction(s) by a governmental authority that enforces Sanctions. Borrower shall notify Lender in writing not more than three (3) Business Days after first becoming aware of any breach of this section.

(gg) Anti-Money Laundering and Anti-Corruption Laws. The Borrower represents and warrants continuously throughout the term of this Agreement that: (a) each member of the Borrowing Group has instituted, maintains and complies with policies, procedures and controls reasonably designed to assure compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; and (b) to the best of the Borrower's knowledge, after due care and inquiry, no member of the Borrowing Group is under investigation for an alleged violation of Anti-Money Laundering Laws or Anti-Corruption Laws by a governmental authority that enforces such laws.

(hh) Beneficial Ownership Certification. As of the date hereof and as of each Addition Date, the information included in the Beneficial Ownership Certification (to the extent required) is true and correct in all respects.

(ii) Tax Treatment. The Borrower is an entity disregarded as separate from the Originator for U.S. federal income tax purposes.

The representations and warranties set forth in this Section 4.1 shall survive the Borrower's pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Borrower, the Servicer or Credit Acceptance, or upon written notice or actual knowledge by a Responsible Officer of the Collateral Agent, of a breach of any of the representations and warranties set forth herein, the party discovering, receiving notice of or having actual knowledge, as applicable, of such breach shall give prompt written notice to the other parties of such breach.

Section 4.2 Representations and Warranties of the Borrower Relating to the Loans and the Related Contracts.

(a)Eligibility of Loans. The Borrower hereby represents and warrants to the Deal Agent, the Collateral Agent, the other Secured Parties and the Backup Servicer as of the Closing Date and as of each Addition Date, with respect to the Dealer Agreements, Loans, Contracts and Related Security pledged to the Collateral Agent on such date that:

(i)(x) except as permitted by the definition of Collateral Amount, each

Exhibit 4.105
Loan classified as an “Eligible Dealer Loan” (or included in any aggregation of balances of “Eligible Dealer Loans”) or as an “Eligible Purchased Loan” (or included in any aggregation of balances of “Eligible Purchased Loans”) by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Loan or Eligible Purchased Loan, as applicable, on the date so delivered; and (y) except as permitted by the definition of Collateral Amount, each Contract classified as an “Eligible Dealer Loan Contract” or “Eligible Purchased Loan Contract” (or included in any aggregation of balances of “Eligible Dealer Loan Contracts” or “Eligible Purchased Loan Contracts”) by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Loan Contract or Eligible Purchased Loan Contract on the date so delivered;

(ii)all information with respect to the Dealer Agreements, Purchase Agreements and the Loans and the Contracts and the other Collateral provided to the Collateral Agent, the Backup Servicer, any Lender or the Deal Agent by the Borrower or the Servicer was true and correct in all material respects as of the date such information was provided to the Collateral Agent, the Backup Servicer, such Lender or the Deal Agent (or such earlier time as specifically set forth in such information), as applicable;

(iii)each Loan and all other Collateral has been pledged to the Collateral Agent free and clear of any Lien of any Person (other than, with respect to the Dealer Loan Contracts, the second priority Lien of the related Dealer therein as set forth in the related Dealer Agreement) and in compliance, in all material respects, with all Applicable Laws;

(iv)with respect to each Dealer Agreement, Purchase Agreement, Loan, Contract and all other Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower, in connection with the pledge of such Dealer Agreement, Purchase Agreement, Loan, Contract or other Collateral to the Collateral Agent have been duly obtained, effected or given and are in full force and effect;

(v)Schedule V to this Agreement, which may be supplemented and updated from time to time, is and will be accurate and complete listings of all Loans, Contracts and Dealer Agreements in all material respects on the date each such Loan, Contract or Dealer Agreement was pledged to the Collateral Agent hereunder, and the information contained therein is and will be true and correct in all material respects as of such date;

(vi)each Contract and Purchased Loan constitutes tangible or electronic chattel paper; and

(vii)no selection procedure believed by the Borrower to be materially adverse to the interests of the Secured Parties has been or will be used in selecting the Dealer Agreements, Loans or Contracts; provided that for the avoidance of doubt, during the Revolving Period, Credit Acceptance in its sole discretion may elect to sell to the Borrower Dealer Loans secured by either Open Pools or Closed Pools.

Exhibit 4.105
(b)Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Borrower, the Servicer or Credit Acceptance, or upon written notice or actual knowledge by a Responsible Officer of the Collateral Agent or the Backup Servicer, of a breach of any of the representations and warranties set forth herein, the party discovering, receiving notice of or having actual knowledge, as applicable, of such breach shall give prompt written notice to the other parties of such breach.

Section 4.3    Representations and Warranties of the Servicer.    The initial Servicer represents and warrants as follows on the Closing Date and as of each Addition Date:

(a)Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party.

(b)Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals.

(c)Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of this Agreement and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by the Servicer.

(d)Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, each enforceable against the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer's articles of incorporation, bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any such Contractual Obligation, or (iii) violate any Applicable Law.

(f)No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction

Exhibit 4.105
Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained except where the failure to so obtain is not reasonably expected to result in a Material Adverse Effect.

(h)Reports Accurate. All Monthly Reports and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Deal Agent, the Backup Servicer, the Collateral Agent or any Lender in connection with this Agreement are accurate, true, complete and correct in all material respects as of the date delivered.

(i)Servicer's Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder and under each other Transaction Document to which it is a party.

(j)Compliance With Credit Guidelines and Collection Guidelines. The Servicer has, with respect to the Loans and Contracts, complied in all material respects with the Credit Guidelines and the Collection Guidelines or otherwise as required by Applicable Law.

Section 4.4    Representations and Warranties of the Backup Servicer.    The Backup Servicer represents and warrants as follows:

(a)Organization and Good Standing. The Backup Servicer has been duly organized, and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and each other Transaction Document to which it is a party.

(b)Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Backup Servicer, each enforceable against the Backup Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)Backup Servicing Agreement. The Backup Servicer hereby remakes the representations and warranties made by it under the Backup Servicing Agreement.

Section 4.5    Breach of Representations and Warranties.

(a)Payment in respect of an Ineligible Loan or an Ineligible Contract. If a

Exhibit 4.105
Loan or a Contract is an Ineligible Loan or Ineligible Contract, no later than the earlier of (i) knowledge by the Borrower of such Loan or Contract being an Ineligible Loan or Ineligible Contract and (ii) receipt by the Borrower from the Deal Agent, the Collateral Agent, the Backup Servicer or the Servicer of written notice thereof in accordance with Section 4.2(b) hereof, the Borrower shall, by the last day of the first full Collection Period following the discovery or notice thereof, make a payment to the Collection Account in respect of each such Loan or Contract in an amount equal to the related Release Price. Any such Loan or Contract shall for all purposes of this Agreement be deemed to be an Ineligible Loan or Ineligible Contract. The Borrower shall make a deposit to the Collection Account (for allocation pursuant to Section 2.7) in immediately available funds of an amount (the “Release Price”) equal to (i) (A) in the case of an Ineligible Loan, the product of (x) the Outstanding Balance related to such Loan as of the last day of the related Collection Period and (y) the Net Advance Rate in effect on the date of such payment; and (B) in the case of an Ineligible Contract, the product of (x) the Outstanding Balance related to such Contract as of the last day of the related Collection Period and (y) a ratio the numerator of which is the outstanding Capital as of the date of such payment and the denominator of which is the Outstanding Balance of all Contracts as of the last day of the related Collection Period, plus (ii) all Hedge Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more transactions related to the relevant Hedging Agreement, as required by the terms such Hedging Agreement. Notwithstanding the foregoing, with respect to any Ineligible Contracts, the Borrower may repurchase the Loans related thereto in lieu of such Ineligible Contracts and deposit into the Collection Account the Release Price of such Loans (as if such Loans were Ineligible Loans). Each Loan or Contract which is subject to a payment in accordance with this Section 4.5(a) shall, upon payment in full of the related Release Price, be released from the lien created pursuant to this Agreement and shall no longer constitute Collateral. The Collateral Agent as agent for the Secured Parties shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Borrower to vest in the Borrower, or its designee or assignee, all right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans or Contract subject to a payment in accordance with this Section 4.5(a).

(b)Retransfer of All of the Loans. In the event of a breach of any representation or warranty set forth in Section 4.2 hereof which breach could reasonably be expected to have a Material Adverse Effect, by notice then given in writing to the Borrower, the Deal Agent may direct the Borrower to accept the release by the Collateral Agent of all of the Loans (as directed in writing by the Deal Agent), in which case the Borrower shall be obligated to accept the release of such Loans on a Payment Date specified by the Deal Agent (such date, the “Release Date”); provided, however, that no such release shall be given effect unless Borrower has complied with the terms of any Hedging Agreement requiring that any derivative transaction related thereto be terminated in whole or in part and the Borrower has paid all Hedge Costs due with respect to such termination. The Borrower shall deposit in the Collection Account on the Release Date an amount equal to: (A) the Aggregate Unpaids minus (B) the amount, if any, available in the Collection Account and the Reserve Account on such Payment Date (the “Retransfer Amount”) for allocation and distribution in accordance with Section 2.7. On the Release Date, provided that the full Retransfer Amount has been deposited into the Collection Account, the Loans and Related Security related thereto shall be transferred to the Borrower; and the Collateral Agent as agent for the Secured Parties shall, at the sole expense of the Servicer,

Exhibit 4.105
execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Borrower to vest in the Borrower, or its designee or assignee, all right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans.

(c)Except as expressly set forth in this Section 4.5, neither the Collateral Agent nor the Backup Servicer shall have any enforcement obligation with respect to breaches of representations or warranties pursuant to the Transaction Documents. Neither the Collateral Agent nor the Backup Servicer shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Loan pursuant to this Agreement or the eligibility of any Loan for purposes of the Transaction Documents.

(d)Remedy for Breach. Notwithstanding anything to the contrary contained in Sections 10.1(g) and 10.2, the parties hereto agree that the sole remedy for the breach by the Borrower of the representations and warranties set forth in Section 4.2 hereof with respect to the eligibility of a Loan or Contract shall be set forth in this Section 4.5 and Section 6.2(c)(ii).

(e)Application. Amounts paid in accordance with Section 4.5(a) and (b) shall be distributed on the next succeeding Payment Date in accordance with Section 2.7.

(f)Notwithstanding anything herein to the contrary, payments required under Sections 4.5(a) and (b) and 6.2(c)(ii) shall not be required (i) during the Revolving Period, if the Collateral Amount is greater than the Minimum Collateral Amount and (ii) during the Amortization Period: (x) with respect to any Loan, so long as the aggregate Outstanding Balance of all Loans which would be Ineligible Loans as a result of being subject to the foregoing payment obligations during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Outstanding Balance of all Eligible Loans sold to the Borrower during the Amortization Period and (ii) the Net Advance Rate; and (2) all amounts payable under Section 4.5(a) which have been previously paid during the Amortization Period in respect of Ineligible Loans; and (y) with respect to any Contract, so long as the aggregate Outstanding Balance of all Contracts which would be Ineligible Contracts as a result of being subject to the foregoing payment obligations or the payment obligations under Section 6.2(c)(ii) during the Amortization Period is less than the sum of: (1) the product of (i) the aggregate Outstanding Balance of all Eligible Contracts an interest in which is sold to the Borrower during the Amortization Period and (ii) a fraction, the numerator of which is equal to the aggregate Capital and the denominator of which is equal to the Outstanding Balance of all Eligible Contracts; and (2) all amounts payable under Sections 4.5(a) and 6.2(c)(ii) which have been previously paid during the Amortization Period in respect of Ineligible Contracts.

ARTICLE V GENERAL COVENANTS

Section 5.1    Affirmative Covenants of the Borrower. From the date hereof until the Collection Date:

(a)Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans and Dealer Agreements.

Exhibit 4.105
(b)Preservation of Limited Liability Company Existence; Conduct of Business. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in the jurisdiction of its formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c)Performance and Compliance with Loans, Dealer Agreements and Contracts. The Borrower will, at its expense, timely and fully perform and comply (or cause the Originator to perform and comply pursuant to the Contribution Agreement) with all provisions, covenants and other promises required to be observed by it under the Loans, Dealer Agreements and Contracts and all other agreements related thereto in all material respects.

(d)Keeping of Records and Books of Account. The Borrower will maintain or cause to be maintained and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Loans in the event of the destruction of the originals thereof), and keep and maintain or cause to be kept and maintained all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.

(e)Originator Assets. With respect to each Loan acquired by the Borrower, the Borrower will: (i) acquire such Loan pursuant to and in accordance with the terms of the Contribution Agreement; (ii) take all action necessary to perfect, protect and more fully evidence the Borrower's ownership of such Loan, including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) against the Originator in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate; and (iii) take all additional action that the Deal Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f)Delivery of Collections. Subject to Section 2.9(d) hereof, the Borrower will deposit or cause to be deposited to the Collection Account promptly (but in no event later than two
(2) Business Days after receipt) all Collections received by the Borrower in respect of the Loans or the Contracts.

(g)Separate Corporate Existence. The Borrower shall be in compliance with the requirements set forth in Section 5.2(o).

(h)Credit Guidelines and Collection Guidelines. The Borrower will comply in all material respects with the Credit Guidelines and the Collection Guidelines with respect to each Loan and Contract unless otherwise required by Applicable Law.

Exhibit 4.105

(i)Taxes. The Borrower will file and pay any and all Taxes imposed upon it or any of its property, income or assets (other than any amount of Tax the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

(j)Use of Proceeds. The Borrower will use the amounts advanced by the Lenders pursuant hereto only to acquire Loans and related Collateral pursuant to the Contribution Agreement or to make distributions to Credit Acceptance.

(k)Reporting. The Borrower will maintain for itself a system of accounting established and administered in a manner consistent with GAAP and furnish or cause to be furnished to the Deal Agent and each Lender the following information:

(i)[Reserved];

(ii)Annual Reporting. Within 120 days after the close of Credit Acceptance's fiscal years (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance's fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Annual Report on 10-K for such fiscal year with the SEC, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or
(ii)Credit Acceptance's notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), audited financial statements for Credit Acceptance and all of its Subsidiaries, accompanied by an unqualified audit report certified by independent certified public accountants, prepared in accordance with GAAP on a consolidated basis and any management letter prepared by said accountants, and acceptable to the Deal Agent;

(iii)Quarterly Reporting. Within 60 days after the close of the first three quarterly periods of Credit Acceptance's fiscal years (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance's fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Quarterly Report on 10-Q for such fiscal quarter with the SEC, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or (ii) Credit Acceptance's notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), for Credit Acceptance and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or chief treasury officer as true, accurate and complete in all material respects;

(iv)Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by Credit Acceptance's chief financial officer or chief treasury officer stating that (x) the attached financial statements have been

Exhibit 4.105
prepared in accordance with GAAP and accurately reflect the financial condition of Credit Acceptance and (y) to the best of such Person's knowledge, no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof;

(v)Shareholders Statements and Reports. Promptly upon the furnishing thereof to the members or shareholders of the Borrower or Credit Acceptance, copies of all financial statements, reports and proxy statements so furnished, to the extent such information has not been provided pursuant to another clause of this Section 5.1(k);

(vi)SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Credit Acceptance or any subsidiary files with the SEC;

(vii)Notice of Termination Events or Unmatured Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Unmatured Termination Event, a statement of the chief financial officer or chief treasury officer of the Borrower setting forth details of such Termination Event or Unmatured Termination Event and the action which the Borrower proposes to take with respect thereto;

(viii)[Reserved].

(ix)Collection Guidelines. CAC will deliver a complete copy of the most current Collection Guidelines to the Lenders prior to the Closing Date;

(x)ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Borrower, Credit Acceptance or any ERISA Affiliate of the Borrower or Credit Acceptance files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower, Credit Acceptance or any ERISA Affiliates of the Borrower or Credit Acceptance receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor;

(xi)Proceedings. As soon as possible and in any event within two (2) Business Days after any executive officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy litigation, action, suit or proceeding (in each case, of a material nature), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Affiliates;

(xii)Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect; and

(xiii)Other Information. Such other information, documents, records or

Exhibit 4.105
reports (including non-financial information) as the Deal Agent, each Lender or the Collateral Agent may from time to time reasonably request with respect to Credit Acceptance, the Borrower, the Servicer or any Subsidiary of any of the foregoing.

(l)Compliance with Applicable Law. The Borrower shall duly satisfy in all material respects its obligations under or in connection with each Loan and Contract, will maintain in effect all material qualifications required under all Applicable Law, and will comply in all material respects with all other Applicable Law in connection with each Loan and Contract the failure to comply with which would have a material adverse effect on the interests of the Secured Parties in the Collateral.

(m)Furnishing of Information and Inspection of Records. The Borrower will furnish to the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, from time to time, such information with respect to the Loans and Contracts as may be reasonably requested, including, without limitation, a computer file or other list identifying each Loan and Contract by pool number, account number and dealer number and by the Outstanding Balance and identifying the Obligor on such Loan or Contract. The Borrower will, at any time and from time to time during regular business hours, upon reasonable notice, permit the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of the Borrower for the purpose of examining such Records, and to discuss matters relating to the Loans or Contracts or the Borrower's performance hereunder and under the other Transaction Documents with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters; provided, however, that the Deal Agent, each Lender and the Collateral Agent each acknowledges that in exercising the rights and privileges conferred in this Section 5.1(m) it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Borrower has a proprietary interest. The Deal Agent, each Lender and the Collateral Agent each agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the Borrower, any such information, practices, books, correspondence and records furnished to them except that it may disclose such information: (i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information); (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Deal Agent, any Lender, the Collateral Agent or its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives; (iii) to the extent such information was available to the Deal Agent, any Lender or the Collateral Agent on a non-confidential basis prior to its disclosure hereunder;
(iv)to the extent the Deal Agent, any Lender or the Collateral Agent should be (A) required under the Transaction Documents or in connection with any legal or regulatory proceeding or (B) requested by any bank regulatory authority to disclose such information; or (v) to any Lender or prospective assignee or Lender; provided, that the relevant Lender shall notify such prospective assignee or Lender of the confidentiality provisions of this Section 5.1(m).

(n)Keeping of Records and Books of Account. The Borrower will maintain

Exhibit 4.105
and implement or cause to be maintained and implemented administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Loans and Contracts (including, without limitation, records adequate to permit adjustments to amounts due under each existing Loan and Contract). The Borrower will give the Deal Agent and each Lender notice of any material change in the administrative and operating procedures of the Borrower referred to in the previous sentence.

(o)Notice of Liens. The Borrower will advise the Deal Agent, each Lender and the Collateral Agent promptly, in reasonable detail of: (i) any Lien asserted by a Person against any of the Loans or Contracts or other Collateral; (ii) any breach by the Borrower, the Originator or the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) the occurrence of any other event which would have a Material Adverse Effect.

(p)Protection of Interest in Collateral. The Borrower shall file or cause to be filed such continuation statements and any other documents reasonably requested by the Deal Agent or any Lender or which may be required by law to fully preserve and protect the interest of the Collateral Agent and the Secured Parties in and to the Loans, the Contracts and the other Collateral.

(q)Contribution Agreement. The Borrower will at all times enforce the covenants and agreements of Credit Acceptance in the Contribution Agreement (including, without limitation, the rights and remedies against the Dealers).

(r)Notice of Delegation of Servicer's Duties. The Borrower promptly shall notify the Collateral Agent of any delegation by the Servicer of any of the Servicer's duties under this Agreement which is not in the ordinary course of business of the Servicer.

(s)Organizational Documents. The Borrower shall only amend, alter, change or repeal its limited liability company agreement with the prior written consent of the Deal Agent.

(t)Compliance. The Borrower shall, and the Borrower shall ensure that each member of the Borrowing Group will, comply with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.

(u)Beneficial Ownership Certification. The Borrower will notify Lender of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

Section 5.2    Negative Covenants of the Borrower.    From the date hereof until the Collection Date:

(a)Other Business. Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction

Exhibit 4.105
Documents; or (iii) form any Subsidiary or make any Investments in any other Person without the prior written consent of each Lender.

(b)Loans Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Closing Date, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan.

(c)Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on any Loan, Contract, Related Security or any other Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Deal Agent of the existence of any Lien on any Loan, Contract, Related Security or any other Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans, Contracts, Related Security and other Collateral, against all claims of third parties.

(d)Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Loan, Contracts, Related Security or other Collateral or any interest therein (other than pursuant to and in accordance with the Transaction Documents).

(e)[Reserved].

(f)[Reserved].

(g)Change of Name or Location of Records Files. The Borrower shall not (x) change its name or state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the locations referred to in Sections 4.1(p) and 14.2 or (y) move, or consent to the Custodian or Servicer moving, the Records/Contract Files from the location thereof on the Closing Date, unless the Borrower has given at least 30 days' written notice to the Deal Agent and the Collateral Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral; provided, that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).

(h)Accounting of the Contribution Agreement. The Borrower will not account for or treat (whether in financial statements or otherwise) the transaction contemplated by the Contribution Agreement in any manner other than as a contribution, or absolute assignment, of the Loans and related assets by the Originator to the Borrower.

(i)ERISA Matters. The Borrower will not: (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any

Exhibit 4.105
accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

(j)Contribution Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Contribution Agreement unless the Deal Agent shall have consented to such change in writing and has received duly executed copies of all documentation related thereto. The Borrower will not take any action under the Contribution Agreement which would have a Material Adverse Effect.

(k)Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding where payments in respect of Contracts are to be made to the Borrower or the Servicer, unless the Required Lenders shall have consented to such change in writing and have received duly executed copies of all documentation related thereto.

(l)Extension or Amendment. The Borrower will not, except as otherwise permitted hereunder or by law, extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Dealer Agreement, Loan or Contract; provided, however, the Dealer Agreements may be amended in connection with the closing of or opening of a Pool.

(m)Collection Guidelines. The Borrower will not permit the amendment, modification, restatement or replacement, in whole or in part, of the Collection Guidelines of the initial Servicer, which change would materially impair the collectibility of any Loan or Contract or otherwise materially adversely affect the interests or the remedies of the Deal Agent, the Collateral Agent or the other Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Required Lenders other than if required by Applicable Law.

(n)No Assignments. The Borrower will not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of its rights, obligations or duties under this Agreement without the prior written consent of the Lenders.

(o)Special Purpose Entity. The Borrower has not and shall not:

(iii)engage in any business or activity other than the purchase and receipt of Loans and related assets from the Originator under the Contribution Agreement, the pledge of Loans and related assets under the Transaction Documents and such other activities as are incidental thereto;

(iv)acquire or own any material assets other than (A) the Loans and related assets from the Originator under the Contribution Agreement and (B) incidental property as may be necessary for the operation of the Borrower;

Exhibit 4.105
(v)merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the consent of each Lender;

(vi)fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Deal Agent, amend, modify, terminate, fail to comply with the provisions of its limited liability company agreement, or fail to observe limited liability company formalities;

(vii)own any subsidiary or make any investment in any Person without the consent of each Lender;

(viii)commingle its assets or funds with the assets or funds of any of its Affiliates, or of any other Person, except for (A) Dealer Collections, (B) erroneous deposits or (C) prior to the identification and separation of such funds or assets by the Servicer in accordance with the Servicer's normal and customary business practices;

(ix)incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) indebtedness to the Lenders hereunder or in conjunction with a repayment of Aggregate Unpaids owed to the Lenders, (B) indebtedness to the Originator under the Contribution Agreement in respect of the purchase of Loans (which indebtedness, if any, shall be subordinate to the indebtedness arising hereunder), and (C) trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and paid when due;

(x)become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(xi)fail to maintain its records, books of account and bank accounts separate and apart from those of its principal and Affiliates, and any other Person;

(xii)enter into any contract or agreement with any of its principals or Affiliates or any other Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any principal or Affiliates;

(xiii)seek its dissolution or winding up in whole or in part;

(xiv)fail to correct any known misunderstandings regarding the separate identity of the Borrower or an Affiliate thereof or any other Person;

(xv)guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xvi)make any loan or advances to any third party, including any Affiliate, or hold evidence of indebtedness issued by any other Person (other than cash and

Exhibit 4.105

investment-grade securities);

(xvii)fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not
(A)to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its Affiliates);

(i)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(ii)file or consent to the filing or any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(iii)share any common logo with or hold itself out as or be considered as a department or division of (A) any of its Affiliates or (B) any other Person;

(iv)permit any transfer (whether in any one or more transactions) of any direct or indirect ownership interest in the Borrower;

(v)fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person (for the avoidance of doubt, except its parent in accordance with GAAP);

(vi)fail to pay its own liabilities and expenses only out of its own funds;

(vii)fail to pay the salaries of its own employees in light of its contemplated business operations;

(viii)acquire the obligations or securities of its Affiliates or members;

(ix)fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(x)to the extent it has invoices or checks, fail to use separate invoices or checks bearing its own name;

(xi)pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Lenders hereunder;

(xii)fail at any time to have at least two (2) independent directors (each, an “Independent Director”) on its board of directors that (A) is not and has not been for at least five (5) years a director, officer, employee, trade creditor or shareholder (or spouse, parent, sibling or child of the foregoing) of (I) the Servicer, (II) the Borrower, or (III) any

Exhibit 4.105
Affiliate of the Servicer or the Borrower; provided, however, such Independent Director may be an independent director or manager of another special purpose entity affiliated with the Servicer, and (B) has, (I) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (II) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to borrowers or issuers of securitization or structured finance instruments, agreements or securities;

(xiii)fail to provide that the unanimous consent of all directors (including the consent of the Independent Directors) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower's creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any action in furtherance of any of the foregoing; and

(xiv)take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Skadden, Arps, Slate, Meagher & Flom LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.

(p)Use of Proceeds.

(xv)Sanctions. The Borrower shall not, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions (a) that are prohibited by Sanctions or (b) that would be prohibited by Sanctions if conducted by the Lender or any other party hereto. The Borrower shall notify the Lender in writing not more than three (3) Business Days after first becoming aware of any breach of this section.

(xvi)Anti-Money Laundering/Anti-Corruption Laws. The Borrower shall not, and shall ensure that each member of the Borrowing Group will not, directly or indirectly use any of the credit to fund, finance or facilitate any activities, business or transactions that would be prohibited by Anti-Money Laundering Laws or Anti-Corruption Laws.

(q)Source of Repayment and Collateral. The Borrower shall not fund any repayment of the credit with proceeds, or provide as collateral any property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause the Lender or any other party to this agreement to be in violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws.

Exhibit 4.105

(r)Tax Treatment. The Borrower will not file an election or take any other action that would cause the Borrower to be treated as other than an entity disregarded as separate from the Originator for U.S. federal income tax purposes.

Section 5.3 Covenant of the Borrower Relating to the Hedging Agreement. At all times until the Collection Date, when any amount of Capital is outstanding hereunder, an Eligible Hedging Agreement shall be in place. In addition, the Borrower hereby covenants and agrees that at all times following the date on which the Initial Loan Amount is extended through the Commitment Termination Date, it shall cause the aggregate notional amount of all Eligible Hedging Transactions to at all times at least equal 100% of the Initial Loan Amount at such time and the notional amount of any Eligible Hedging Transaction shall amortize according to a schedule approved in writing by the Deal Agent.

Section 5.4 Affirmative Covenants of the Servicer. From the date hereof until the Collection Date:

(a)Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Loans and the Dealer Agreements or any part thereof.

(b)Preservation of Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)Obligations and Compliance with Loans and Contracts. The Servicer (i) will duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and each Contract and (ii) will do nothing to impair the rights of the Collateral Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral; provided, that, no such impairment of such rights with respect to the Collateral shall be deemed to have occurred so long as the Borrower has fulfilled all of its payment obligations under Section 4.5.

(d)Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.

(e)Preservation of Security Interest. The Servicer will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Collateral Agent as agent for the Secured Parties in, to and under the Collateral. In its capacity as Custodian, it will maintain possession of, or control over, the Contract Files and Records, as Custodian for the Secured Parties, as set forth in Section 6.2(c).

Exhibit 4.105
(f)Collection Guidelines. (i) The Servicer will comply in all material respects with the Collection Guidelines or with Applicable Law in regard to each Loan and Contract.

(ii) The initial Servicer will not agree to or otherwise permit to occur any change in the Collection Guidelines, which change would materially impair the collectibility of any Loan or Contract or otherwise materially adversely affect the interests or remedies of the Deal Agent, the Collateral Agent or the other Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Required Lenders other than if required by Applicable Law.

(g)Amortization Events and Termination Events. The Servicer will furnish to the Deal Agent and each Lender, as soon as possible and in any event within two (2) Business Days after the occurrence of each Amortization Event, each Termination Event and each Unmatured Termination Event, a written statement of the chief financial officer or chief treasury officer of the Servicer setting forth the details of such event and the action that the Servicer purposes to take with respect thereto.

(h)Other. The Servicer will furnish to the Deal Agent, any Lender, the Backup Servicer or the Collateral Agent, as applicable, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of Borrower or the Servicer as the Deal Agent, any Lender, the Backup Servicer or the Collateral Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.

(i)Losses, Etc. In any suit, proceeding or action brought by the Deal Agent, the Backup Servicer, the Collateral Agent or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage (including reasonable and documented attorneys' fees and expenses, including, without limitation, any reasonable and documented legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Backup Servicer or the Collateral Agent of any indemnification or other obligation of the Servicer) suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under a Loan or Contract, arising out of a breach by the Servicer of any obligation under the related Loan or Contract or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against the Deal Agent, the Backup Servicer, the Collateral Agent or any Secured Party.

(j)Notice of Liens The Servicer shall advise the Backup Servicer, the Collateral Agent, each Lender and the Deal Agent promptly, in reasonable detail of: (i) any Lien asserted or claim made against any portion of the Collateral; (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) the occurrence of any other event which would have a Material Adverse Effect.

Exhibit 4.105

(k)Realization on Loans or Contracts. In the event that the Servicer realizes upon any Loan or Contract, the methods utilized by the Servicer to realize upon such Loan or Contract or otherwise enforce any provisions of such Loan or Contract will not subject the Servicer, the Borrower, any Secured Party, the Deal Agent or the Collateral Agent to liability under any federal, state or local law, and such enforcement by the Servicer will be conducted in all material respects in accordance with the provisions of the Credit Guidelines (unless the Backup Servicer is then the Successor Servicer), the Collection Guidelines, Applicable Law and, in the case of Credit Acceptance, this Agreement, and in the case of the Backup Servicer if it has become the Servicer, the Backup Servicing Agreement.

(l)Backup Servicing Agreement. The Servicer shall provide the Backup Servicer with all information, data and reports as required by the terms of the Backup Servicing Agreement.

(m)[Reserved].

(n)Monthly Reports. Not later than the Determination Date preceding each Payment Date, the Servicer will furnish to the Deal Agent, each Lender, the Collateral Agent and the Backup Servicer a Monthly Report relating to the immediately preceding Collection Period.

Section 5.5    Negative Covenants of the Servicer.    From the date hereof until the Collection Date.

(a)Mergers, Acquisition, Sales, etc. The Servicer (unless the Backup Servicer is then the Successor Servicer) will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i)the Servicer has delivered to the Deal Agent, the Collateral Agent and the Backup Servicer an Officer's Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and any related supplemental agreement comply with this Section 5.5 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Deal Agent may reasonably request;

(ii)the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Deal Agent, the Collateral Agent and the Backup Servicer; and

(iii)after giving effect thereto, no Termination Event, Unmatured Termination Event or Servicer Termination Event or event that with notice or lapse of time, or both, would constitute a Termination Event or Servicer Termination Event shall have occurred.

(b)Change of Name or Location of Records. The Servicer shall not (x) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Loans from the locations

Exhibit 4.105
referred to in Sections 4.1(p) and 14.2 or (y) move, or consent to the Custodian moving, the Records from the location thereof on the Closing Date, unless the Servicer has given at least 30 days' written notice to the Deal Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent as agent for the Secured Parties in the Collateral; provided, that, Credit Acceptance may temporarily (or permanently, solely in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).

(c)Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors regarding where payments in respect of Contracts are to be made, unless the Required Lenders have consented to such change and have received duly executed documentation related thereto.

(d)[Reserved].

(e)No Instruments. The Servicer shall take no action to cause any Loan to be evidenced by any instrument (as defined in the UCC as in effect in the relevant State) except for instruments obtained with respect to defaulted Loans.

(f)No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on the Collateral or any interest therein; the Servicer will notify the Collateral Agent and the Deal Agent of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Collateral Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(g)Information. The Servicer shall, within two (2) Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Borrower, the Deal Agent, any Lender or the Collateral Agent might have with respect to the administration of the Loans.

(h)Consent. The Servicer will promptly advise the Borrower, the Backup Servicer, the Deal Agent and the Collateral Agent of any inquiry received from an Obligor which requires the consent of the Borrower, the Backup Servicer, the Deal Agent or the Collateral Agent.

(i)Credit Guidelines and Collection Guidelines. The initial Servicer will not amend, modify, restate or replace in any way the Credit Guidelines or the Collection Guidelines, which change would materially impair the collectibility of any Loan or Contract or otherwise materially adversely affect the interests or the remedies of the Deal Agent, Collateral Agent or the other Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Required Lenders in the case of the Credit Guidelines or without the prior written consent of the Deal Agent and the Required Lenders with respect to the Collection Guidelines, in each case unless required by Applicable Law.

Section 5.6    Negative Covenants of the Backup Servicer. From the date hereof until the Collection Date:

Exhibit 4.105
(a)No Changes in Backup Servicing Fee. The Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Deal Agent.

ARTICLE VI
ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.1 Servicing. (a) The Borrower, the Deal Agent and the Collateral Agent hereby appoint Credit Acceptance as servicer hereunder and Credit Acceptance hereby accepts such appointment and agrees to manage, collect and administer each of the Loans and Contracts as Servicer; provided, however, that the Collateral Agent shall have no liability with respect to such appointment. In the event of a Servicer Termination Event, the Deal Agent shall have the right to terminate Credit Acceptance as servicer hereunder. Upon termination of Credit Acceptance as servicer of the Loans pursuant to Section 6.11 hereof, the Deal Agent shall have the right to appoint a Successor Servicer and enter into a servicing agreement with such Successor Servicer at such time and exercise all of its rights under Section 6.3 hereof. Such servicing agreement shall specify the duties and obligations of such Successor Servicer, and all references herein to the Servicer shall be deemed to refer to such Successor Servicer.

(b)The Borrower shall cause the Servicer to deposit all Collections to the Collection Account no later than two (2) Business Days after receipt. The Servicer agrees to deposit all Collections to the Collection Account no later than two (2) Business Days after receipt.

(c)On or before 120 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending December 31, 2021, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Borrower) to furnish a report to the Collateral Agent, the Deal Agent and the Secured Parties to the effect that such firm (i) compared the information contained in the Monthly Reports delivered during such fiscal year, based on a sample size provided by the Deal Agent, with the information contained in the Loans, the Contracts and the Servicer's records and computer systems for such period, and that, on the basis of such agreed-upon procedures, such firm is of the opinion that the information contained in the Monthly Reports reconciles with the information contained in the Loans and the Contracts and the Servicer's records and computer system and that the servicing of the Loans and the Contracts has been conducted in compliance with this Agreement, and (ii) verified the Aggregate Outstanding Eligible Loan Balance as of the end of each Collection Period during such fiscal year, except, in each case, for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement. In the event such independent public accountants require the Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 6.1(c), the Servicer shall direct the Collateral Agent in writing to so agree; it being understood and agreed that the Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Collateral Agent shall not be liable for any claims, liabilities or expenses relating to such accountants' engagement or any report issued in connection with such engagement, and the dissemination of any such report is subject to the written consent of the accountants.

Exhibit 4.105

Section 6.2    Duties of the Servicer and Custodian.

(a)The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect all amounts due under the Loans and Contracts from time to time, all in material accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in material accordance with the Collection Guidelines and Credit Guidelines, it being understood that there shall be no recourse to the Servicer with regard to the Loans and Contracts except as otherwise provided herein and in the other Transaction Documents. In performing its duties as initial Servicer, the initial Servicer shall use the same degree of care and attention it employs with respect to similar contracts and loans which it services for itself or others. Each of the Borrower, the Deal Agent, the Collateral Agent and the Secured Parties hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Collateral; provided, however, that the Collateral Agent shall have no liability with respect to such appointment. If the Servicer shall commence a legal proceeding to enforce a Loan or a Contract (for purposes of collection or otherwise), or if in any enforcement or other legal proceeding it shall be held that the Servicer may not enforce a Loan or a Contract, on the grounds that it shall not be a real party in interest or a holder entitled to enforce the Loan or Contract or on similar grounds, the Collateral Agent shall thereupon be deemed to have automatically assigned to the Servicer, solely for the purpose of enforcement, such Loan or Contract. Without limiting the foregoing, the Collateral Agent (and each Lender, if applicable) shall furnish the Servicer with an affidavit prepared by the Servicer that the Servicer may use in any such legal proceedings confirming the Servicer's power and authority to sue and otherwise enforce the Loans and Contracts in its own name, consistent with this Section 6.2, and any powers of attorney or other documents prepared by the Servicer reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer shall hold in trust for the Secured Parties all Records and any amounts it receives in respect of the Collateral. In the event that a Successor Servicer is appointed, the outgoing Servicer shall deliver to the Successor Servicer and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

(b)The Servicer, if other than Credit Acceptance, shall as soon as practicable upon demand, deliver to the Borrower all records in its possession which evidence or relate to indebtedness of an Obligor which is not a Loan or a Contract.

(c)(i) The Borrower, the Deal Agent and the Collateral Agent hereby revocably appoint Credit Acceptance as custodian, and Credit Acceptance hereby accepts such appointment, to hold and maintain physical possession of the Contract Files and all Records (or with respect to any Contract constituting electronic chattel paper, to maintain “control” (within the meaning of Section 9-105 of the UCC) of the Authoritative Electronic Copy thereof) (in such capacity together with its successors in such capacity, the “Custodian”); provided, however, that the Collateral Agent shall have no liability with respect to such appointment. The Contract Files and Records are to be delivered to the Custodian or its designated bailee by or on behalf of the Borrower, the Deal Agent and Collateral Agent within two (2) Business Days preceding the Closing Date or within two (2) Business Days after each Addition Date, as the case may be, with respect to each Loan acquired on the Addition Date.

Exhibit 4.105
(ii)The Custodian shall within 180 days after the Closing Date or an Addition Date, as applicable, review 100% of the Contract Files to verify the presence of the original retail installment contract and security agreement and/or installment loans with respect to each Contract, provided, however, that the Certificate of Title or other evidence of lien with respect to a Contract need not be verified. If the number of Contracts for which any of the foregoing documents have not been delivered to the Custodian within 180 days of the Closing Date or relevant Addition Date, as the case may be (each such Contract, a “Nonconforming Contract”), exceeds 2% of the aggregate number of Contract Files required to be reviewed pursuant to this Section 6.2(c)(ii), the Borrower shall make a deposit to the Reserve Account only with respect to the excess number of Nonconforming Contracts, in an amount equal to the related Release Price. Once per month, the amount on deposit in the Reserve Account in respect of Nonconforming Contracts shall be adjusted to account for increases or decreases in the excess number of Nonconforming Contracts and for changes in the Outstanding Balance of such Nonconforming Contracts. The Borrower shall, in the case of an increase, promptly deposit to the Reserve Account the amount of any such increase. In the case of a decrease, the amount of any such decrease shall be deemed to be part of the Excess Reserve Amount. Payments otherwise required under this Section 6.2(c)(ii) shall not be required under the circumstances set forth in Section 4.5(f).

(iii)The Custodian agrees to maintain the Contract Files and Records which are delivered to it at the offices of the Custodian as shall from time to time be identified to the Deal Agent by written notice. Subject to the foregoing, Credit Acceptance may temporarily (or permanently, in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer to an agent of the Servicer individual Contract Files or Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.

(iv)The Custodian shall have the following powers and perform the following duties:

(A)hold the Contract Files and Records for the benefit of the Secured Parties and maintain a current inventory thereof; and

(B)carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Contract Files and Records so that the integrity and physical possession of the Contract Files and Records (or with respect to any Contract constituting electronic chattel paper, the integrity and “control” (within the meaning of Section 9-105 of the UCC) of the Authoritative Electronic Copy thereof) will be maintained.

In performing its duties as custodian, the Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar Contracts or Loans owned or held by it for its own account or for any other Person.

(v)Credit Acceptance shall have the obligation to (i) physically

Exhibit 4.105
segregate the Contract Files (to the extent held in physical form) from the other custodial files it is holding for its own account or on behalf of any other Person, (ii) physically mark the Contract folders (to the extent held in physical form) to demonstrate the transfer of Contract Files and the Collateral Agent's security interest hereunder, (iii) mark its computer records indicating the transfer of any Contract Files relating to Contracts constituting electronic chattel paper and the Collateral Agent's security interest hereunder, and (iv) with respect to each Contract constituting electronic chattel paper, cause the single “authoritative copy” (within the meaning of Section 9-105 of the UCC) to be communicated to and maintained at all times by Credit Acceptance such that the “authoritative copy” constitutes an Authoritative Electronic Copy at all times.

(d)(i) If (A) an Unsatisfactory Audit occurs or (B) a Servicer Termination Event or potential Servicer Termination Event occurs, the Deal Agent shall have the right to terminate Credit Acceptance as the Custodian hereunder and the Deal Agent shall have the right to appoint a successor Custodian hereunder who shall assume all the rights and obligations of the “Custodian” hereunder. On the effective date of the termination of Credit Acceptance as Servicer, Credit Acceptance shall be released of all of its obligations as Custodian arising on or after such date. The Contract Files and Records shall be delivered by Credit Acceptance to the successor Custodian, on or before the date which is two (2) Business Days prior to such date.

(ii)[Reserved].

(iii)The Custodian shall provide to the Deal Agent access to the Contract Files and Records and all other documentation regarding the Contracts, Dealer Agreements and the Loans and the related Financed Vehicles in such cases where the Collateral Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations to review such documentation, such access being afforded without charge.

(e)Two times per calendar year, at the expense of the Servicer, the Deal Agent and the Lenders, acting in concert, may review the Servicer's collection and administration of the Loans, Dealer Agreements and Contracts in order to assess compliance by the Servicer with the Servicer's written policies and procedures, as well as with this Agreement, at the expense of the Servicer in an amount not to exceed $15,000 per annum, and may conduct an audit of the Loans, Dealer Agreements and Contracts and Contract Files in conjunction with such a review. On and after the occurrence of a Termination Event or Servicer Termination Event, the Deal Agent or any Lender may conduct such reviews and audits without limitation, at the Servicer's expense.

Section 6.3    Rights After Designation of Successor Servicer. At any time following the designation of a Successor Servicer pursuant to Section 6.12(a):

(i)The Successor Servicer or Collateral Agent may intercept payments made by or on behalf of Obligors and direct that payment of all amounts payable under any Loan or Contract be made directly to the Successor Servicer or Collateral Agent or its designee; provided, that the Collateral Agent shall pay to any Dealer, to the extent to which such Dealer is entitled, all related Dealer Collections, pursuant to the written direction of the Successor Servicer, in consultation with Credit Acceptance and the Borrower, set forth in the Monthly Report.

Exhibit 4.105

(ii)The Successor Servicer shall, at the Borrower's expense, give notice of the Collateral Agent's interest in the Loans and Contracts to each Obligor and direct that payments be made directly to the Successor Servicer or the Collateral Agent or its designee.

(iii)The Borrower shall, at the Successor Servicer's or Collateral Agent's request, (A) assemble all of the records relating to the Collateral, including all Records with respect to the Loans and Contracts, and shall make the same available to the Successor Servicer or Collateral Agent at a place selected by the Successor Servicer or Collateral Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral and shall, promptly upon receipt but in any event within two (2) Business Days, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Successor Servicer or Collateral Agent.

(iv)The Borrower hereby authorizes the Collateral Agent and the Successor Servicer to take any and all steps in the Borrower's name and on behalf of the Borrower necessary or desirable to collect all amounts due under any and all of the Collateral with respect thereto, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing the Loans and Contracts.

Section 6.4 Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Loans and Contracts to the same extent as if a security interest in such Loans and Contracts had not been granted hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Loans or Contracts and their creation and satisfaction. None of the Collateral Agent, the Backup Servicer, the Deal Agent or any Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 6.5    Reports.

(a)Monthly Report. On each Determination Date, the Servicer shall deliver to the Deal Agent, each Lender, the Collateral Agent and the Backup Servicer a report in substantially the form of Exhibit C attached hereto (the “Monthly Report”) for the related Collection Period. Each Lender shall provide to the Borrower, the Servicer and the Backup Servicer by the fifth (5th) Business Day prior to each Payment Date, information relating to the amount of each obligation which comprises Carrying Costs, Increased Costs, Indemnified Amounts and Additional Amounts for such Collection Period. The Monthly Report shall specify whether an Amortization Event, Termination Event or Unmatured Termination Event has occurred with respect to the Collection Period preceding such Determination Date. Upon receipt of the Monthly Report, the Deal Agent and the Collateral Agent shall rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making

Exhibit 4.105
distributions and allocations as provided for herein. Each Monthly Report shall be certified by a Responsible Officer of the Servicer.

(a)Credit Agreement. The Servicer shall deliver to the Deal Agent and each Lender all reports or certificates required to be delivered under Section 7.3 of the Credit Agreement at the times set forth therein.

(b)Financial Statements. In the event the Servicer is no longer subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, the Servicer will submit to the Deal Agent, the Collateral Agent, each Lender and the Backup Servicer, within 60 days of the end of each of its fiscal quarters (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance's fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Quarterly Report on 10-Q for such fiscal quarter with the SEC if Credit Acceptance were subject to such reporting requirements other than as an accelerated filer or large accelerated filer, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or (ii) Credit Acceptance's notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), commencing March 31, 2021, unaudited financial statements as of the end of each such fiscal quarter. The Servicer will submit to the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, within 120 days of the end of each of its fiscal years (or upon prior notice from Credit Acceptance to the Deal Agent, such longer time period after the close of Credit Acceptance's fiscal year as may be temporarily permitted by the SEC or under the Securities Exchange Act for the benefit of a class or classes of persons (collectively and not individually) for Credit Acceptance to file its Annual Report on 10-K for such fiscal year with the SEC if Credit Acceptance were subject to such reporting requirements other than as an accelerated filer or large accelerated filer, but excluding any longer time periods resulting from (i) relief provided specifically by the SEC to Credit Acceptance or (ii) Credit Acceptance's notification to the SEC of its inability to file pursuant to Securities Exchange Act Rule 12b-25), commencing with the fiscal year ending December 31, 2020, audited financial statements as of the end of each such fiscal year. The Servicer will submit to the Deal Agent, the Collateral Agent, each Lender and the Backup Servicer an analysis of the static pool performance of Credit Acceptance for each fiscal quarter within 60 days of the end of such fiscal quarter.

(c)Annual Statement as to Compliance. The Servicer will provide to the Deal Agent, each Lender, the Backup Servicer and the Collateral Agent, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2021, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Person's supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year (or in the case of a Successor Servicer which has been Servicer for less than one year, for so long as such Successor Servicer has been Servicer) and no Servicer Termination Event or potential Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event or potential Servicer Termination Event occurred during such year

Exhibit 4.105
and no notice thereof has been given to the Deal Agent, the Backup Servicer and the Collateral Agent, specifying such Servicer Termination Event or potential Servicer Termination Event and the steps taken to remedy such event).

Section 6.6 Additional Representations and Warranties of Credit Acceptance as Servicer. Credit Acceptance, in its capacity as Servicer, represents and warrants to the Collateral Agent, the Backup Servicer, the Deal Agent and each Lender as of the Closing Date and as of each Addition Date, that the only material servicing computer systems and related software utilized by the Servicer to service the Loans and Contracts are: (i) provided by Ontario Systems Corporation under an existing licensing agreement and related resource agreement, each of which may be amended from time to time, and (ii) the “loan servicing system” software licensed by Credit Acceptance from Oracle Corporation, which may be updated or replaced from time to time. Should the Servicer or any of its Affiliates develop or implement computer software for servicing that is owned by or exclusively licensed to the Servicer or an Affiliate and utilize such software in the servicing of the Loans and Contracts, the Servicer shall give prompt written notice thereof to the Backup Servicer and the Collateral Agent, and the Collateral Agent shall be entitled to compel a license or sublicense for the benefit of the Collateral Agent or its designee of any such rights to the extent the Collateral Agent deems reasonably necessary and appropriate to assure that it or a duly appointed Successor Servicer would be able to continue to service the Loans and Contracts should that be required in accordance with the terms hereof.

Section 6.7    Establishment of the Accounts.

(a)Establishment of the Collection Account, Principal Collection Account and Reserve Account. The Servicer shall cause to be established, on or before the Closing Date, maintained in the name of the Borrower at Fifth Third Bank, National Association and subject to, in the case of the following clauses (i) and (iii), at all times following the Amendment No. 1 Effective Date, an Account Control Agreement (i) the Collection Account, (ii) the Principal Collection Account and (iii) the Reserve Account.

(b)Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check or other form of payment that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any payment in respect of which a dishonored check or other form of payment is received shall be deemed not to have been paid.

(c)Permitted Investments. Funds on deposit in the Collection Account, the Principal Collection Account and the Reserve Account may be invested in Permitted Investments by or at the written direction of the Borrower, provided that if a Termination Event or Unmatured Termination Event shall have occurred, such amounts may continue to be invested in Permitted Investments according to the last written direction received from the Borrower. Absent written direction from the Borrower, then any funds in such accounts shall remain uninvested (without any requirement or liability to pay for interest or earnings). Any such written directions shall specify the particular investment to be made and shall certify that such investment is a Permitted

Exhibit 4.105
Investment and is permitted to be made under this Agreement. Funds on deposit in the Collection Account, the Principal Collection Account and the Reserve Account, if invested, shall be invested in Permitted Investments that will mature so that such funds will be available no later than the Business Day prior to the next Payment Date, except that in the case of funds representing Collections with respect to a succeeding Collection Period, such Permitted Investments may mature so that such funds will be available no later than the Business Day prior to the Payment Date for such Collection Period. No Permitted Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Permitted Investment shall be deposited in the Collection Account, the Principal Collection Account or the Reserve Account, as applicable. Investments may be made in any account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in Permitted Investments shall be charged against investment earnings on amounts on deposit in the Collection Account, the Principal Collection Account or the Reserve Account, as applicable. The Borrower acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Permitted Investments or the Collateral Agent's receipt of a broker's confirmation. The Borrower agrees that such notifications shall not be provided by the Collateral Agent hereunder, and the Collateral Agent shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available for any account if no activity has occurred in such account during such period. The Collateral Agent shall not be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Borrower.

Section 6.8 Payment of Certain Expenses by Servicer. The initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The initial Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account, the Principal Collection Account, the Reserve Account and the Credit Acceptance Payment Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 6.9 Annual Independent Public Accountant's Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Collateral Agent, the Deal Agent and each Lender, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2021: (i) a report relating to such fiscal year to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Loans and Contracts included in the Collateral, and (B) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report and (ii) a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures, as set forth in Section 6.1(c) (which procedures shall have been approved by the Deal Agent and each Lender) to certain documents

Exhibit 4.105
and records relating to the Loans under any Transaction Document, compared the information contained in the Monthly Reports delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with Article VI of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exception as shall be set forth in such statement. In the event such independent public accountants require the Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 6.9, the Servicer shall direct the Collateral Agent in writing to so agree; it being understood and agreed that the Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Collateral Agent shall not be liable for any claims, liabilities or expenses relating to such accountants' engagement or any report issued in connection with such engagement, and the dissemination of any such report is subject to the written consent of the accountants.

Section 6.10 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon the Servicer's determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Lenders, the Deal Agent, the Collateral Agent and the Backup Servicer. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.12.

Section 6.11 Servicer Termination Events. If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing:

(a)any failure by the Servicer: (x) to deposit to the Collection Account (A) any amount required to be deposited therein by the Servicer (other than any such failure resulting from an administrative or technical error of the Servicer in the amount so deposited); or (B) within one
(1) Business Day after the Servicer becomes aware that, as a result of an administrative or technical error of the Servicer, any amount previously deposited by the Servicer to the Collection Account was less than the amount required to be deposited therein by the Servicer, the amount of such shortfall; or (y) to deliver to the Collateral Agent the Monthly Report on the related Determination Date;

(b)failure on the part of the Servicer duly to observe or to perform in any material respect any covenants or agreements of the Servicer set forth in the Transaction Documents or any representation or warranty of the Servicer made in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document proving to have been incorrect in any material respect as of the time when the same shall have been made, which default, if capable of cure, shall continue unremedied for a period of 30 days (or a longer period, not in excess of 60 days as may be reasonably necessary to remedy such default, if the default is capable of remedy within 60 days or less, and the Servicer delivers an Officer's Certificate to the Deal Agent, the Backup Servicer and the Collateral Agent to the effect that it has

Exhibit 4.105
commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after (x) there shall have been given written notice of such failure, requiring the same to be remedied, (1) to the Servicer, by the Collateral Agent or the Deal Agent, or (2) to the Servicer by the Collateral Agent at the direction of the Deal Agent or (y) discovery of such failure by an officer of the Servicer;

(c)the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer or any of its subsidiaries in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the entry of any decree or order for relief in respect of the Servicer or any of its subsidiaries under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, or similar law, whether now or hereafter in effect, which decree or order for relief continues unstayed and in effect for a period of 60 consecutive days;

(d)the consent by the Servicer or any of its subsidiaries to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or any of its subsidiaries or relating to substantially all of its property; or the admission by the Servicer or any of its subsidiaries in writing of its inability to pay its debts generally as they become due, the filing by the Servicer or any of its subsidiaries of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Servicer or any of its subsidiaries of an assignment for the benefit of its creditors, or the voluntary suspension by the Servicer or any of its subsidiaries of payment of its obligations;

(e)any delegation of the Servicer's duties that is not permitted by Section 7.1;

(f)any financial information related to the Collateral reasonably requested by the Deal Agent, the Collateral Agent or any Lender as provided herein is not reasonably provided as requested;

(g)the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $15,000,000 in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(h)the Servicer shall fail to pay any principal of or premium or interest on any indebtedness in an aggregate outstanding principal amount of $15,000,000 or more (“Material Debt”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other default under any agreement or instrument relating to any Material Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required

Exhibit 4.105
prepayment) prior to the stated maturity thereof;

(i)a Termination Event shall have occurred and such Termination Event has not been waived by the Deal Agent;

(j)the occurrence of the thirtieth (30th) day after the end of the fiscal quarter in which a breach of any covenant set forth in Sections 7.5, 7.6 and 7.7 of the Credit Agreement shall occur unless prior to such date, such breach is cured or waived by the Deal Agent in the Deal Agent's sole discretion; or

(k)the Originator or Servicer, if Credit Acceptance is the Servicer, fails to pay when due (or no later than the next Payment Date after the Servicer becomes aware that such payment was not made) the Release Price in excess of $100,000;

then notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied, within any applicable cure period prior to the date of the Servicer Termination Notice (defined below), the Deal Agent may, or at the direction of the Required Lenders, by written notice to the Servicer (with a copy to the Backup Servicer and the Collateral Agent) (a “Servicer Termination Notice”) shall, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

Section 6.12    Appointment of Successor Servicer.

(a)On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6.11 or Section 10.2, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Deal Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Deal Agent, until a date mutually agreed upon by the Servicer, the Backup Servicer and the Deal Agent. The Deal Agent may at the time described in the immediately preceding sentence at the direction of the Required Lenders appoint the Backup Servicer by written notice as the Servicer hereunder, and the Backup Servicer shall on such date assume all obligations of the Servicer hereunder from and after such date (except as specifically set forth herein or in the Backup Servicing Agreement), and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer. In the event that the Deal Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on such date, the Deal Agent shall as promptly as possible appoint another successor servicer (the Backup Servicer or such other successor Servicer, “Successor Servicer”) who shall be acceptable to the Required Lenders, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than United States
$50,000,000 and whose regular business includes the servicing of Loans as the Successor Servicer hereunder.

(b)Upon its assumption as Successor Servicer, the Backup Servicer (except as specifically set forth herein or in the Backup Servicing Agreement and subject to Section 6.12(a))

Exhibit 4.105
or any other Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement and the other Transaction Documents to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. In no event shall the Backup Servicer be liable for any actions or omissions of any predecessor Servicer.

(c)All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Loans and the Contracts.

(d)Within 30 days of receiving notice that the Backup Servicer is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 6.12 the Backup Servicer will begin the transition to its role as Servicer.

Section 6.13    [Reserved].

Section 6.14 Segregated Payment Account. Upon the occurrence of a Servicer Termination Event, a potential Servicer Termination Event or an Unsatisfactory Audit, the Deal Agent shall have the right to require the Borrower and the Servicer (i) to establish a segregated payment trust account in the name of the Collateral Agent for Collections related to the Collateral and (ii) to direct all Obligors to make payments into such account.

Section 6.15 Dealer Collections Repurchase; Replacement of Dealer Loan with Related Purchased Loans. The parties hereto acknowledge the following:

(a)During its ordinary course of business in managing its serviced portfolio of Dealer Loans (and not based on poor credit quality of the Dealer Loan Contracts), Credit Acceptance may from time to time agree to enter into an agreement (a “Dealer Collections Purchase Agreement”) with a Dealer, pursuant to which the Dealer agrees to sell and assign to Credit Acceptance all of its rights, interests and entitlement in and to one or more Pools of Dealer Loan Contracts securing the related Dealer Loans, including such Dealer's ownership interest in such Dealer Loan Contracts and rights to receive the related Dealer Collections (a “Dealer Collections Purchase”).

(b)Credit Acceptance has assigned all of its rights under any Dealer Collections Purchase Agreements to the Borrower pursuant to the Contribution Agreement. Upon the payment by Credit Acceptance to the applicable Dealer under a Dealer Collections Purchase Agreement of the purchase price thereunder (the “Dealer Collections Purchase Price”), the related Dealer Loans (including the rights to the related Dealer Loan Collections thereunder) shall be deemed to be extinguished and pursuant to the Contribution Agreement the Dealer Loan Contracts

Exhibit 4.105
securing such Dealer Loans shall be assigned by Credit Acceptance to the Borrower as Purchased Loan Contracts and the loans thereunder shall be deemed Purchased Loans. For the avoidance of doubt, all Collections on such Purchased Loan Contracts shall be included in Available Funds.

(c)On the date of each Dealer Collections Purchase, Credit Acceptance shall deliver to the Collateral Agent a list identifying (A) all Dealer Loans extinguished as a result of such Dealer Collections Purchase, (B) each Dealer Loan Contract previously securing such Dealer Loans and (C) the Purchased Loans and Purchased Loan Contracts evidencing such Purchased Loans resulting from such Dealer Collections Purchase, in each case, identified by account number, dealer number and pool number, as applicable. Such list shall be deemed to supplement Exhibit A to the Contribution Agreement and Schedule V hereto as of the date of such Dealer Collections Purchase.

ARTICLE VII BACKUP SERVICER

Section 7.1 Designation of the Backup Servicer. The backup servicing role with respect to the Collateral shall be conducted by the Person designated as Backup Servicer under the Backup Servicing Agreement, which shall initially be SST.

Section 7.2 Duties of the Backup Servicer. On or before the Closing Date, and until its removal pursuant to the Backup Servicing Agreement, the Backup Servicer shall perform, on behalf of the Servicer, the Borrower, the Deal Agent, the Collateral Agent and the Secured Parties, the duties and obligations set forth in the Backup Servicing Agreement.

Section 7.3 Backup Servicing Compensation. As compensation for its backup servicing activities hereunder and under the Backup Servicing Agreement, the Backup Servicer shall be entitled to receive the Backup Servicing Fee pursuant to the provisions of Section 2.7(a). The Backup Servicer's entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of: (i) it becoming the Successor Servicer; (ii) its resignation or removal as Backup Servicer pursuant to the terms of the Backup Servicing Agreement; or (iii) the termination of this Agreement or the Backup Servicing Agreement.

ARTICLE VIII [RESERVED]

ARTICLE IX SECURITY INTEREST

Section 9.1 Security Agreement. (a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law.

(b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral and Proceeds thereof without the signature of the Borrower in such form and in such offices as the Deal Agent determines, in its sole discretion, are necessary or advisable to perfect the security interests of the Collateral Agent under this Agreement. The Borrower also authorizes the

Exhibit 4.105
Collateral Agent to use the collateral description “all personal property of the debtor” or “all assets of the debtor,” in each case “whether now owned or hereafter acquired or arising” or words of similar meaning in any such financing statements; provided, however, that the Collateral Agent shall have no liability or obligation to act unless directed to do so in writing by the Deal Agent. A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law; provided, however, that the Collateral Agent shall not be obligated to file such financing statement instruments.

Section 9.2 Release of Lien. At the same time as any Loan by its terms and all amounts in respect thereof has been paid by the related Obligor and deposited in the Collection Account, the Collateral Agent as agent for the Secured Parties will, to the extent requested by the Servicer, release its interest in such Loan and Related Security. The Collateral Agent as agent for the Secured Parties will after the deposit by the Servicer of such payment into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect such release and transfer; provided, that the Collateral Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan and Related Security in connection with such sale or transfer and assignment.

Section 9.3 Further Assurances. The provisions of Section 14.12 shall apply to the security interest granted under Section 2.2(a).

Section 9.4 Remedies. Upon the occurrence of a Termination Event, the Deal Agent, the Collateral Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 2.2(a), and in addition to all other rights and remedies available to the Deal Agent, the Collateral Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

Section 9.5 Waiver of Certain Laws. Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where all or any portion of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of all or any portion of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Deal Agent, the Collateral Agent or any court having jurisdiction to foreclosure the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Deal Agent, the Collateral Agent or such court may determine.

Section 9.6 Power of Attorney. The Borrower hereby irrevocably appoints the Deal Agent and the Servicer and any Successor Servicer as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the

Exhibit 4.105
following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Deal Agent, the Servicer or any Successor Servicer, the Collateral Agent or a purchaser of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Deal Agent, the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

ARTICLE X TERMINATION EVENTS

Section 10.1    Termination Events.    The following events shall be termination events (“Termination Events”) hereunder:

(a)default by the Borrower in the payment of any amount due and payable pursuant to Section 2.7(a)(iii), and such default shall continue for a period of five (5) days or more; or

(b)default by the Borrower in the payment of the principal of or any installment of the principal when it becomes due and payable on the Final Scheduled Payment Date; or

(c)the aggregate amount of Capital exceeds, for a period of two (2) Business Days or more, the product of the Net Advance Rate and the Collateral Amount; or

(d)a Servicer Termination Event occurs and is continuing; or

(e)failure on the part of the Borrower or the Originator to make any payment or deposit required by the terms of any Transaction Documents; or

(f)failure on the part of the Borrower or the Originator in any material respect to observe or perform any of its covenants or agreements set forth in this Agreement or any other Transaction Document and such failure continues unremedied for more than 30 Business Days after written notice to the Borrower or the Originator (or 60 days if necessary to remedy such default); or

(g)any representation or warranty made or deemed to be made by the Borrower or the Originator under or in connection with any of the Transaction Documents or any information required to be given by the Borrower or the Originator to identify Loans or Contracts pursuant to any Transaction Document, shall prove to have been false or incorrect in any material respect when made, deemed made or delivered, and such failure continues unremedied for more than 30 days after the earlier of (x) the date on which the Borrower or Credit Acceptance discovers such breach or (y) the date on which the Borrower or Credit Acceptance receives written notice of such breach; or

Exhibit 4.105
(h)the occurrence of an Insolvency Event relating to the Originator, the Borrower or the Servicer; or

(i)the Borrower shall become an “investment company” or require registration as an “investment company” within the meaning of the Investment Company Act; or

(j)a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower contemplated hereby be terminated or may reasonably be expected to cause the Borrower or any Affiliate to suffer materially adverse regulatory, accounting or tax consequences; or

(k)there shall exist any event or occurrence that has a reasonable possibility of causing a Material Adverse Effect; or

(l)the Borrower, the Servicer or Credit Acceptance shall enter into any merger, consolidation or conveyance transaction, unless in the case of Credit Acceptance or the Servicer, the Servicer or Credit Acceptance, as applicable, is the surviving entity; or

(m)the Collateral Agent ceases to have a valid and perfected first priority security interest in a material portion of the Collateral and such failure has not been remedied within ten (10) Business Days; provided that, the portion of the Collateral in which the Collateral Agent does not have a valid and perfected first priority security interest will be material if the outstanding balance of the related Contracts exceeds 3% of the Aggregate Outstanding Eligible Loan Balance of all Eligible Contracts; or

(n)any Change-in-Control shall occur; or

(o)cumulative Collections are less than 65% of Credit Acceptance's cumulative Forecasted Collections for any three consecutive Collection Periods.

Section 10.2    Remedies.

(a)Upon the occurrence of a Termination Event (other than a Termination Event described in Section 10.1(h)), the Deal Agent may, or at the direction of the Required Lenders, shall by notice to the Borrower declare the Termination Date to have occurred.

(b)Upon the occurrence of a Termination Event described in Section 10.1(h), the Termination Date shall automatically occur.

(c)Upon any Termination Date that occurs following a Termination Event pursuant to this Section 10.2: (i) the Deal Agent may, and shall at the direction of the Required Lenders by delivery of a Servicer Termination Notice, terminate the Servicer; and (ii) the Deal Agent, may, and at the direction of the Required Lenders, shall declare the entire outstanding amount of Capital immediately due and payable. The Deal Agent, the Collateral Agent and the Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise (including, for the avoidance of doubt, the right to take exclusive control of the

Exhibit 4.105
Collection Account, the Reserve Account and the Principal Collection Account), all other rights and remedies provided of a secured party under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

(d)If the outstanding Capital has been declared due and payable pursuant to Section 10.2(c), the Deal Agent or the Collateral Agent (acting at the written direction of the Deal Agent) may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration.

ARTICLE XI INDEMNIFICATION

Section 11.1    Indemnities by the Borrower.

(a)Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Deal Agent, the Backup Servicer, the Collateral Agent, the Successor Servicer, the Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses (including reasonable and documented attorneys' fees and disbursements and court costs) including those incurred in connection with any enforcement (including any action, claim or suit brought) by an Indemnified Party of any indemnification or other obligation of the Borrower or any other Person (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party, any of them arising out of or as a result of this Agreement or the financing or maintenance of the Capital or in respect of any Loan or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, as determined by a court of competent jurisdiction, or (b) Indemnified Amounts that have the effect of recourse for non-payment of the Loans due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). The indemnification provided for in this Section shall be paid to the Indemnified Parties until such time as such court enters a judgment as to the extent and effect of the alleged gross negligence or willful misconduct, at which time the Indemnified Parties, as applicable, shall, to the extent required pursuant to such court's determination, promptly return to the Borrower any such indemnification amounts so received but not owed as determined by such court. If the Borrower has made any indemnity payment pursuant to this Section 11.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)any Contract or Loan treated as or represented by Credit Acceptance to be an Eligible Dealer Loan Contract or Eligible Loan that is not at the applicable time an Eligible Dealer Loan Contract or Eligible Loan;

Exhibit 4.105
(ii)reliance on any representation or warranty made or deemed made by the Borrower or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Loan, Dealer Agreement, Purchase Agreement, any Contract, or the nonconformity of any Loan, Dealer Agreement, Purchase Agreement or Contract with any such Applicable Law;

(iv)the failure to vest and maintain vested in the Collateral Agent for the Secured Parties a first priority perfected security interest in the Collateral, together with all Collections, free and clear of any Lien whether existing at the time of any pledge of Loans or at any time thereafter;

(v)the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of any pledge of Loans or at any subsequent time;

(vi)any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan or Contract (including, without limitation, a defense based on such Loan or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Borrower to perform its respective duties under the Loans;

(viii)the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(ix)any repayment by the Deal Agent, any Lender or a Secured Party of any amount previously distributed in reduction of Capital or payment of Interest or Yield or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Deal Agent or a Secured Party believes in good faith is required to be repaid;

(x)the commingling of Collections of the Collateral at any time with other funds;

(xi)any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the loan to the Borrower or the funding of or maintenance of Capital or in respect of any Loan or Contract;

(xii)any failure by the Borrower to give reasonably equivalent value to

Exhibit 4.105
the Originator in consideration for the transfer by the Originator to the Borrower of the Loans, Related Security or any portion thereof or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xiii)the use of the Proceeds of the loan to the Borrower in a manner other than as provided in this Agreement and the Contribution Agreement; or

(xiv)the failure of the Borrower or any of its agents or representatives to remit to the Servicer, the Deal Agent, the Collateral Agent or any other Secured Party, any Collections of the Collateral remitted to the Borrower or any such agent or representative.

(b)Any amounts subject to the indemnification provisions of this Section 11.1 shall be paid by the Borrower to the relevant Indemnified Party on the next Payment Date pursuant to Section 2.7(a).

(c)The obligations of the Borrower under this Section 11.1 shall survive the resignation or removal of the Deal Agent, the Collateral Agent, the Successor Servicer, any Lender or the Backup Servicer or the termination or assignment of this Agreement.

Section 11.2 Indemnities by the Servicer.

(a)Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to: (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Monthly Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made; (ii) the failure by the Servicer to comply with any Applicable Law; (iii) the failure of the Servicer to comply with its duties or obligations in accordance with this Agreement or any other Transaction Document to which it is a party; (iv) any litigation, proceedings or investigation against the Servicer; (v) the commingling of Collections at any time with other funds; or (vi) the failure of the Servicer or any of its agents or representatives to remit to the Collection Account, Deal Agent or Collateral Agent any Collections or Proceeds of the Collateral. The provisions of this indemnity shall run directly to and be enforceable by an Indemnified Party subject to the limitations hereof.

(b)Any amounts subject to the indemnification provisions of this Section 11.2 shall not be payable from the Collateral.

(c)The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible Contracts.

(d)The obligations of the Servicer under this Section 11.2 shall survive the resignation or removal of the Servicer, the Deal Agent, the Collateral Agent, the Successor Servicer, any Lender or the Backup Servicer and the termination or assignment of this Agreement.

Exhibit 4.105
(e)Any indemnification pursuant to this Section 11.2, to the extent not paid by the Servicer, shall be paid to the relevant Indemnified Party on the next Payment Date pursuant to Section 2.7(a).

Section 11.3 After-Tax Basis. Indemnification under Sections 11.1 and 11.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE XII
THE DEAL AGENT AND THE COLLATERAL AGENT

Section 12.1    Authorization and Action.

(a)Each Secured Party hereby designates and appoints Fifth Third Bank, National Association as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto; provided, however, that the Collateral Agent shall have no liability with respect to such appointment. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Deal Agent shall not be required to take any action that exposes the Deal Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Deal Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

(b)[Reserved].

(c)[Reserved].

(d)Each Secured Party (other than the Collateral Agent) hereby designates and appoints Fifth Third as Collateral Agent hereunder, and authorizes the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into this Agreement or otherwise exist for the Collateral Agent. In performing its functions and duties hereunder, the Collateral Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary

Exhibit 4.105
to this Agreement or Applicable Law. The appointment and authority of the Collateral Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

Section 12.2    Delegation of Duties.

(a)The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(b)[Reserved].

(c)The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.3    Exculpatory Provisions.

(a)Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Deal Agent shall not be deemed to have knowledge of any Amortization Event, Unmatured Termination Event, Termination Event or Servicer Termination Event unless the Deal Agent has received notice from the Borrower or a Secured Party.

(b)[Reserved].

(c)Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Collateral Agent, the breach of its obligations expressly set forth in this Agreement resulting from the gross negligence or willful misconduct of the Collateral Agent), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower, the Servicer, the Originator, the Custodian, the Deal Agent, any Lender or any other Person contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in,

Exhibit 4.105
or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for the acts or omissions of any other party hereto or for any failure of the Borrower, the Servicer, the Originator, the Custodian, the Deal Agent, any Lender or any other Person to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Servicer, the Originator, the Custodian, the Deal Agent, any Lender or any other Person, and may assume performance absent written notice or actual knowledge of a Responsible Officer to the contrary. The Collateral Agent shall not be deemed to have knowledge of any event, including any Amortization Event, Unmatured Termination Event, Termination Event or Servicer Termination Event, or information (including breaches of representations and warranties), unless a Responsible Officer of the Collateral Agent has received written notice or has actual knowledge thereof from the Borrower or a Secured Party, and shall have no duty to take any action to determine whether such event or information has occurred. For purposes of determining the Collateral Agent's responsibility and liability hereunder (including the sending of any notice), whenever reference is made in this Agreement or any other Transaction Document to any event (including, but not limited to, any Amortization Event, Unmatured Termination Event, Termination Event or Servicer Termination Event) or information, such reference shall be construed to refer only to such event or information of which the Collateral Agent has received written notice or has actual knowledge as described in this Section. Information contained in monthly distribution reports (other than those reports that the Collateral Agent is contractually obligated to review) and other publicly-available information shall not constitute written notice, constructive knowledge or actual knowledge. The Collateral Agent shall not be liable for any action or inaction of the Borrower, the Deal Agent, any Lender or any other party (or agent thereof) to this Agreement or any related document and may assume compliance by such parties with their obligations under this Agreement or any related agreements, unless a Responsible Officer of the Collateral Agent shall have received written notice to the contrary.

(d)Except as to actions expressly required to be taken by the Collateral Agent pursuant to this Agreement or any Transaction Document to which it is a party, before the Collateral Agent acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel (at the expense of the party requesting the Collateral Agent act or refrain from acting). The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel unless it is proved that the Collateral Agent was negligent in such reliance.

(e)The Collateral Agent shall not be liable for any error of judgment or action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Collateral Agent does not constitute willful misconduct, negligence or bad faith.

(f)The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, and the Collateral Agent shall be deemed not to have any actual or constructive knowledge of the facts or matters that

Exhibit 4.105
such investigation could potentially reveal, unless such an investigation is requested in writing by Deal Agent. The Collateral Agent shall be entitled to recover the reasonable and documented costs, expenses and losses or liabilities incurred by it in the making of such investigation in accordance with Section 2.7(a) hereof; provided, however, that if the Collateral Agent reasonably determines that payment within a reasonable time of such costs, expenses and losses or liabilities is not assured to it from such provisions, the Collateral Agent may require indemnity or security reasonably satisfactory to it from the Deal Agent, against such costs, expenses and losses or liabilities as a condition to proceeding with such investigation.

(g)The Collateral Agent shall not be imputed with any knowledge of, or information possessed or obtained by, any custodian, or any affiliate, line of business or other division of Fifth Third and vice versa (in each case other than instances where such roles are performed by the same group or division within Fifth Third or otherwise include common Responsible Officers).

(h)In no event shall the Collateral Agent be liable for any damages in the nature of special, indirect, punitive or consequential losses or damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Collateral Agent, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Collateral Agent by third parties.

(i)The right of the Collateral Agent to perform any permissive or discretionary act enumerated in this Agreement or any related document shall not be construed as a duty.

(j)Neither the Collateral Agent nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral securing the performance by the Borrower of its obligations hereunder, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any of the liens, or for any defect or deficiency as to any such matters, or for monitoring the status of any lien or performance of the Collateral. The Collateral Agent shall not be responsible or personally liable for recording this Agreement or any other Transaction Document, for preparing or filing any financing or continuation statement or similar filings in any public office at any time or otherwise for perfecting or maintaining the perfection of any ownership or security interest or lien or for preparing or filing any tax (except as required by law), qualification to business or securities law filing or report.

(k)No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder.

(l)[Reserved].

(m)The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by the Transaction Documents at the request or direction of the Deal Agent pursuant to the Transaction Documents, unless the Deal Agent shall have offered to the

Exhibit 4.105
Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 12.4    Reliance.

(a)The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

(b)[Reserved].

(c)The Collateral Agent shall in all cases be entitled to conclusively rely, and shall be fully protected in relying, upon any document, certificate, opinion of counsel, officer's certificate, report or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements and opinions of legal counsel of its choice (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent need not investigate or re-calculate, evaluate, verify or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document. The Collateral Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Deal Agent, the Required Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Deal Agent, Required Lenders or Secured Parties, as applicable, provided that unless and until the Collateral Agent shall have received such advice, the Collateral Agent may take or refrain from taking any action, as the Collateral Agent shall deem advisable and in the best interests of the Secured Parties, and shall not be liable for taking of refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Deal Agent, the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties. The Collateral Agent may consult with counsel of its choice, and the advice or opinion of such counsel shall be full and complete authorization in respect of any action taken, omitted or suffered by hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 12.5    Non-Reliance on Deal Agent, Collateral Agent and Other Lenders. Each

Exhibit 4.105
Secured Party expressly acknowledges that neither the Deal Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent or the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Deal Agent, any Lender or the Collateral Agent. Each Secured Party represents and warrants to the Deal Agent and the Collateral Agent that it has and will, independently and without reliance upon the Deal Agent, the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement or any Hedging Agreement, as the case may be.

Section 12.6 Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Deal Agent, the Collateral Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which the Deal Agent, acting in its capacity as Deal Agent, or the Collateral Agent, acting in its capacity as Collateral Agent is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by the Deal Agent, in its capacity as Deal Agent, or the Collateral Agent, acting in its capacity as Collateral Agent and acting on behalf of the Secured Parties, in connection with the administration and enforcement of this Agreement.

Section 12.7 Deal Agent and Collateral Agent in their Individual Capacities. The Deal Agent, the Collateral Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Deal Agent or the Collateral Agent, as the case may be, were not the Deal Agent or the Collateral Agent, as the case may be, hereunder.

Section 12.8    Successor Deal Agent or Collateral Agent.

(a)The Deal Agent may, upon 5 days' written notice to the Borrower and the Secured Parties, and the Deal Agent will, upon the written direction of the Required Lenders resign as Deal Agent. If the Deal Agent shall resign, then the Required Lenders during such 5-day period shall appoint a successor agent. If for any reason no successor Deal Agent is appointed by the Required Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the Secured Parties shall perform all of the duties of the Deal Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.

(b)[Reserved].

(c)The Collateral Agent may, upon 5 days' written notice to the Borrower and the Secured Parties, and the Collateral Agent will, upon the written direction of all of the Secured Parties upon at least 30 days' prior notice, resign as Collateral Agent. If the Collateral Agent shall

Exhibit 4.105
resign, then the Secured Parties, during such 5-day or 30-day period, as applicable, shall appoint a successor agent. If for any reason no successor Collateral Agent is appointed by the Secured Parties during such period, then effective upon the expiration of such period, the Collateral Agent's resignation shall be effective, and the Secured Parties shall perform all of the duties of the Collateral Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids incurred after such date or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Collateral Agent.

ARTICLE XIII ASSIGNMENTS; PARTICIPATIONS

Section 13.1    Assignments and Participations.

(a)Each Lender may upon at least 30 days' notice to the Deal Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender's rights and obligations under this Agreement;
(ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $15,000,000 or an integral multiple of
$1,000,000 in excess of that amount and (B) the full amount of the assigning Lender's Commitment; (iii) the parties to each such assignment shall execute and deliver to the Deal Agent, for its acceptance and recording in the Register, an Assignment and Acceptance; (iv) the parties to each such assignment shall have agreed to reimburse the Deal Agent for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent and any other Lenders incurred by the Deal Agent, any other Lenders, respectively, in connection with such assignment; (iv) each Lender agrees that it will not engage in a general solicitation or general advertising; and (v) there shall be no increased costs, expenses or taxes incurred by the Deal Agent, any other Lenders upon such assignment or participation. Upon such execution, delivery and acceptance by the Deal Agent and any other Lenders and the recording by the Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Deal Agent and any other Lenders, unless a later date is specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

Exhibit 4.105
(b)By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon the Deal Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assignee appoints and authorizes each of the Deal Agent, the Collateral Agent and any other Lender to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)The Deal Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the amount of Capital (and Interest and Yield) owing to, each Lender (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)Subject to the provisions of Section 13.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Deal Agent, and the Lenders shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, accept such Assignment and Acceptance, and the Deal Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to each Lender.

(e)Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its portion of the Capital and related Collateral); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Deal Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Lender (including any right to receive payment) under Sections 2.13 and 2.14; provided, however, that no participant

Exhibit 4.105
shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Lender granting its participation had such participation not been granted, and no Lender granting a participation shall be entitled to receive payment under either such Section in an amount that exceeds the sum of (i) the amount to which such Lender is entitled under such Section with respect to any portion of the Capital that is not subject to any participation plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations, except, in each case, to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. With respect to any participation described in this Section 13.1, the participant's rights as set forth in the agreement between such participant and the applicable Lender to agree to or to restrict such Lender's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 14.1 of this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the amount of Capital (and stated interest) of each participant's interest in the rights and obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in the rights and obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form for U.S. federal income tax purposes. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Deal Agent (in its capacity as Deal Agent) shall have no responsibility for maintaining a Participant Register.

(f)Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

(g)[Reserved].

(h)Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 13.1(a) or Section 13.1(b).

(i)[Reserved].

(j)Each Lender may at any time assign, or grant a security interest in or sell a participation interest in the Capital and the Collateral (or portion thereof) to any Person. The parties to any such assignment, grant or sale of participation interest, shall execute and deliver to the related Lender, for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the related Lender.

Exhibit 4.105
ARTICLE XIV MISCELLANEOUS

Section 14.1    Amendments and Waivers.

(a)Except as provided in this Section 14.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Deal Agent, the Collateral Agent and the Required Lenders; provided, however, that no such amendment, waiver or modification shall materially adversely affect the rights or obligations of any Hedge Counterparty or the Backup Servicer without the written agreement of such Person. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)No amendment, waiver or other modification of this Agreement shall:

(i)without the consent of each affected Lender, (A) extend the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Interest or Yield (or any component thereof), (C) reduce any fee payable to the Deal Agent for the benefit of the Lenders, (D) except pursuant to Article XIII hereof, change the amount of the Capital of any Lender, a Lender's pro rata share or a Lender's Commitment, (E) amend, modify or waive any provision of the definition of Required Lenders or this Section 14.1(b), (F) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (G) permit the creation of any lien ranking prior to or on a parity with the lien of this Agreement with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein or in any of the other Transaction Documents, terminate the lien of this Agreement on any property at any time subject hereto or deprive the Lenders of the security provided by the lien of this Agreement, (H) permit Credit Acceptance to resign as Servicer, (I) reduce the Outstanding Balance or (J) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

(ii)without the written consent of the Deal Agent or the Collateral Agent, as applicable, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Deal Agent or the Collateral Agent, as applicable; or

(iii)without the consent of the Deal Agent and each Lender, amend or modify (A) Section 10.1, (B) the definitions of “Adjusted Collateral Amount,” “Amortization Event,” “Collateral Amount,” “Dealer Concentration Limit,” “Eligible Dealer Agreement,” “Final Scheduled Payment Date,” “Hedging Agreement,” “Initial Loan Amount,” “Loan Excess Advance Amount,” “Minimum Collateral Amount,” “Net Advance Rate,” “Outstanding Balance,” “Principal Distributable Amount,” “Termination Date,” “Required Reserve Account Amount” and “Servicer Termination Event” as set forth in Section 1.1 or (C) Section 2.7(a).

Exhibit 4.105
(c)Notwithstanding the foregoing provisions of this Section 14.1, without the consent of the Lenders, the Deal Agent may, with the consent of the Borrower amend this Agreement solely to add additional Persons as Lenders hereunder. Any modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders, the Collateral Agent and the Deal Agent.

Section 14.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including email and communication by facsimile copy) and mailed, emailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof, or specified in such party's Assignment and Acceptance, as the case may be, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by email, when verbal communication or emailed reply of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article XIV shall not be effective until received with respect to any notice sent by mail or telex.

Section 14.3 Ratable Payments. If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 11.1 in a greater proportion than that received by any other Secured Party), such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4 No Waiver; Remedies. No failure on the part of the Deal Agent, the Collateral Agent, the Backup Servicer or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 14.5 Binding Effect; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Deal Agent, the Backup Servicer, the Collateral Agent, the Secured Parties and their respective successors and permitted assigns. In addition, the provisions of Section 2.7(a)(i) shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party

Section 14.6 Term of this Agreement. This Agreement, including, without limitation, the Borrower's representations, warranties and covenants set forth in Articles IV and V, and the Servicer's representations, warranties and covenants set forth in Articles V and VI hereof, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by

Exhibit 4.105
the Borrower or Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article XI and Article XII and the provisions of Section 14.10 and Section 14.11 shall be continuing and shall survive any termination of this Agreement.

Section 14.7 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 14.8 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 14.9    Costs, Expenses and Taxes.

(a)In addition to the rights of indemnification granted to the Deal Agent, the Backup Servicer, the Collateral Agent, the Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article XI hereof, the Borrower agrees to pay on demand all costs and expenses of the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties with respect thereto and with respect to advising the Deal Agent, the Backup Servicer, the Collateral Agent and the Secured Parties as to their respective rights and remedies under this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent, the Backup Servicer, the Collateral Agent or the Secured Parties in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (including any indemnification obligations hereunder or under any other Transaction Document).

Exhibit 4.105
(b)The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents, the other documents to be delivered hereunder, credit enhancement or other similar support to the Lender in connection with this Agreement.

Section 14.10 No Proceedings. Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Collection Date.

Section 14.11 Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 14.11 shall survive the termination of this Agreement.

Section 14.12 Protection of Right, Title and Interest in Assets.

(a)Each of the Borrower and the Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Collateral Agent as agent for the Secured Parties and of the Secured Parties to the assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Agent as agent for the Secured Parties hereunder to all property comprising the assets. Each of the Borrower and the Servicer shall deliver to the Collateral Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 14.12(a).

Exhibit 4.105
(b)Each of the Borrower and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Deal Agent may reasonably request in order to perfect, protect or more fully evidence the funding hereunder, or to enable the Collateral Agent, the Deal Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)If the Borrower or the Servicer fails to perform any of its obligations hereunder, the Deal Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent's or such Secured Party's costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article XI, as applicable. The Borrower irrevocably authorizes the Deal Agent and appoints the Deal Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Deal Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the assets and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the assets as a financing statement in such offices as the Deal Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the assets. This appointment is coupled with an interest and is irrevocable.

(d)Without limiting the generality of the foregoing, Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement, unless the Collection Date shall have occurred:

(iv)execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(v)deliver or cause to be delivered to the Deal Agent an opinion of the counsel for Borrower, in form and substance reasonably satisfactory to the Deal Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the grant of the security interest in the Collateral hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)In addition to the foregoing, the Borrower shall deliver or cause to be delivered to the Collateral Agent and the Deal Agent for the benefit of the Secured Parties within ninety (90) days after the beginning of each calendar year beginning with 2022, an opinion of the counsel for Borrower, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, the existing financing statement naming the Borrower as debtor and the Collateral Agent as secured party and any related continuation statement or amendment (the “Financing Statement”) will remain effective and no additional financing statements, continuation statements or amendments with respect to the Financing Statement (other than a continuation statement to be filed within the period that is six months prior to the expiration of the Financing Statement, as

Exhibit 4.105
applicable) will be required to be filed from the date of such opinion through the date that is the one year anniversary of the date of such opinion to maintain the perfection of the security interest of the Collateral Agent as such lien otherwise exists on the date of such opinion. Such opinion of counsel shall (i) describe the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Collateral Agent in the Collateral, until the 90th day in the following calendar year and (ii) specify any action necessary (as of the date of such opinion) to be taken in the following calendar year to preserve perfection of such interest.

Section 14.13 Confidentiality; Tax Treatment Disclosure.

(a)Each of the Deal Agent, the Secured Parties, the Servicer, the Collateral Agent, the Backup Servicer and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons (“Excepted Persons”), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Deal Agent, the Secured Parties, the Servicer, the Collateral Agent, the Backup Servicer and the Borrower that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of this Agreement, but not the financial terms hereof, (iii) disclose such information as is required by the Transaction Documents or Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 14.13(a) include, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Termination Events, and priority of payment provisions.

(b)Anything herein to the contrary notwithstanding, each of the Borrower and the Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Collateral Agent, the Backup Servicer or the Secured Parties by each other, (ii) by the Deal Agent or the Lender to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent, the Collateral Agent or any Lender to any nationally recognized statistical rating organization, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Backup Servicer and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known,

Exhibit 4.105
(ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Collateral Agent's or Backup Servicer's business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Agent or Backup Servicer or an affiliate or an officer, director, employer or shareholder thereof is a party,
(D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Borrower or Servicer or (E) to any affiliate, independent or internal auditor, agent, employee, attorney or subservicer of the Collateral Agent or Backup Servicer having a need to know the same, provided that the Collateral Agent or Backup Servicer advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Transaction Documents or the Borrower or Servicer.

(d)Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; and provided further that (to the extent not inconsistent with the foregoing) such disclosure shall be made without disclosing the names or other identifying information of any party.

Section 14.14 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Originator to the Deal Agent and the Lenders.

Section 14.15 [Reserved].

Section 14.16 Patriot Act Compliance. The Collateral Agent, the Backup Servicer and the Deal Agent hereby notify the Borrower and each other party hereto that pursuant to the requirements of the Patriot Act, it, and each other Lender, may be required to obtain, verify and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Collateral Agent, Backup Servicer or Deal Agent, which information includes the name and address of such Person or entity, organizational documentation, director and equity holder information, and other information that will allow the Collateral Agent, the Backup

Exhibit 4.105
Servicer, the Deal Agent and each Lender to identify such Persons in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for the Collateral Agent, the Backup Servicer, the Deal Agent and each Lender.

[Remainder of Page Intentionally Left Blank.]

Exhibit 4.105

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:    CREDIT ACCEPTANCE FUNDING LLC 2021-1

By:         Name:    Douglas W. Busk
Title:    Chief Treasury Officer

Credit Acceptance Funding LLC 2021-1 Silver Triangle Building
25505 West Twelve Mile Road Southfield, Michigan 48034-8339 Attention: Douglas W. Busk Facsimile No. (866) 743-2704
Confirmation No.: (248) 353-2700 (ext. 4432)

THE SERVICER:    CREDIT ACCEPTANCE CORPORATION

By:         Name:    Douglas W. Busk
Title:    Chief Treasury Officer

Credit Acceptance Corporation Silver Triangle Building
25505 West Twelve Mile Road Southfield, Michigan 48034-8339 Attention: Douglas W. Busk Facsimile No. (866) 743-2704
Confirmation No.: (248) 353-2700 (ext. 4432)

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Exhibit 4.105
THE DEAL AGENT:    FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:     Name:
Title:

Fifth Third Bank, National Association 38 Fountain Square Plaza
MD 109046
Cincinnati, Ohio 45263
Attention: Steven Maysonet and Joy Rutan Office: 704.688.1121
Email: steven.maysonet@53.com and ABF.Reporting@53.com

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Exhibit 4.105

THE LENDERS:    FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:     Name:
Title:

Fifth Third Bank, National Association 38 Fountain Square Plaza
MD 109046
Cincinnati, Ohio 45263
Attention: Steven Maysonet and Joy Rutan Office: 704.688.1121
Email: steven.maysonet@53.com and ABF.Reporting@53.com

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Exhibit 4.105

THE COLLATERAL AGENT:        FIFTH THIRD BANK, NATIONAL
ASSOCIATION

By:     Name:
Title:

Fifth Third Bank, National Association 38 Fountain Square Plaza
MD 109046
Cincinnati, Ohio 45263
Attention: Steven Maysonet and Joy Rutan Office: 704.688.1121
Email: steven.maysonet@53.com and ABF.Reporting@53.com

Exhibit 4.105

THE BACKUP SERVICER:    SYSTEMS & SERVICES TECHNOLOGIES, INC.

By:     Name:
Title:

Systems & Services Technologies, Inc. c/o Alorica Inc.
5161 California Avenue, Suite 100
Irvine, CA 92617
Attn: Chief Financial Officer With a copy to:
Systems & Services Technologies, Inc. 4315 Pickett Road
St. Joseph, MO 64503

Exhibit 4.105
Exhibit A

[Reserved]

A-1

Exhibit 4.105

Exhibit B

Form of Assignment and Acceptance

B-1

Exhibit 4.105

Exhibit B

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated     , 20

Reference is made to the Loan and Security Agreement, dated as of January 29, 2021 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among Credit Acceptance Funding LLC 2021-1, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), Fifth Third Bank, National Association (“Fifth Third”), as a Lender, Fifth Third Bank, National Association, as Deal Agent, Systems & Services Technologies, Inc., as the Backup Servicer (“Backup Servicer”) and Collateral Agent (“Collateral Agent”) and each other Lender party thereto. Terms defined in the Agreement are used herein with the same meaning.

     (the “Assignor”) and     (the “Assignee”) agree as follows:

1.The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of all outstanding rights and obligations of the Assignor under the Agreement, including, without limitation, such interest in the Lender's Commitment of the Assignor and the amount of the Capital made by the Assignor. After giving effect to such sale and assignment, the Lender's Commitment and the amount of the Capital made by the Assignee will be as set forth in Section 2 of Schedule 1.

2.The Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto.

3.The Assignee: (i) confirms that it has received a copy of the Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Deal Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Deal Agent and the Collateral Agent each to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Deal Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender; and (v) agrees and acknowledges that the Assignee,

Exhibit 4.105
as Lender and Secured Party is bound by the confidentiality provisions of Section 14.13 of the Agreement.

4.Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to each of the Deal Agent and the Collateral Agent for acceptance and recording by the Deal Agent. The effective date of this Assignment and Acceptance (the “Assignment Date”) shall be the date of acceptance thereof by the Deal Agent, unless a later date is specified in Section 3 of Schedule 1.

5.Upon such acceptance and recording by the Deal Agent, as of the Assignment Date,
(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

6.Upon such recording by the Deal Agent, from and after the Assignment Date, the Deal Agent and the Collateral Agent shall make, or cause to be made, all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Assignment Date directly between themselves.

7.This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit 4.105
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

[ASSIGNOR]

By:     Name:
Title:

Address for notices [Address]

[ASSIGNEE]

By:     Name:
Title:

Address for notices [Address]

Acknowledged and accepted this     day of
    ,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as Deal Agent

By:     Name:
Title:

Exhibit 4.105
Schedule 1 to
Assignment and Acceptance Dated     , 20¬

Section 1.

Percentage Interest:         %

Section 2.
Assignee's Commitment:    $

Outstanding Capital owing to the
Assignee:    $

Section 3.

Assignment Date:     , 20

B-5

Exhibit 4.105
Exhibit C

Form of Monthly Report

Exhibit 4.105
Exhibit D

[Reserved]

D-1

Exhibit 4.105
Exhibit E

[Reserved]

E-1

Exhibit 4.105
Exhibit F

Form of Officer's Certificate as to Solvency

CREDIT ACCEPTANCE FUNDING LLC 2021-1 CERTIFICATE OF OFFICER

I, Douglas W. Busk, on this date of January 29, 2021, hereby certify that I am the duly executed, qualified and acting Chief Treasury Officer of Credit Acceptance Funding LLC 2021-1, a Delaware limited liability company (the “Company”), and that, as such, I have access to its corporate records and am familiar with the matters certified herein, and I am authorized to execute and deliver this certificate in the name and on behalf of the Company, and that:

1.This certificate is being delivered pursuant to that certain Loan and Security Agreement (the “Loan and Security Agreement”), dated as of January 29, 2021, by and among the Company, Credit Acceptance Corporation, Fifth Third Bank, National Association and Systems & Services Technologies, Inc. The capitalized terms used in this certificate and not defined herein have the respective meanings specified in the Loan and Security Agreement.

2.The transactions under the Loan and Security Agreement and any other Transaction Document to which the Company is a party do not and will not render the Company not Solvent.

[The remainder of this page is intentionally left blank.]

Exhibit 4.105
IN WITNESS WHEREOF, I have executed this certificate in the name and on behalf of the Company on the date first written above.

CREDIT ACCEPTANCE FUNDING LLC 2021-1

By:         Douglas W. Busk
Chief Treasury Officer

F-2

Exhibit 4.105
Exhibit G

[Reserved]

G-1

Exhibit 4.105
Exhibit H

Form of Contribution Agreement [Intentionally Omitted – Separately Provided]

H-1

Exhibit 4.105
Exhibit I

FORM OF NOTE

New York, New York
[    ]

FOR VALUE RECEIVED, the undersigned, CREDIT ACCEPTANCE FUNDING LLC
2021-1, a Delaware limited liability company (the “Borrower”), promises to pay to the order of [Lender] (“Lender”), in accordance with the terms of the Loan and Security Agreement (as hereinafter defined), at [Address] or to such account as so directed by the Lender, in lawful money of the United States of America and in immediately available funds, the principal amount of [
] ($[ ]), or, if less, the aggregate unpaid principal amount of all outstanding Capital made by the Lender to the Borrower pursuant to the Loan and Security Agreement, and to pay interest at such office or to such account as so directed by the Lender, in like money, from the date hereof on the unpaid principal amount of the Capital from time to time outstanding at the rates and on the dates specified in the Loan and Security Agreement, provided, however, that the entire unpaid principal amount of this Note shall be due and payable by the close of business on [ ].

This Note is one of the Notes referred to in the Loan and Security Agreement, dated as of January 29, 2021 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan and Security Agreement”), by and among Credit Acceptance Funding LLC 2021-1, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), Fifth Third Bank, National Association, as a Lender, Fifth Third Bank, National Association, as Deal Agent, Fifth Third Bank, National Association, as the Collateral Agent, Systems & Services Technologies, Inc., as the Backup Servicer, and each other Lender party thereto. Capitalized terms used herein and not defined herein have the meanings given them in the Loan and Security Agreement.

Upon the occurrence of a Termination Event, the Secured Parties shall have all of the remedies specified in the Loan and Security Agreement. The Borrower hereby waives presentment, demand, protest, and all notices of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CREDIT ACCEPTANCE FUNDING LLC 2021-1,
as Borrower

By:     Name:
Title:

I-1

Exhibit 4.105
Exhibit J

Form of Dealer Agreement

J-1

Exhibit 4.105
Exhibit K

[Reserved]

K-1

Exhibit 4.105

Exhibit L

Forms of Contracts

Exhibit 4.105

Exhibit M

[Reserved]

M-1

Exhibit 4.105

Exhibit N

[Reserved]

N-1

Exhibit 4.105

Exhibit O

Form of Backup Servicing Agreement [Intentionally Omitted – Separately Provided]

O-1

Exhibit 4.105

Exhibit P

Form of Purchase Agreement

P-1

Exhibit 4.105
Schedule I

[Reserved]

Sch. I-1

Exhibit 4.105

Schedule II

Credit Guidelines

[On File with Servicer and Deal Agent]

Sch. II-1

Exhibit 4.105
Schedule III

Tradenames, Fictitious Names and “Doing Business As” Names

None

Exhibit 4.105

Schedule IV

Location of Records and Contract Files

Credit Acceptance Corporation 25505 West Twelve Mile Road Southfield, MI 48034

Credit Acceptance Corporation 25300-25330 Telegraph Road
Southfield, MI 48033

Exhibit 4.105
Schedule V

List of Loans, Contracts, Dealer Agreements and Pools [On File with Deal Agent]

Sch. V-1

Exhibit 4.105

Schedule VI

[Reserved]

Sch. VI -1

Exhibit 4.105

Schedule VII

Forecasted Collections

Sch. VII -1

Exhibit 4.105
Schedule VIII

Commitment of Each Lender

Lender    Commitment
Fifth Third Bank, National Association    $100,000,000

Exhibit 4.105
Schedule IX

[Reserved]

Exhibit 4.105
Schedule X
Condition Precedent Documents

I.TRANSACTION DOCUMENTS
A.Loan and Security Agreement    Skadden
Exhibits to Loan and Security Agreement
Exhibit A [Reserved]    N/A
Exhibit B Form of Assignment and Acceptance    Skadden
Exhibit C Form of Monthly Report    Deal Agent Exhibit D [Reserved]        N/A
Exhibit E [Reserved]    N/A
Exhibit F Form of Officer's Certificate as to Solvency    Borrower Exhibit G [Reserved]        N/A
Exhibit H Form of Contribution Agreement    Skadden
Exhibit I Form of Note    Skadden
Exhibit J Form of Dealer Agreement    Credit Acceptance Exhibit K [Reserved]        N/A
Exhibit L Form of Contracts    Credit Acceptance Exhibit M [Reserved]        N/A
Exhibit N [Reserved]    N/A
Exhibit O Form of Backup Servicing Agreement    Skadden

Schedules to Loan and Security Agreement
Schedule I [Reserved]    N/A
Schedule II Credit Guidelines    Credit Acceptance
Schedule III Tradenames, Fictitious Names and “Doing
Business As” Names    Credit Acceptance
Schedule IV Location of Records and Contract Files    Credit Acceptance
Schedule V List of Loans, Contracts, Dealer Agreements
and Pools     Credit Acceptance
Schedule VI [Reserved]    N/A
Schedule VII Forecasted Collections    Credit Acceptance Schedule VIII Commitment Amount of Each Lender        Skadden Schedule IX [Reserved]            N/A
Schedule X Condition Precedent Documents    Skadden

B.Contribution Agreement    Skadden
II.OPINIONS OF COUNSEL
A.Opinion of Skadden as to certain corporate and      Skadden
enforceability matters
B.Opinion of Skadden as to creation and perfection of     Skadden
security interest in the Collateral

Exhibit 4.105

Sch. X-1
C.Opinion of Skadden as to true sale matters    Skadden
D.Opinion of Skadden covering non-consolidation matters    Skadden
E.Opinion of Dykema as to certain corporate, perfection      Dykema
and priority matters

Key:

Fifth Third Bank, National Association    53B, Deal Agent or Collateral Agent Credit Acceptance Corporation    Credit Acceptance
Credit Acceptance Funding LLC 2021-1    Borrower
Chapman and Cutler LLP    Chapman
Skadden    Skadden, Arps, Slate, Meagher &
Flom LLP
Dykema    Dykema Gossett PLLC
Systems & Services Technologies, Inc.    Backup Servicer

Sch. X-2